Exhibit 10.4

PURCHASE, SALE AND CONTRIBUTION AGREEMENT

Among

625 MADISON AVENUE ASSOCIATES, L.P.

Partnership

LAURIE G. RUDEY

TRUST F/B/O LAURIE G. RUDEY
U/W OF ROBERT L. GINSBERG DTD 5/31/84

TRUST F/B/O DAVID A. SNIDER, RACHEL P.
SNIDER, SARAH L. SNIDER AND JESSICA P.
GINSBERG U/W OF MORRIS GINSBERG

EXEMPT TRUST F/B/O SUSAN G. SNIDER
U/W OF MORRIS GINSBERG

FUND A TRUST U/W OF DANIEL R. GINSBERG

SUSAN G. SNIDER

RONA F. JAFFE

DEBORAH S. WILLIAMS

LOUISE WEINBERG

STEVEN D. ROBINSON REVOCABLE TRUST
DATED AUGUST 18, 1992

JM SNIDER IRREVOCABLE INSURANCE TRUST

Sellers

HORTENSE GINSBERG

SYLVIA G. KAPLAN

TRUST U/W OF ELSIE ROBINSON

RELATED-MADISON ASSOCIATES LIMITED PARTNERSHIP

RONA F. JAFFE

Contributors

and

SL GREEN OPERATING PARTNERSHIP, L.P.

Acquirer

PURCHASE, SALE AND CONTRIBUTION AGREEMENT

PURCHASE, SALE AND CONTRIBUTION AGREEMENT (this “Agreement”) dated as of the ___ day of August 2004 by and among 625 MADISON AVENUE ASSOCIATES, L.P., a New York limited partnership, having an office at 625 Madison Avenue, Suite 10B, New York, New York 10017 (the “Partnership”) and LAURIE G. RUDEY, having an address at 1030 Fifth Avenue, New York, New York 10021, TRUST F/B/O LAURIE G. RUDEY U/W OF ROBERT L. GINSBERG DTD 5/31/84, having an address at 1030 Fifth Avenue, New York, New York 10021, TRUST F/B/O DAVID A. SNIDER, RACHEL P. SNIDER, SARAH L. SNIDER AND JESSICA P. GINSBERG U/W OF MORRIS GINSBERG, having an address at 69 Baxter Road, Brookline, Massachusetts 02146, EXEMPT TRUST F/B/O SUSAN G. SNIDER U/W OF MORRIS GINSBERG, having an address at 69 Baxter Road, Brookline, Massachusetts 02146, FUND A TRUST U/W OF DANIEL R. GINSBERG, having an address at c/o David L. Katsky, Esq., Esanu, Katsky, Korins & Siger, 605 Third Avenue, New York, New York 10158, SUSAN G. SNIDER, having an address at 69 Baxter Road, Brookline, Massachusetts 02146, RONA F. JAFFE, having an address at 201 East 62nd Street, New York, New York 10021, DEBORAH S. WILLIAMS, having an address at 304 Creekshire Drive, Signal Mountain, Tennessee 37377, LOUISE WEINBERG, having an address at 208 Eliot Street, Chestnut Hill, Massachusetts 02167, STEVEN D. ROBINSON REVOCABLE TRUST DATED AUGUST 18, 1992, having an address at 9999 Collins Avenue, No. 26B, Bal Harbour, Florida 33154-1839, and JM SNIDER IRREVOCABLE INSURANCE TRUST, having an address at 69 Baxter Road, Brookline, Massachusetts 02146 (each, a “Seller”; collectively, the “Sellers”) and HORTENSE GINSBERG, having an address at 1100 Park Avenue New York, New York 10128, SYLVIA G. KAPLAN, having an address at 1130 Park Avenue, New York, New York 10128, TRUST U/W OF ELSIE ROBINSON, having an address at c/o Sun Bank/Miami N.A., 201 Alhambra Circle, 14th Floor, Coral Gables, Florida 33134, RELATED-MADISON ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, having an address c/o The Related Companies, L.P., 625 Madison Avenue, New York, New York 10022 and RONA F. JAFFE, having an address at 201 East 62nd Street, New York, New York 10021 (each, a “Contributor”; collectively, “Contributors”, each Seller and Contributor are individually a “Transferor” and collectively, “Transferors”), and SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an office at 420 Lexington Avenue, New York, New York 10170 (“Acquirer”).

W I T N E S S E T H:

WHEREAS, the Partnership is the owner of the leasehold interest (the “Leasehold Estate”) in the land described in Exhibit A attached hereto and made a part hereof (the “Land”) and the building and other improvements thereon (the “Building”), which Leasehold Estate was created by that certain ground lease (the “Ground Lease”) described in Exhibit B attached hereto and made a part hereof;

WHEREAS, Related-Madison Associates Limited Partnership, a Delaware limited partnership (“R-M”), was a limited partner of the Partnership;

WHEREAS, R-M was dissolved and The Related Companies, L.P., a Delaware limited partnership (“TRCLP”), is its successor-in-interest;

WHEREAS, TRCLP assigned all of R-M’s right, title and interest in the Partnership to Fisher-NYC Limited Partnership, a Michigan limited partnership (“Fisher-NYC”);

WHEREAS, it is contemplated that prior to the Closing, Fisher-NYC will be admitted to the Partnership as a substitute limited partner in place and stead of TRCLP (as successor-in-interest to R-M);

WHEREAS, it is contemplated that prior to the Closing, Laurie G. Rudey and the Trust f/b/o Laurie G. Rudey u/w Robert L. Ginsberg dtd 5/31/84, will assign (x) their limited partnership interests in Six Madison, L.P. and 625 Partners, L.P. and (y) their membership interest in Six Associates GP Co., LLC to Rudey Timber Company, LLC, a Delaware limited partnership;

WHEREAS, it is contemplated that immediately prior to the Closing (as hereinafter defined) the Partnership will contribute the Leasehold Estate and certain other assets of the Partnership to Green 625 Lessee LLC (the “Company”), a Delaware limited liability company, the operating agreement of which is set forth on Exhibit C attached hereto and made a part hereof in exchange for all of the membership interests (the “Membership Interests”) in the Company;

WHEREAS, the Leasehold Estate is encumbered by a mortgage loan (the “Mortgage Loan”) in the original principal amount of $102,000,000 from New York State Teachers’ Retirement System (the “Lender”) to the Partnership evidenced by that certain Note Consolidation, Modification and Extension Agreement (the “Note”), dated as of October 10, 2003, between the Partnership and Lender and secured by, inter alia, that certain Consolidation, Modification and Extension of Leasehold Mortgage and Security Agreement and Fixture Filing, (the “Mortgage”), dated as of October 10, 2003, between the Partnership and Lender and as further evidenced and/or secured and/or documented by certain other loan documents (the “Other Loan Documents”; the Note, Mortgage and Other Loan Documents are collectively, the “Loan Documents”);

WHEREAS, subject to the consent of Lender and the terms and conditions of this Agreement, Transferors and Acquirer agree that the Company shall at Closing assume the Mortgage Loan, Note, Mortgage and Other Loan Documents, and the Leasehold Estate shall remain encumbered by the Mortgage and Other Loan Documents;

WHEREAS, it is contemplated that prior to the Closing and immediately after the contribution to the Company, the Partnership will distribute all of the Membership Interests in the Company to Six Madison, L.P., a New York limited partnership, to 625 Partners, L.P., a New York limited partnership and to Fisher-NYC;

WHEREAS, it is contemplated that prior to the Closing and immediately after the contribution described above, Six Madison, L.P. and 625 Partners, L.P. will distribute all of the Membership Interests in the Company they acquired from the Partnership to certain of the Transferors, Six Associates GP Co., LLC, a New York limited liability company, and 625 GP, L.P., a New York limited partnership;

WHEREAS, it is contemplated that prior to the Closing, Six Associates GP Co., LLC will distribute all of the Membership Interests in the Company it received from Six Madison, L.P. to certain of the Transferors;

WHEREAS, it is contemplated that prior to the Closing, 625 GP, L.P. will distribute all of the Membership Interests in the Company it received from 625 Partners, L.P. to the Trust u/w of Elsie Robinson and 625 GP, Inc. a New York corporation;

WHEREAS, it is contemplated that prior to the Closing, 625 GP, Inc. will distribute all of the Membership Interests in the Company it received from 625 GP, L.P. to Steven D. Robinson Revocable Trust dated August 18, 1992 (the contributions and distributions as described in the second WHEREAS clause and the four (4) immediately preceding WHEREAS clauses being referred to herein as the “Interim Transactions”);

WHEREAS, Sellers desire to sell and Acquirer desires to purchase all of the Membership Interests in the Company now owned or to be owned by them in accordance with the terms of this Agreement; and

WHEREAS, Contributors desire to contribute all the Membership Interests which they now own or will own in exchange for a partnership interest in Acquirer in accordance with the terms of this Agreement.

NOW THEREFORE, to provide for the purchase and sale of the Membership Interests in consideration of ten ($10.00) dollars and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.                                            Sale and Purchase and Contribution.

1.1.                              The Sellers agree to sell, transfer and assign to Acquirer and Acquirer agrees to purchase from the Sellers all their Membership Interests (the phrase “Membership Interest” shall include all of the respective right, title and interest of the owner thereof in and to the Company, including, without limitation, all of their right, title and interest in the assets, capital, profits, losses, gains, credits, deductions, and other allocations and cash flow and other distributions (ordinary and extraordinary) of the Company in respect of all periods on and after the Closing) for a portion of the Consideration (as hereinafter defined) and on and subject to the terms and conditions of this Agreement.  The parties acknowledge that Acquirer is not assuming any obligations with respect to such items in respect of the Intermediate Entities.  The principal asset of the Company will consist, without limitation, of the Leasehold Estate in (a) the Land, (b) Building, (c) all easements, rights of way, reservations, privileges, appurtenances and other estates and rights of Company pertaining to the Land and/or the Building, if any, (d) all right, title and interest of Company, if any, in and to all fixtures, machinery, equipment, supplies and other articles of personal property attached or appurtenant to the Land or the Building, or used in connection therewith (other than those belonging to tenants of the Building) (collectively, the “Personal Property”), (Acquirer acknowledges that the Personal Property has no value and that no portion of the Consideration allocated to the Personal Property) (e) all development rights, oil, gas and mineral rights of Company, if any, in and to the Land, (f) all licenses, franchises, certificates and permits held by Company in connection with the operation of the Land and Building, (g) the Leases (as hereinafter defined), guarantees of the Leases and all security deposits associated therewith, (h) the Contracts (as hereinafter defined) and (i) all right, title and interest of Company, if any, in and to the trade names of the Building (the Land, together with all of the foregoing items listed in clauses (a)-(i) above being hereinafter sometimes collectively referred to as the “Property”).  All cash, cash equivalents, securities, bank accounts and funds (including, without limitation the Lender’s Escrows (as hereinafter defined)) of the Partnership, the Intermediate Entities (as hereinafter defined) and the Company are not being sold, contributed or transferred pursuant to this Agreement, nor shall same be contributed to the Company, but shall be distributed to the Transferors at or prior to Closing.

1.2.                              The Contributors agree to contribute, transfer and assign to Acquirer and Acquirer agrees to receive from the Contributors all their Membership Interests in exchange for a partnership interests in the Acquirer for a portion of the Consideration and on and subject to the terms and conditions of this Agreement.

Section 2.                                            Consideration; Earnest Money.

2.1.                              The consideration to be paid by Acquirer for the Membership Interests is TWO HUNDRED THIRTY MILLION FOUR HUNDRED EIGHTY THOUSAND DOLLARS ($230,480,000.00), subject to such apportionments, adjustments and credits as are provided herein, payable as set forth below in Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 (the “Consideration”).  A portion of the Consideration shall be payable by Acquirer or its Designee in the following manner, reflecting the acquisition of the Membership Interests by Acquirer or its Designee:  (a) the issuance by Acquirer of OP Units (as hereinafter defined) to Contributors, as described in Section 2.1.3, in consideration for Contributors’ contribution of the Membership Interests owned thereby (the “Contributed Interests”), and (b) the payment by Acquirer or its Designee of the Earnest Money (as hereinafter defined) and Cash Component (as hereinafter defined), as described in Sections 2.1.1 and 2.1.4, in consideration for the sale by the Transferors other than Contributors to Acquirer or its Designee of the Non-Contributed Portion (as hereinafter defined).  Acquirer or its Designee is acquiring the Membership Interests in the Company whose interest in the Property is subject to the Mortgage Loan (as hereinafter defined), as described in Section 2.1.2.

2.1.1.                     TWENTY MILLION DOLLARS ($20,000,000.00), within one (1) business day of the date Acquirer receives a fully executed original of this Agreement, by wire transfer of immediately available federal funds to the attorney trust account of Jenkens & Gilchrist Parker Chapin LLP as escrow agent at JP Morgan Chase (“Escrow Agent”) may designate.

2.1.2.                     On the Closing Date, by the acceptance by Acquirer or its Designee of the Membership Interests in the Company, subject to, and the assumption by the Company (subject to the non-recourse provisions thereof), of the outstanding principal balance, as of the Closing Date, under the Mortgage Loan (the “Mortgage Loan Component”).

2.1.3.                     On the Closing Date, Acquirer’s issuance to Contributors of Class B Common Units of limited partnership interest of Acquirer (the “OP Units”) having a value, determined in accordance with this Section 2.1.3, in an amount elected by Contributors pursuant hereto which does not exceed 15% of the difference between $230,480,000.00 and the outstanding principal balance of the Mortgage Loan as of the Closing Date, such difference to be increased or decreased for Contributors’ share (such share to be determined by Transferors) of such apportionments, adjustments and credits as are provided in this Agreement (the amount so elected, the “OP Unit Amount”).  Not less than five (5) business days prior to the Closing, Contributors shall advise Acquirer as to the OP Unit Amount which Contributors elect to have issued.  If Contributors fail to notify Acquirer of the amount of OP Units to be issued to Contributors on or prior to such date, Contributors shall be deemed to have elected to receive no OP Units and the OP Unit Amount shall be zero (0).  Contributors shall at Closing receive that number of OP Units which is equal to the ninety seven percent (97%) of the quotient of (a) the OP Unit Amount divided by (b) the average daily closing price on the New York Stock Exchange of the common stock of SL Green Realty Corp. (“SLG”) for the twenty (20) Trading Days (as hereinafter defined) immediately preceding the second (2nd) business day immediately prior to the Closing Date (the “Average Share Price”); provided, however, that any fractional OP Units shall be eliminated by rounding down to the nearest whole number and cash paid in lieu of such fractional amount calculated on the basis of the Average Share Price.  The OP Units shall be entitled to such dividends, have such voting, redemption and other rights, and be subject to the terms, conditions and restrictions set forth in that certain First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated as of August 20, 1997, as amended by (v) that certain First Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated as of May 14, 1998, (w) that certain Second Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated as of June 3, 2002, (x) that certain Third Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated as of December 12, 2003, (y) that certain Fourth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated as of July 15, 2004 and (z) any further amendments thereto entered into after the date hereof which do not materially or disproportionately adversely affect Contributors’ rights in and to the OP Units (collectively, the “Partnership Agreement”), including, without limitation, the rights and terms of redemption set forth in Section 8.6 of the Partnership Agreement.  In the event the terms of this Agreement relating to OP Units conflict with any term or provision of the Partnership Agreement, the terms of this Agreement shall prevail.  Contributors shall at Closing execute and deliver to Acquirer the OP Unit Recipient Agreement in the form attached hereto as Exhibit D and made a part hereof (the “Recipient Agreement”) for the OP Units.  As used herein, “Trading Day” means a day on which the New York Stock Exchange is open for the transaction of business.  At Closing, Acquirer shall, if Contributors have elected to receive OP Units, (i) issue the OP Units to Contributors, (ii) execute and deliver to Contributors a counterpart of the Counterpart OP Signature Page (as hereinafter defined), and (iii) take all steps necessary and appropriate to amend the records of the Partnership to reflect the admission of Contributors to the Partnership, as provided in Section 12.3 of the Partnership Agreement.

2.1.4.                     On the Closing Date, by payment to Transferors (or as Transferors may direct) of the amount by which the Consideration exceeds the sum of (a) the outstanding principal balance of the Mortgage Loan on the Closing Date plus (b) the OP Unit Amount plus (c) the Earnest Money (but excluding any interest thereon), by wire transfer or wire transfers of immediately available federal funds to such account or accounts as Transferors may designate (the “Cash Component”).

2.1.5                        Whenever in this Agreement Acquirer is entitled to a return of the Earnest Money, Acquirer shall be entitled to the return of the Earnest Money actually being held by Escrow Agent pursuant to this Agreement, together with all interest earned thereon.  Whenever in this Agreement Seller is entitled to retain the Earnest Money, Seller shall be entitled to the Earnest Money actually being held by Escrow Agent pursuant to this Agreement, together with all interest earned thereon.

2.2.                              Acquirer agrees that if Acquirer shall fail to wire transfer immediately available federal funds comprising that portion of the Consideration set forth in Section 2.1.1 to the attorney trust account designated by Escrow Agent within one (1) business day of the date of delivery of a fully executed original of this Agreement to Acquirer, then such event shall be a default by Acquirer hereunder entitling Transferors to terminate this Agreement in accordance with Section 19.2.  As used in this Agreement, the term “Earnest Money” shall mean that portion of the Consideration set forth in Section 2.1.1 to the extent collected by Escrow Agent (together with all interest accrued thereon, if any).

2.3.                              The Earnest Money shall be held in escrow by the Escrow Agent in an interest-bearing, day of deposit to day of withdrawal, bank account in New York City, New York.  The Earnest Money (a) shall become the property of the Transferors (i) upon the consummation of the Closing, or (ii) after proper demand by the Transferors without written objection from the Acquirer in the manner described below; (b) shall be returned to the Acquirer after proper demand by the Acquirer without written objection from the Transferors in the manner described below; or (c) shall be delivered to either the Transferors or the Acquirer in accordance with a final judgment, which is no longer subject to, or the subject of, an appeal, of a court of competent jurisdiction directing the disposition of the Earnest Money.

It is understood and agreed that the Escrow Agent’s sole duties hereunder are as provided herein and that the Escrow Agent in the performance of its duties hereunder is hereby released and exculpated from all liability except for willful malfeasance or gross negligence and shall not be liable or responsible for anything done or omitted to be done in good faith as herein provided.  If either the Transferors or the Acquirer makes a written demand upon the Escrow Agent setting forth the basis for such demand, for payment of all or a portion of the Earnest Money, the Escrow Agent shall give at least five (5) business days’ written notice to the other party of such demand and of its intention to pay over the amount demanded on a stated date.  If before the proposed payment date the Escrow Agent does not receive a written objection to the proposed payment setting forth the basis for such objection, the Escrow Agent is hereby authorized and directed to make such payment.  If before the proposed payment date such other party (or its counsel) delivers to the Escrow Agent a written objection to such payment setting forth the basis for such objection, the Escrow Agent shall promptly deliver a copy of such objection to the party originally demanding payment, and shall continue to hold such amount until otherwise directed by the joint written instruction of the Transferors and the Acquirer or by a final judgment of a court which is no longer subject to, or the subject of, an appeal.  In the event that a dispute does arise as to the disposition of all or any portion of the Earnest Money, Jenkens & Gilchrist Parker Chapin LLP will not be obligated to withdraw as the Transferors’ attorneys due to any conflict of interest between said firm’s role as attorneys for the Transferors and as the Escrow Agent, both the Transferors and the Acquirer hereby waiving any such conflict of interest.  In the event that a dispute shall arise as to the disposition of all or any portion of the Earnest Money held by the Escrow Agent, the Escrow Agent shall, at its option, either (a) commence an action of interpleader and deposit the same with a court of competent jurisdiction, pending the decision of such court, and shall be entitled to rely upon the final judgment of any such court with respect to the disposition of all or any portion of the Earnest Money provided that such judgment is no longer subject to, or the subject of, an appeal or (b) hold the same pending receipt of joint instructions from the Transferors and the Acquirer and shall be entitled to rely upon such joint instructions with respect to the disposition of all or any portion of the Earnest Money.  The Escrow Agent shall be entitled to consult with counsel and be reimbursed for all expenses of such consultation with respect to its duties as Escrow Agent and shall be further entitled to be reimbursed for all out-of-pocket expenses incurred in connection with such activities.  All such expenses shall be paid by the party whose position shall not be sustained.

The Escrow Agent may act or refrain from acting in respect of any matter referred to herein, in full reliance upon and by and with the advice of counsel which may be selected by the Escrow Agent (including any member of the Escrow Agent’s firm) and shall be fully protected in so acting or so refraining from acting upon the advice of such counsel.  The Escrow Agent shall have the right to rely upon the certificates, notices and instruments delivered to it pursuant hereto, and all the signatures thereto or to any other writing received by the Escrow Agent purporting to be signed by any party hereto, and upon the truth of the contents thereof.  The Escrow Agent shall not be bound by any modification of this Agreement which affects the rights or duties of the Escrow Agent unless it shall have given its prior written consent thereto.  The Escrow Agent may, but shall not be required to, institute or defend any action or legal process involving any matter referred to herein which in any manner affects the Escrow Agent or its duties or liabilities hereunder, unless or until requested to do so by the Transferors or the Acquirer and then only upon receiving full indemnity in an amount, and of such character, as the Escrow Agent shall reasonably require, against any and all claims, costs, liabilities, judgments, attorneys’ fees and other expenses of any kind in relation thereto.

The Transferors and the Acquirer agree, severally, to indemnify and save the Escrow Agent harmless from any losses, claims, liabilities, judgments, attorneys’ fees and other expenses of every kind and nature which may be incurred by the Escrow Agent by reason of its acceptance of, and its performance under, this Agreement.

The Escrow Agent may at any time resign hereunder by giving notice of its resignation to the Transferors and the Acquirer at least fifteen (15) days prior to the date specified for such resignation to take effect and, upon the effective date of such resignation, the Earnest Money shall be delivered by the Escrow Agent to such person or entity as the Transferors and the Acquirer may have jointly designated in writing or to such person or entity as may be designated as hereinafter provided as the successor Escrow Agent, whereupon all duties and obligations of the Escrow Agent named herein shall cease and terminate.  If no such person or entity shall have been designated by both the Transferors and the Acquirer by the date which is five (5) days prior to the date specified for such resignation to take effect then the Escrow Agent may designate a law firm or bank in New York City, New York to act as escrow agent hereunder.

The Acquirer represents that its Federal Taxpayer I.D. No. is 13-3960938.  The Escrow Agent shall not be responsible for any diminution in value of the Earnest Money, loss of any principal or interest thereon, or penalties incurred with respect thereto, for any reason whatsoever, provided the Earnest Money has been invested by the Escrow Agent as hereinabove provided.

If the Closing shall occur, Transferors shall be entitled to retain the Earnest Money and all interest earned thereon, and such interest shall not be credited against the Consideration.  The party or parties receiving the Earnest Money and the interest earned thereon pursuant to this Agreement shall pay any income taxes on such interest.

Section 3.                                            Financing.

3.1.                              Acquirer acknowledges that Transferors have informed Acquirer that the Mortgage Loan is not presently prepayable and that the transactions contemplated by this Agreement require the consent of Lender under the Mortgage.  If Lender does not grant its consent to the transactions contemplated by this Agreement, this Agreement shall terminate, the Earnest Money shall be returned to Acquirer and neither party shall have any further obligation to the other except pursuant to Sections 10, 13 and 18 hereof.  Transferors agree to seek Lender’s consent to the transactions contemplated by this Agreement in good faith and to keep Acquirer promptly informed of the progress of such application.

In furtherance thereof, Transferors shall cause the Partnership to provide a Property Transfer Notice (as defined in the Mortgage) to Lender, and make an application pursuant to Section 3.20 of the Mortgage for Lender’s consent to the transactions contemplated by this Agreement promptly after the execution of this Agreement.  Acquirer agrees to promptly cooperate in connection with the solicitation of Lender’s consent to this transaction.  In furtherance and not in limitation of the foregoing, Acquirer agrees to provide all necessary information and documentation (not including loan documents evidencing and/or securing the Mortgage Loan which are governed by the next succeeding paragraph) required pursuant to Section 3.20 of the Mortgage and as may otherwise be required by Lender unless such documentation is (a) neither reasonable nor customary in connection with the processing by an institutional lender of an application for assumption of a commercial loan or (b) in excess of that which Partnership was required to provide in connection with the making of the Mortgage Loan.  The Partnership agrees to pay an amount equal to one percent (1%) of the outstanding principal balance of the Mortgage Loan (the “Transfer Fee”) which shall be submitted to Lender together with the Property Transfer Notice and if Lender disapproves the proposed Permitted Property Transfer (as defined in the Mortgage) the Transfer Fee when returned by Lender shall be the property of the Partnership.  If Lender approves the proposed Permitted Property Transfer, at Closing, Acquirer shall reimburse Transferors for the Transfer Fee which obligation shall not exceed one percent (1%) of the outstanding principal balance of the Mortgage Loan.

Except for the Transfer Fee (the treatment thereof is set forth in the preceding paragraph)(and any additional transfer fee and the cost of any lender’s title insurance policy and endorsement which may be required by Lender in connection with the assumption of the Mortgage Loan by Acquirer, which costs shall be payable by Transferors, provided Acquirer purchases an owner’s leasehold title insurance policy if necessary for Transferors to obtain the benefit of a “simultaneous rate”), Transferors may require that Acquirer make payment of the premium for the lender’s title insurance policy or endorsement with funds made available by Transferors), Acquirer agrees to pay all of Lender’s actual out-of-pocket costs and expenses associated with Permitted Property Transfer, including, without limitation, attorneys’ fees and expenses charged by Lender’s outside counsel, which amount shall be payable upon demand whether or not Lender consents to the transactions contemplated by this Agreement. Acquirer, shall execute all documentation and have Acquirer’s counsel provide all opinions which may be required by Lender in connection with the granting of Lender’s consent pursuant to Section 3.20 of the Mortgage, whether or not prescribed in Section 3.20, provided that such documentation evidencing and/or securing the Mortgage Loan shall impose on Acquirer liability that is substantially the same as that which exists under the Mortgage Loan on the date hereof.  Acquirer and SLG shall execute an environmental indemnification agreement and an indemnification and guaranty agreement in favor of Lender either in the same form as executed by Partnership, Steven D. Robinson and Six Madison, L.P. (collectively, the “Guarantors”) in favor of Lender or in such other form as Lender may require provided, that, such other form shall impose on Acquirer and SLG liability that is substantially the same as that which exists under the Environmental Indemnification and Guaranty.  If Lender fails at Closing to release the Guarantors from all liability under the Environmental Indemnification Agreement (the “Environmental Indemnification”), dated as of October 10, 2003, in favor of Lender and/or the Indemnification and Guaranty Agreement (the “Guaranty”), dated as of October 10, 2003, in favor of Lender, Acquirer and SLG shall be required to execute and deliver the indemnification agreement (the “Indemnification Agreement”) in the form set forth in Exhibit E attached hereto and made a part hereof.

3.2.                              The provisions of this Section 3 shall survive the Closing or earlier termination of this Agreement.

Section 4.                                            Closing Adjustments; Apportionments.

4.1.                              The following shall be apportioned between the Transferors and Acquirer at the Closing as of midnight of the day immediately preceding the Closing Date (as defined below in Section 5.1):

(a)                                  current rent paid or payable under the Ground Lease;

(b)                                 current rents and Additional Rents (as defined below in Section 4.4) and other amounts payable by tenants under (i) the leases, licenses or other occupancy agreements listed in the lease schedule annexed hereto and made a part hereof as Exhibit F (the “Schedule of Leases”) and (ii) any new leases, licenses or occupancy agreements, or renewals, extensions or modifications of leases, licenses or occupancy agreements, if permitted under Section 6.1 below, (the leases, etc. described in both clauses (i) and (ii) above are hereinafter referred to individually as a “Lease” and collectively as the “Leases”), if, as and when said rents and such other amounts shall have been received;

(c)                                  real estate taxes, due and payable for the current fiscal tax year together with (as per Section 4.6) all installments of special assessments and interest thereon due and payable therewith, water charges, sewer rents, vault charges, and personal property taxes, if any, on the basis of the fiscal periods, respectively, for which same have been assessed;

(d)                                 interest under Mortgage Loan;

(e)                                  salaries, wages, vacation pay and any other fringe benefits (including, without limitation, social security, unemployment compensation, employee disability insurance, sick pay, welfare and pension fund contributions, payments and deposit, if any) of personnel employed by Partnership at the Property;

(f)                                    payments under (i) the contracts and agreements listed in the schedule annexed hereto and made a part hereof as Exhibit G (the “Schedule of Contracts”) and (ii) any new contracts or agreements, other than Leases, or renewals, extensions or modifications of contracts or agreements, if permitted under Section 6.1 below (the contracts, etc. described in both clauses (i) and (ii) above are hereinafter referred to collectively as the “Contracts”);

(g)                                 any prepaid items, including, without limitation, operational permit and inspection fees, and fees for licenses transferable at Closing;

(h)                                 utilities, including, without limitation, telephone, electricity, water and gas, based upon the supplier’s latest bill therefore, apportioned to the date of Closing;

(i)                                     deposits with electric, water and gas utility companies or other persons or entities who supply goods or services in connection with the Property if not returned to Transferors at Closing; and

(j)                                     premiums or existing transferable insurance policies as renewals thereof; and

(k)                                  any other items which are customarily apportioned upon the transfer of properties similar to the Property in the state and county in which the Property is situated.

4.2.                              If the Closing shall occur before a new real estate or personal property tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceding fiscal year applied to latest assessed valuation.  Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed.  Any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed.  The obligations of the parties contained in this Section 4.2 shall survive the Closing.

4.3.                              If on the Closing Date any tenant is in arrears in the payment of fixed rent commencing in respect of the period September 1, 2004 through the last day of the calendar month immediately preceding the Closing Date (the “Rent Adjustment Period”) or has not paid the rent payable by it for the month in which the Closing occurs, any fixed rents received by Company, Partnership, Acquirer or Transferors from such tenant after the Closing shall be applied to amounts due and payable by such tenant during the following periods in the following order of priority: (a) first, to Transferors and Acquirer on a prorated basis in payments of fixed rents for the month in which the Closing occurred, (b) second, to unpaid fixed rent during the Rent Adjustment Period for all tenants and Leases except Very Ltd. (Au Bar), and (c) third, to the months succeeding the month in which the Closing occurred.  The Company shall bill tenants who owe rents for periods prior to the Closing on a monthly basis for all arrears for a period of six (6) consecutive months following the Closing Date.  The Transferors and the Partnership on behalf of Transferors shall each have the right to pursue Very Ltd. (Au Bar) (but no other tenants under the Leases) to collect any rent delinquencies (including, without limitation, the prosecution of one or more lawsuits, provided any such lawsuits are not in the nature of a landlord-tenant proceeding seeking dispossession, eviction or the like).  Acquirer agrees to reasonably cooperate (at no cost or liability to Acquirer) with all efforts by Transferors to collect rent and Additional Rents (other than the Additional Rent described in Section 12.1(d)(d) and to take all steps whether before or after the Closing Date as may be necessary to carry out the intention of the foregoing, including without limitation, the execution and delivery to Transferors and/or the Partnership upon demand of (a) assignment by the Company of such arrearages and the right to collect same, (b) any books and records (including rent and Additional Rent statements), receipted bills and copies of Tenant’s checks used in payment of such rent or Additional Rent and any and all consents or other documents necessary for the collection of such rents and Additional Rent by Transferors.  The provisions of this Section 4.3 shall survive the Closing.  If rents or any portion thereof received by Company, Partnership, Transferors or Acquirer after the Closing are due and payable to the another party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys’ fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party.  The provisions of this Section 4.3 shall survive the Closing without regard to the limitation set forth in Section 4.12 below.

4.4.                              If any tenant under a Lease is required to pay percentage rent, escalation charges for real estate taxes, parking charges, operating expenses and maintenance, escalation rents or charges, electricity charges, cost-of-living increases or other charges of a similar nature other than fixed rent (collectively, “Additional Rents”) and any Additional Rents are collected by the Company after the Closing Date which are attributable in whole or in part to any period prior to the Closing (pursuant, in cases of reimbursement of expenses, to an allocation on the basis of the respective periods in which such expenses were incurred or taxes were payable), then the Acquirer shall promptly pay to Transferors the proportionate share thereof.  If, under the terms of any Lease, any Additional Rents paid by the tenant thereunder prior to Closing for any period ending prior to the Closing are to be adjusted between the landlord and the tenant thereunder after the Closing, the Acquirer shall be reimbursed with respect to such adjustments which are in favor of any such tenant for the amount of such adjustments attributable to the period prior to the Closing which the landlord under such Lease is obligated to pay or credit to such tenant.  If rents or any portion thereof received by Partnership, Company, Transferors or Acquirer after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys’ fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party.

4.5.                              If there is a water meter on the Property, Transferors shall furnish a reading to a date not more than thirty (30) days prior to the Closing Date, and the unfixed water charges and sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading.

4.6.                              If, on the date of this Agreement, the Property or any part thereof shall be encumbered by any assessment or assessments which are or may become payable in installments, of which the first installment is now a charge or lien, or has been paid, then (a) Transferors shall be obligated to pay all installments of any such assessment which are due and payable prior to the Closing Date, and (b) Acquirer shall be obligated to pay all installments which are due and payable on or after the Closing Date.  For the purposes of this Agreement, both (i) the lien of such unpaid assessments, and installments thereof, whether due and payable on or after the Closing Date and (ii) the lien of all unpaid assessments which first encumber the Property or any part thereof subsequent to the date of this Agreement, and installments thereof, whether due and payable prior to, on or after the Closing Date, shall not be deemed to be liens upon the Property and the payment thereof shall be assumed by Acquirer without abatement of the Consideration.

4.7.                              With respect to tax years prior to the tax year in which the Closing occurs, Transferors are hereby authorized to initiate, continue and control the progress of, and to make all decisions with respect to, any proceeding or proceedings now pending or which may be brought for the reduction of the assessed valuation of the Property, and, in its sole discretion, to try or settle the same, provided, however, that Transferors shall take no action without Acquirer’s consent if such action results in any change to any assessment of the Property for any period from and after the Closing which consent shall not be unreasonably withheld or delayed.  With respect to the tax year in which the Closing occurs (a) for which Transferors have heretofore initiated any tax certiorari proceedings, (i) Transferors shall take no action in respect thereof without Acquirer’s consent and (ii) Acquirer shall in respect of such proceedings, continue, control and make all decisions with respect thereto from and after the Closing, (b) if no tax certiorari proceedings have heretofore been initiated with respect thereto (i) Transferors shall not initiate any such proceedings without Acquirer’s consent, and (ii) from and after the Closing, Acquirer may initiate, continue, control and make all decisions with respect to, any such tax certiorari proceedings, provided, however, any decision or settlements with respect to the tax year in which the Closing occurs shall only be made with the consent of Transferors and Acquirer, which consent shall not be unreasonably withheld or delayed by either of the parties.  All net tax refunds and credits attributable to any tax year prior to the tax year in which the Closing occurs shall belong to and be the property of Transferors.  All net tax refunds and credits attributable to any tax year subsequent to the tax year in which the Closing occurs shall belong to and be the property of Acquirer.  All net tax refunds and credits attributable to the tax year in which the Closing occurs shall be divided between Transferors and Acquirer in accordance with the apportionment of taxes pursuant to the provisions of this Agreement, after deducting therefrom a pro rata share of all expenses, including, without limitation, counsel fees and disbursements and consultant’s fees, incurred in obtaining such refund, the allocation of such expenses to be based upon the total refund obtained in such proceeding and in any other proceeding simultaneously involved in the trial or settlement.  Each party agrees to cooperate with the other in connection with the prosecution of any such proceedings and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to such party, promptly after request, of any relevant books and records, including receipted tax bills and cancelled checks used in payment of such taxes, the execution of any and all consents or other documents, and the undertaking of any act necessary for the collection of such refund.  The provisions of this Section 4.7 shall survive the Closing without regard to the limitation set forth in Section 4.12 below.

4.8.                              The following terms shall have the following meaning in this Agreement: (i) Six Madison, L.P., a New York limited partnership; 625 Partners, L.P., a New York limited partnership; Six Associates GP Co., LLC, a New York limited liability company; 625 GP, L.P., a New York limited partnership; and 625 GP, Inc., a New York corporation (each of the five preceding entities is an “Intermediate Entity”; and collectively are the “Intermediate Entities”) and (ii) any disclosed or undisclosed officer, director, employee, trustee, beneficiary, shareholder, partner, principal, member, manager, parent, subsidiary or other affiliate of Transferors, Partnership and the Intermediate Entities (all of the foregoing (including, without limitation, the Partnership and the Intermediate Entities themselves) are individually, a “Transferors’ Affiliate” and collectively, “Transferors’ Affiliates”).

4.9.                              If any of the items subject to apportionment under the foregoing provisions of this Section 4 cannot be apportioned at the Closing because of the unavailability of the information necessary to compute such apportionment, or if any errors or omissions in computing apportionments at the Closing are discovered subsequent thereto, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed.  Except as otherwise expressly provided herein, all apportionments shall be made in accordance with the “Customs in Respect to Title Closings” adopted by the Real Estate Board of New York, Inc.

4.10.                        Other than tenant security deposits, all cash, cash equivalents, securities, bank accounts and funds, including, without limitation, all escrow accounts held by or for the benefit of the Lender pertaining to the Property, Mortgage Loan, Partnership, the Intermediate Entities and the Company including, without limitation monies deposited by Partnership with Lender pursuant to the Collateral Trust Agreement, Security Agreement and Control Agreement (Tax Escrow Account), Collateral Trust Agreement, Security Agreement and Control Agreement (Revlon Reserve Fund), Collateral Trust Agreement, Security Agreement and Control Agreement (Anticipated TI Fund) and Collateral Trust Agreement, Security Agreement and Control Agreement (Basic Building Work Fund), each dated as of October 10, 2003, each among Partnership, Lender and L.J. Melody & Company of Texas, L.P. (collectively, the “Collateral Trust Agreements”) (the “Lender’s Escrows”) are not being sold pursuant to this Agreement, nor shall same be contributed to the Company.  If after the Closing there shall be any cash, cash equivalents, securities (other than tenant security deposits) which are held or owned by the Partnership, Intermediate Entities or the Company and have not been distributed to or credited to Transferors in accordance with the Section 4, Acquirer shall promptly upon notice request that Partnership or Company or Lender transfer such assets to Transferors or such party or parties as Transferors shall designate, without representation or warranty by, or recourse to, Acquirer, it being expressly understood and agreed that at all times before and after the Closing, Transferors shall have sole ownership and absolute right to use, operate and/or dispose of any or all of same.  If any monies held in Lender’s Escrows will not be released by Lender to Transferors at or prior to the Closing, Transferors shall receive payment in full at the Closing from Acquirer of all such amounts; provided that Acquirer has received confirmation that such amounts are being held by Lender for their intended purposes.  The provisions of this Section 4.10 shall survive the Closing without regard to the limitation set forth in Section 4.12 below.

4.11.                        Transferors shall deliver to Acquirer at least three (3) business days prior to the Closing Date a proposed schedule of all apportionment’s and adjustments to be made in connection with the sale of the property as contemplated herein.

4.12.                        Except as set forth in Sections 4.3, 4.7, 4.8 and 4.10, the provisions of this Section 4 shall survive the Closing for a period of one year following the Closing Date.

4.13.                        (a)                                  Transferors and the Partnership agree to cause to be terminated that certain Agreement (the “Gianos Management Agreement”), dated as of May 17, 2001, between the Partnership and H.B. Gianos pertaining to the management of the Building (it should be noted that this is the double spaced agreement between the parties) at or prior to Closing and to pay or cause to be paid all amounts due in connection with the termination of the Gianos Management Agreement at or prior to Closing.

(b)                                 Transferors and the Partnership agree to cause to be terminated that certain Agreement, dated May 17, 2001, between the Partnership and H.B. Gianos (the “Gianos Leasing Agreement”), pertaining to exclusive leasing agency for the Building (it should be noted this is the single spaced agreement between the parties) at or prior to the Closing.  Transferors and the Partnership agree to cause to be paid to H.B. Gianos at or prior to the Closing (a) all amounts due for commissions in respect of all Leases in place on the date hereof, other than commissions due and payable under the Gianos Leasing Agreement on account of the exercise by tenants under Leases, after the date hereof, of any option set forth in such Leases to renew or extend the term of, or expand the premises demised under, such Leases and (b) commissions due under the Leases to Davies, Ward, Page & Smith and Stuart Weitzman which have been “earned” but are not yet due and payable; provided, however, that Transferors’ obligation with respect to the payment of commissions on account of the Davies, Ward Lease under Section 9.1(a)(xvi) of this Agreement and this Section 4.13 shall not exceed $110,000 in the aggregate.  Acquirer, Company and SL Green Realty Corp. will enter into an agreement (the “Gianos Assumption and Indemnification Agreement”) in the form set forth on Exhibit U attached hereto and made a part hereof at Closing in favor of Partnership and Transferors pursuant to which Acquirer, Company and SL Green Realty Corp. assumes, and indemnifies and holds harmless Partnership and Transferors against all obligations with respect to the payment of all so-called “unearned” commissions (i.e. commissions which are contingent upon the happening of a future event, such as, for example, the exercise of a renewal option) and those payment obligations under Sections 5(b), 8(a), 8(b), 9(a) and 9(c) of the Gianos Leasing Agreement due and payable after such termination from and after the Closing.  Transferors, at no cost and expense to Transferors shall reasonably cooperate with Acquirer with respect to all matters relating to the Gianos Leasing Agreement.

(c)                                  Transferors and Partnership agree to cause the C&W Agreement (as hereinafter defined) to be terminated at or prior to Closing.  Acquirer agrees to assume Partnership’s obligations under that certain Agreement, dated September 2001, between Partnership and Cushman & Wakefield, Inc. as amended by Letter Agreement, dated December 10, 2003, between the Partnership and Cushman & Wakefield, Inc. (as modified, the “C&W Agreement”) at Closing solely with respect to, and to indemnify and hold harmless Partnership and Transferors against all obligations, loss, liability, expense and cost under the C&W Agreement solely on account of, any commissions that may become due and payable after the date hereof in respect of Leases entered into after the date hereof and the exercise, after the date hereof, of any option set forth in any Leases (whether such Leases were entered into prior or after the date hereof) to renew or extend the term of, or expand the premises demised under, such Leases.

(d)                                 Transferors and Partnership agree to cause the Insignia Agreement (as hereinafter defined) to be terminated at or prior to Closing (if it has not already expired by its terms).  Acquirer agrees to indemnify and hold harmless Partnership and Transferors against all obligations, loss, liability, expense and cost under that certain Agreement, dated May 11, 2000, between the Partnership and Insignia/ESG Inc. as amended by Letter Agreement, dated November 1, 2000, November 15, 2000, January 9, 2001, February 2, 2001 and February 12, 2001 each between the Partnership and Insignia/ESG Inc. (as modified, the “Insignia Agreement”), which Insignia Agreement expired March 31, solely on account of any commissions that may become due and payable after the date hereof in respect of Leases entered into after the date hereof and the exercise, after the date hereof, of any option set forth in any Leases (whether such Leases were entered into prior or after the date hereof) to renew or extend the term of, or expand the premises demised under, such Leases.

(e)                                  Acquirer agrees to assume Partnership’s obligations to pay the brokers set forth on Exhibit H and H-1 with respect to, and to indemnify and hold harmless Partnership and Transferors against all obligations, loss, liability, expense and cost on account of, any commissions that may become due and payable after the date hereof in respect of the exercise, after the date hereof, of any option set forth in the Leases to renew or extend the term of, or expand the premises demised under, such Leases; provided, however, that Acquirer shall not have any payment and indemnification obligations with respect to the brokers set forth in Exhibit H-1 (I) in respect of extension and renewal options, unless in connection with the exercise of such right a commission has been earned and is payable to such broker as a result of the exercise of such extension or renewal right, it being understood and agreed that in no event shall Acquirer’s payment obligations with respect to the brokers set forth on Exhibit H-1 in connection with the exercise of such right exceed an amount equal to the commission that would be due and owing based upon the fixed rent payable by the related tenant during such extension or renewal term computed in accordance with the rates and terms set forth in Schedule 1 at the percentage level that would have been applied if such extension or renewal term had been part of the original term of such lease and (II) in respect of expansion options, unless in connection with the exercise of such right a commission has been earned and payable to such broker as a result of the exercise of such expansion right, it being understood and agreed that in no event shall Acquirer’s payment obligations with respect to the brokers set forth on Exhibit H-1 in connection with the exercise of such right exceed the amount of the commission that would be due and owing based upon the fixed rent payable by the related tenant for the expansion space during the term thereof computed in accordance with the rates and terms set forth in Schedule 1 at the percentage level that would have applied if such expansion space was separately leased to such tenant.  Acquirer agrees to assume Partnerships obligations to pay Cushman & Wakefield with respect to and indemnify and hold harmless Partnership and Transferor against all obligations, loss, liability expenses and cost on account of any commissions that may become due and payable as a result of the failure of the tenant under the Pierre Deux lease to exercise its termination option.  The provisions of this Section 4.13 shall survive the Closing without regard to the limitation in Section 4.12.

Section 5.                                            Closing.

5.1.                              The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the office of Transferors’ counsel Jenkens & Gilchrist Parker

Chapin LLP, 405 Lexington Avenue, New York, New York 10174 at 10:00 A.M. on the earlier to occur of (a) the date which is ten (10) days after (i) Lender notifies Acquirer that Lender has consented to the assumption of the Mortgage Loan by Acquirer, and (ii) Acquirer and Lender have agreed upon the terms and conditions of any instruments and documents to be entered into by Acquirer in connection with its assumption of the Mortgage Loan (provided that Acquirer shall be governed by the provision of Section 3.1 of this Agreement in the determination of the instruments and documents it is required to accept, the “Assumption Documents”), and (b) October 28, 2004.  As used in this Agreement, the term “Closing Date” shall mean the date when the Closing occurs.

5.2.                              Acquirer’s or Company’s title insurance premiums, survey fees, engineering, inspection and other due diligence expenses, escrow fees, mortgage recording taxes and fees, Acquirer’s legal fees, and fees and expenses of any and all financing provided to Acquirer in connection with the transaction contemplated herein (other than in respect of the Mortgage Loan which is governed by Section 3.1 herein) and other closing expenses (except as provided in this Agreement) shall be the sole responsibility of, and be paid by, Acquirer.  Transferors shall pay the fees of Transferors’ counsel.

Section 6.                                            Transferors’ and Partnership’s Covenants.

6.1.                              After the date of this Agreement, the Transferors and Partnership shall not, without the Acquirer’s prior written consent in each instance which consent may be withheld or denied in Acquirer’s sole discretion on or prior to October 28, 2004 and which consent may not be unreasonably withheld, delayed or conditioned after October 28, 2004 (if the Closing has not occurred by such date), and after October 28, 2004 Acquirer shall give or deny such consent and provide the reasons for such denial, within five (5) business days of request for consent, enter into a new lease for space in the Building or renew or extend any existing Lease (except pursuant to the exercise by a tenant of a renewal or extension option contained in such tenant’s existing Lease) or otherwise modify or terminate any lease or consent to any sublet or assignment under any lease (unless such consent is required by the terms of the Lease and in the event the Lease provides for a reasonableness standard Partnership shall consult with Acquirer but Partnership shall make the final determination).  The Transferors shall furnish the Acquirer with all information regarding such proposed new leases, renewals and extensions reasonably necessary to enable the Acquirer to make informed decisions.  Transferors shall deliver to the Acquirer a true and complete copy of each such lease, renewal and extension agreement, if any, promptly after the execution and delivery thereof.  Transferors shall keep accurate records of all of the following types of expenses (collectively, “Expenses”) incurred in connection with any lease for space at the Property, or any modification, extension or renewal of an existing Lease where the Lease does not provide for its extension or renewal, entered into after the date hereof with the consent of Acquirer (a “New Lease”):  (a) brokerage commissions and fees to effect such leasing transaction, (b) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant’s requirements with regard to such leasing transaction, (c) reimbursements to the tenant for the cost of any of the items described in the preceding clause (b), (d) reasonable legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (e) rent concessions relating to the demised space, and (f) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Building). If, prior to the Closing, Transferors shall have obtained Acquirer’s written approval of the Expenses, which approval after October 28, 2004 (if the Closing has not occurred by such date) shall not be unreasonably withheld or delayed, Acquirer shall be responsible therefor as follows:  at the Closing, the Acquirer shall reimburse the Transferors for all Expenses (except for rental concessions relating to the demised space) theretofore paid for by the Transferors or Partnership, if any.  Each party shall make available to the other all records, bills, vouchers and other data in such party’s control verifying such Expenses and the payment thereof.

Notwithstanding anything to the contrary contained in this Agreement, Transferors shall not institute summary proceedings against any tenant or terminate any Lease or apply any tenant security deposits as a result of a default by the tenant thereunder prior to the Closing Date.  Transferors make no representations and assume no responsibility with respect to the continued occupancy of the Property or any part thereof by any tenant.  Acquirer agrees that it shall not be grounds for Acquirer’s refusal to close the transactions contemplated by this Agreement that any tenant is a holdover tenant or in default under its Lease on the Closing Date and Acquirer shall accept title to the Membership Interests subject to such holding over or default without credit against, or reduction of, the Consideration (so long as same is not a breach of any representations by Transferors under this Agreement).  From and after the date hereof and prior to Closing, Partnership shall (a) continue to perform each and all of its obligations under the Mortgage Loans and (b) operate the Property in substantially the same manner that it did prior to the date hereof, provided, however, that after the date hereof, Partnership shall not without Acquirer’s prior written consent, which shall not be unreasonably withheld, and shall be given or denied with the reasons for denial, within five (5) business days of request for consent, enter into new Contracts which are not terminable on thirty (30) days notice or less without penalty or premium.

Section 7.                                            Permitted Encumbrances.

7.1.                              Transferors shall assign and Acquirer shall accept the Membership Interests, and the state of the title to the Property, subject to the following (collectively, the “Permitted Encumbrances”):

(a)                                  the matters set forth in the schedule of permitted exceptions annexed hereto and made a part hereof as Exhibit I;

(b)                                 the Leases;

(c)                                  the Contracts;

(d)                                 the Ground Lease; and

(e)                                  the Mortgage Loan, Note, Mortgage and Other Loan Documents.

7.2.                              Acquirer has ordered, received and delivered to Transferors’ counsel a Commitment for an Owner’s leasehold title insurance policy with respect to the Leasehold Estate (Title No. LT040266 Effective Date: June 1, 2004) (the “Title Commitment”) from Lawyers Title Insurance Corporation (the “Title Company”).  Acquirer shall accept such title as the Title

Company is willing to approve and insure, subject only to the Permitted Encumbrances and to standard printed exceptions in an ALTA form of policy at standard rates.  If the Title Commitment indicates the existence of any liens, encumbrances or other defects or exceptions in or to title to the Property other than the Permitted Encumbrances (collectively, the “Unacceptable Encumbrances”) subject to which Acquirer is unwilling to accept title and Acquirer gives Transferors notice of the same within five (5) business days after the date this Agreement is fully executed and delivered to Acquirer, Transferors shall undertake to eliminate same subject to Section 7.3 below.  Acquirer hereby waives any right Acquirer may have to advance as objections to title or as grounds for Acquirer’s refusal to close this transaction any Unacceptable Encumbrance which Acquirer does not notify Transferors of within such five (5) business day period unless (a) such Unacceptable Encumbrance was first raised by the Title Company subsequent to the date of the Title Commitment or Acquirer shall otherwise first discover same or be advised of same subsequent to the date of the Title Commitment, and (b) Acquirer shall notify Transferors of the same within five (5) business days after Acquirer first becomes aware of such Unacceptable Encumbrance (failure to so notify Transferors shall be deemed to be a waiver by Acquirer of its right to raise such Unacceptable Encumbrance as an objection to title or as a ground for Acquirer’s refusal to close this transaction).  Transferors, in their sole discretion, may adjourn the Closing one or more times for up to sixty (60) days in the aggregate in order to eliminate Unacceptable Encumbrances.  If Transferors are unable (subject to Section 7.3 below) to eliminate all Unacceptable Encumbrances not waived by Acquirer on or before the Closing Date, as the same may be adjourned in accordance with the preceding sentence, or arrange for the Title Company to omit such Unacceptable Encumbrances from Acquirer’s Title Commitment, Acquirer shall elect on the Closing Date, as the same may be adjourned, either to (i) terminate this Agreement by notice given to Transferors pursuant to Section 19.1, in which event the provisions of Section 19.1 shall apply or (ii) accept the Membership Interests notwithstanding such Unacceptable Encumbrances and receive no credit against, or reduction of, the Consideration.

7.3.                              Notwithstanding anything to the contrary set forth in this Section 7 or elsewhere in this Agreement, Transferors shall not be obligated to bring any action or proceeding, make any payments or otherwise incur any expense in order to eliminate Unacceptable Encumbrances not waived by Acquirer, except that Transferors shall satisfy (a) all mortgages or security interests created or assumed by Transferors prior to the Closing Date other than the Mortgage (“Transferors’ Mortgages”), (b) Voluntary Liens (as hereinafter defined), (c) mechanic’s liens and judgments which can be satisfied by the payment of liquidated amounts, the amount Transferors shall be required to pay or incur in the aggregate to satisfy all such mechanic’s liens and judgments shall not exceed $2,500,000 (the “C Liens”) and (d) any other liens secured by or affecting the Property or the Membership Interests, which can be satisfied by payment of liquidated amounts, (the “Liquid Liens”), the amount Transferors shall be required to pay or incur in the aggregate to satisfy all such Liquid Liens shall not exceed $1,000,000.  In the event the amount necessary to satisfy all Liquid Liens at Closing is in excess of $1,000,000 or the amount necessary to satisfy all C Liens at Closing is in excess of $2,500,000, then Acquirer may elect to accept title subject to all Liquid Liens or C Liens, as applicable, and receive a credit against the Consideration in the amount of $1,000,000 or $2,500,000, as applicable, at the Closing and if Acquirer so elects, Transferors shall have no obligation to satisfy any Liquid Liens or C Liens, as applicable, Acquirer shall accept title subject to all Liquid Liens or C Liens, as applicable, and shall receive no credit against, or reduction of, the Consideration other than a credit in the amount of $1,000,000 or $2,500,000, as applicable.  Without limiting the generality of the preceding provisions of this Section 7.3, for the purposes of this Agreement (including, without limitation, Section 7.2 and 19.1), Transferors’ failure or refusal to bring any action or proceeding, to make any payments or to otherwise incur any expense (except for Transferors’ obligation to satisfy Transferors’ Mortgages and Voluntary Liens and to also satisfy Liquid Liens, at a cost not to exceed in the aggregate $1,000,000 and to also satisfy C Liens, at a cost not to exceed $2,500,000) in order to eliminate Unacceptable Encumbrances not waived by Acquirer shall be deemed an inability of Transferors to eliminate such Unacceptable Encumbrances and shall not be a default by Transferors hereunder (willful or otherwise).  As used herein, the term “Voluntary Liens” shall mean any liens which Transferors intentionally place on the Building including, without limitation, taxes.

7.4.                              Acquirer, if request is made prior to the Closing, agrees to provide at the Closing separate unendorsed certified or official bank checks payable to the order of such parties as are designated by Transferors, aggregating the amount of the Consideration Balance payable pursuant to Section 2.1.3, in order to facilitate the satisfaction or release of any such liens or encumbrances. Similarly, at Transferors’ election, unpaid liens for taxes, water and sewer charges and assessments, which are the obligation of Transferors to satisfy and discharge shall not be objections to title, but the amount thereof, plus interest and penalties thereon, if any, computed to the third (3rd) business day after the Closing Date, shall be deducted from the Consideration Balance payable pursuant to Section 2.1.3 and shall be allowed to Acquirer, subject to the provisions for apportionment of taxes, water and sewer charges and assessments contained herein.

Section 8.                                            Violations.

8.1.                              (a) All notices of violations of laws, ordinances, orders or requirements issued by any governmental authority having jurisdiction over the Property (collectively, the “Violations”) which Partnership has actually received prior to the effective date of this Agreement Partnership shall use commercially reasonable efforts to discharge, remove or cause to be removed on or before the Closing Date (subject to the provisions below of this Section 8.1) and Partnership shall have no obligations to try to comply with, discharge, remove or otherwise cure any other Violations.  If the amount required to be spent to comply with, discharge or remove Violations which Transferors are obligated to cure hereunder shall exceed $250,000 in the aggregate or cannot be removed by commercially reasonable efforts prior to Closing without adjournment, then Partnership may elect to give notice to Acquirer that it will not cure the Violations (the “Non-Cure Notice”).

(b)                                 If Partnership gives the Non-Cure Notice to Acquirer, then, Acquirer shall accept title to the Property subject to such Violations, with a credit for an amount equal to the reasonably estimated cost of curing the Violations but in no event exceeding $250,000 in the aggregate against the Consideration due at Closing, but without any other credit against or reduction of the Consideration and Transferors shall have no obligation to comply with, discharge or remove Violations.

Section 9.                                            Representations and Warranties.

9.1.                              (a)                                  As a material inducement to Acquirer to enter into this Agreement and consummate the transactions contemplated hereby, Partnership represents and warrants to Acquirer as follows:

(i)                                     Partnership is a duly formed and validly existing limited partnership organized under the laws of the State of New York;

(ii)                                  Partnership has the full legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by Partnership pursuant to this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under said documents;

(iii)                               Partnership is currently paying an annual base rent of $4,612,500 under the Ground Lease.  The Ground Lease is in full force and effect and has not been modified or amended except as set forth in Exhibit B.  The copy of the Ground Lease and all amendments and modifications which has been initialed by representatives of the Transferors and the Acquirer for identification and delivered by the Transferors to the Acquirer is a true and complete copy of the Ground Lease and all amendments thereto.  There is presently existing no default beyond all applicable grace, notice and cure periods under the Ground Lease and no event which has occurred and is continuing and no condition which, with the passage of time or the giving of notice, or both, would constitute a default beyond all applicable grace, notice and cure periods under the Ground Lease.  The Partnership shall perform all obligations to be performed or observed on the part of the tenant under the Ground Lease prior to the Closing and not inconsistent with this Agreement;

(iv)                              The Mortgage Loan, Note, Mortgage and Other Loan Documents are the only documents evidencing and/or securing the Mortgage Loan and are in full force and effect and have not been modified or amended except as set forth in Exhibit J attached hereto and made a part hereof.  There is no Event of Default (as defined in the Mortgage) under the Mortgage Loan, Note, Mortgage and Other Loan Documents and no event which has occurred and is continuing and no condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Mortgage Loan, Note, Mortgage and Loan Documents.  The Partnership shall perform all obligations to be performed or observed on the part of the borrower under the Mortgage Loan, Note, Mortgage and Loan Documents prior to the Closing and not inconsistent with this Agreement.  Set forth on Exhibit K is a true and complete schedule of all Lender Escrows and the balances thereof as of August 11, 2004;

(v)                                 All installments of interest and principal and all other sums required to be paid under the terms of the Mortgage Loan have been paid and the present balance secured thereby is as of the date hereof $102,000,000;

(vi)                              There are no leases, licenses, or other occupancy agreements or any amendments or modifications thereof affecting any portion of the Property on the date hereof (excluding the Ground Lease), except for the Leases listed on Exhibit F attached hereto and made a part hereof;

(vii)                           Partnership has made available for review by Acquirer true and complete copies of the Leases and guaranties;

(viii)                        There are no union, service, maintenance or supply agreements affecting the Property except for the Contracts listed on Exhibit G attached hereto and made a part hereof;

(ix)                                Partnership has delivered to Acquirer true and complete copies of all of the Contracts;

(x)                                   There is no pending or, to Partnership’s actual knowledge, threatened (in writing delivered to Partnership), litigation or other legal proceeding affecting Partnership, the Property or in connection with the Leases as of the date hereof or the Contracts, or condemnation or environmental proceedings which would have a material adverse effect upon the Property or prevent Partnership or Transferors from consummating the transaction contemplated hereby;

(xi)                                This Agreement has been duly and validly executed and delivered by, and constitutes a valid and legally binding agreement of Partnership and Transferors, enforceable against Partnership and Transferors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors’ rights and by limitations on the availability of equitable remedies;

(xii)                             Neither Partnership nor any of Transferors is a “foreign person” as such term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), nor will the sale transaction herein contemplated be subject to the withholding requirements of Section 1445 of the Code;

(xiii)                          With respect to the Leases:

(A)                              no modifications, no renewal, extension or termination options have been granted to the tenants under the Leases other than as set forth in the Leases;

(B)                                as of the date hereof, the rent and additional rent set forth in the Leases is being collected in accordance with the terms of the Leases and as of the date hereof, there are no arrearages except as set forth on Exhibit M and except for the Related Claim (as defined below in Section 12.1(dd)) and as of the date hereof no rent has been pre-paid for a period in excess of one month of the date the same is due and payable except as set forth on Exhibit N, and there exists no unpaid rental concessions or abatements of rental or tenant improvement allowances or obligations to perform landlord’s work that has not been completed (“Tenant Improvement Costs”) under the Leases, other than as may be required under the Leases in the future in connection with the exercise by the pertinent tenant of an option to renew, extend or expand after the date hereof and other than under the Davies, Ward, Philips & Vineberg LLP

Lease (the “Davies Ward TI”), which Davies Ward TI is in the amount of $125,000 and shall be credited to Acquirer upon Closing.

(C)                                Partnership has not, as of the effective date of this Agreement, sent any written notice to any of the tenants under the Leases claiming that any tenant is in default, which default remains uncured except as may be set forth on Exhibit O.  To Partnership’s actual knowledge, (i) no tenant is in default of any material non-monetary obligation under its Lease and (ii) Partnership is not in default under any Lease;

(D)                               there are no security deposits other than those, if any, set forth in the Leases;

(E)                                 to the actual knowledge of Partnership, Partnership has not received any notice from any issuing bank that a letter of credit being held as security is not being renewed;

(F)                                 Partnership has not pledged, assigned, hypothecated or otherwise encumbered the Leases or any interest in the Leases except for any such matter as shall be released at Closing or except in connection with the Mortgage Loan, Note, Mortgage and Other Loan Documents;

(G)                                as of the date hereof, the Leases are in full force and effect; and

(H)                               promptly following the date hereof, Partnership shall authorize and instruct its accountants to grant access to Acquirer’s accountants to historic work papers required for an audit under Section 3.05 and 3-14 of Regulation S-X under the Securities Exchange Act of 1934.

(xiv)                         Partnership has delivered shall deliver to Acquirer an accurate and complete Rent Roll set forth on Exhibit P attached hereto and made a part hereof indicating the amounts currently being billed and collected from the tenants under the Leases as of the date of the Rent Roll;

(xv)                            A true and complete list of all employees presently employed by Partnership at the Property is set forth on Exhibit Q attached hereto and made a part hereof, and the information contained therein concerning such employees is accurate in all material respects as of the date hereof, and, except as otherwise set forth in such schedule, none of such employees are covered by a union contract; from and after the date hereof, Transferors shall not, except if required pursuant to the express terms of any of the union agreements or any renewal or amendment thereof which is renewed on an industry-wide basis (y) hire any new employees (except to replace existing personnel with the consent of Acquirer which shall not be unreasonably withheld) or (z) increase the salary, wages or other benefits of any of the employees, without the consent of Acquirer, which consent may be withheld or denied in Acquirer’s sole discretion;

(xvi)                         All brokerage commissions arising by reason of the Leases (“Commissions”), have been fully paid except as set forth on Exhibit R, other than as may be required under the Leases in the future in connection with the exercise by the pertinent tenant of an option to renew, extend or expand after the date hereof and other than with respect to the Davies, Ward, Philips & Vineberg LLP Lease (the “Davies Ward Commissions”), which Davies Ward Commissions shall be credited to Acquirer upon Closing; provided, however, that Transferors obligation with respect to the Davies Ward Commissions under this Section 9.1(a)(xvi) and Section 4.13 shall not exceed $110,000.  Exhibit H sets forth the sole brokerage agreements (“Brokerage Agreements”) relating to the Building in effect on the date hereof of which the Partnership has a copy and true and complete copies of which have been delivered to Acquirer.  Exhibit H-1 sets forth the only brokers with whom there may be agreements relating to the Building which may be in effect on the date hereof of which Partnership has actual knowledge but not a copy;

(xvii)                      The Partnership has no assets which are not related to the Ground Lease, the Building or the Property;

(xviii)                   Attached hereto as Exhibit S are true and complete copies of certificates of insurance evidencing all property insurance maintained in respect of the Building.  Such insurance is in full force and effect and all premiums therefor have been fully paid through the stated term of such policies;

(xix)                           The persons identified on Exhibit T attached hereto and made a part hereof as (A) the “Partners” of the Partnership are all of the partners of the Partnership; (B) the “Partners” of Six Madison, L.P. are all of its partners; (C) the “Partners” of 625 Partners, L.P. are all its partners; (D) the “Members” of Six Associates GP Co., LLC are all of its members; (E) the “Partners” of 625 GP, L.P. are all of its partners; and (F) the “Shareholder” of 625 GP, Inc. is its sole shareholder;

(xx)                              Transferors have advised Acquirer that Transferors have been unable to locate the documents described in Paragraphs B-9, I-11, O-18, S-9 of Exhibit F (the “Missing Lease Documents”) after having made reasonable efforts to do so.  Accordingly, Transferors jointly and severally, represent and warrant to Acquirer that the Missing Lease Documents do not effect any material modification, amendment or supplement of any of the economic terms of such Leases which results in such Lease being materially less favorable to the landlord than the Lease described on Exhibit F.  Transferors shall use commercially reasonable efforts to locate the Missing Lease Documents and, if successful, shall promptly provide the same to Acquirer; and

(xxi)                           Neither of the Partnership nor Transferors have collected any portion of the Related Claim.  In the event Partnership or Transferors collect any portion of the Related Claim, the same shall be credited to Acquirer at Closing or if collected thereafter promptly paid over to Acquirer.  This Section 9.1(a)(xxi) shall survive the Closing without limitation as to time.

(b)                                 The Transferors severally, but not jointly, represent and warrant to Acquirer that (i) each Transferor and Intermediate Entity has good and valid title to the interests in the partnership, limited liability company, and/or corporation (each an “Interest”; collectively the “Interests”) set forth on Exhibit T attached hereto and made a part hereof, free and clear of any and all liens, pledges, encumbrances, charges, agreements or claims of any kind whatsoever (except security interests given by certain of the partners of 625 Partners, L.P. to 625 Partners, L.P. which security interests will be terminated as of the Closing), (ii) each Transferor has the full legal right, power, authority and capacity to enter into and perform this Agreement, (iii) this Agreement constitutes the legal, valid and bind obligation of each Transferor enforceable in accordance with its terms except as such enforceability maybe limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors’ rights and by limitations on the availability of equitable remedies; and (iv) no Transferor is a party to subject to or bound by, any agreement, judgment, order, writ, injunction or decree of any court or governmental body which could prevent his performance of this Agreement.

(c)                                  The Partnership and the Transferors, severally, but not jointly (except as indicated below), represent and warrant to Acquirer as follows:

(i)                                     The Partnership and each of the Intermediate Entities is duly formed, validly existing and in good standing under the laws of the State of New York and has the power and authority to own its assets and to carry on its business as it is now being conducted;

(ii)                                  The Partnership has delivered to Acquirer copies of the Partnership’s balance sheets as of December 31, 2001, December 31, 2002, December 31, 2003, respectively, and the related statements of income and changes in financial position for each of the fiscal years then ended, including the respective notes thereto, together with reports thereon.  Each of the foregoing financial statements is in accordance with the books and records of the Partnership (as adjusted in accordance with the Partnership’s regular practice) as of the dates and for the periods indicated, has been prepared on a basis consistent with the immediately preceding fiscal period, and fairly presents the financial position, results of operations and changes in financial position of the Partnership as of the date and for the period indicated;

(iii)                               Since December 31, 2003, there has not been any material adverse change in the Partnership’s or Intermediate Entities’ business, properties, or operations as of the date hereof and neither Partnership nor Intermediate Entities have incurred any liabilities other than in the ordinary course of their respective businesses;

(iv)                              The Partnership and the Intermediate Entities have filed all Federal, state, local and other tax returns and reports which are required to be filed by it or obtained appropriate extensions therefor.  True and complete copies of all such income tax returns for the past three (3) fiscal years of the Partnership and the Intermediate Entities have been delivered or made available to Acquirer.  The Partnership and the Intermediate Entities have paid all taxes due and payable as shown on such returns or has established on its books and records adequate reserves with respect thereto.  The Federal income tax returns of the Partnership or the Intermediate Entities have never been audited by the Internal Revenue Service.  No waiver of any statute of limitations with respect to any taxable year has been executed by the Partnership or any of the Intermediate Entities;

(v)                                 The execution and delivery of this Agreement and the contemplated distribution of the Membership Interests by the Partnership and the Intermediate

Entities (as hereinafter defined) to their equity holders and the consummation of the transactions contemplated hereby, with or without the giving of notice or the lapse of time, or both, will not (i) violate any provision of the Partnership Agreement or the organizational documentation of the Intermediate Entities, (ii) violate, conflict with, result in the breach or termination of, constitute a default under, accelerate the performance required by, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Partnership or the Intermediate Entities pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which the Partnership is a party or by which it or any of its properties or assets may be bound, the consequence of any of which would be material adverse effect on the Partnership except for the Mortgage Loan Note, Mortgage and Other Loan Documents (with respect to which Mortgage Loan, Note, Mortgage and Other Loan Documents, Partnership, Transferors and Acquirer acknowledging, however, that the consent of Lender will be required pursuant to Section 3.1 herein), (iii) violate any statute, rule or regulation applicable to the Partnership;

(vi)                              There is no lawsuit or proceeding threatened against the Partnership or the Intermediate Entities which would have a material adverse effect upon the Partnership or the Intermediate Entities;

(vii)                           There is no investigation pending and there is no proceeding in bankruptcy or in the nature of bankruptcy, or, to the knowledge of any of the Transferors, threatened against the Partnership or the Intermediate Entities, and no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be obtained or made by or on behalf of the Partnership in connection with the execution, delivery and performance of this Agreement or any instrument contemplated hereby or the consummation of any of the transactions contemplated hereby;

(viii)                        A true and correct copy of the partnership agreement for the Partnership and the respective partnership agreements, articles of incorporation, bylaws and operating agreements for each of the Intermediate Entities has been delivered to Acquirer.

(ix)                                Consummation of the Interim Transactions, and the contribution or sale, as applicable, of title to the Building by each of the Transferors, will not create or give rise to any lien, claim, charge, encumbrance or other objection to title to the Building or any interest therein which will remain as a title exception following the Closing and all interests issued in connection therewith shall be validly issued in accordance with applicable organizational documents, full paid for and non-assessable; and

(x)                                   Upon consummation of the Closing, Acquirer will own 100% of the Membership Interests representing 100% of the legal and beneficial ownership interests in the Company, which Membership Interests being assigned to Acquirer at the Closing shall be fully paid for and non-assessable; each Transferor represents and warrants for itself only that it has not pledged, hypothecated or otherwise transferred its Membership Interest.

(d)                                 In order to induce Acquirer to issue the OP Units required to be issued hereunder, Contributors hereby acknowledge and confirm their understanding that the issuance by Acquirer of the OP Units is intended to be exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “1933 Act”).  In furtherance thereof, Contributors represent and warrant to Acquirer as follows:

(i)                                     Contributors are acquiring the OP Units solely for their own respective accounts for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof.  Contributors acknowledge and agree that the recipient of the OP Units is not permitted to offer, transfer, sell, assign, pledge, encumber, hypothecate, or otherwise dispose of any of the OP Units except as permitted in (y) this Agreement or (z) the Partnership Agreement.

(ii)                                  Contributors are knowledgeable, sophisticated and experienced in business and financial matters, and fully understand the limitations on transfer described in this Agreement and the Partnership Agreement.  Contributors are able to bear the economic risk of holding the OP Units for an indefinite period and are able to afford the complete loss of its investment in the OP Units.

(iii)                               Contributors have been advised and acknowledge that (w) the OP Units may not be transferred or redeemed, except in accordance with this Agreement and the Partnership Agreement and Contributors will continue to bear the economic risk of their respective investments in the OP Units during the period of ownership, (x) it is not anticipated that there will be any public market for the OP Units at any time, (y) Rule 144 promulgated under the 1933 Act may not be available with respect to the sale of any securities of Acquirer and Acquirer has made no covenant, and makes no covenant, to make Rule 144 available with respect to the sale of any securities of Acquirer and (z) a notation shall be made in the appropriate records of Acquirer indicating that the OP Units are subject to the restrictions on transfer set forth in this Agreement and the Partnership Agreement.

(iv)                              Each of Contributors is an “accredited investor” (as such term is defined in Rule 501 (a) of Regulation D under the 1933 Act).

9.2.                              (a)                                  As used in this Agreement, the words “Partnership’s knowledge” or “Transferors’ knowledge” or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of Steven D. Robinson, the person charged with the management responsibility for the Property.  The Partnership and each of the Transferors hereby agree that Steven D. Robinson shall have the right to exercise all rights, give and receive all notices and execute any and all documentation on their behalf in connection with the transactions contemplated by and matters arising out of this Agreement.

(b)                                 If at or prior to the Closing, Acquirer shall have actual knowledge or is deemed to have known (as hereinafter defined) (whether through its own efforts, by notice from Partnership, Transferors, or otherwise) that any of the representations or warranties made herein by Partnership or Transferors are untrue, inaccurate or incorrect and shall give Transferors notice thereof at or prior to the Closing, then Transferors may elect by notice to Acquirer to adjourn the Closing one or more times for up to sixty (60) days in the aggregate in order to cure or correct such untrue, inaccurate or incorrect representation or warranty.  If the damages arising from such breach of any such representation or warranty are equal to or less than $250,000, Acquirer shall nevertheless be deemed to, and shall, waive such misrepresentation and consummate the transactions contemplated hereby without any reduction or credit against the Consideration.  If the damages arising from such breach of any such representation or warranty are more than $250,000, Acquirer, as its sole remedy in respect thereof, shall elect either (x) to waive such misrepresentations and consummate the transactions contemplated hereby without any reduction of or credit against the Consideration, or (y) to terminate this Agreement by notice given to Transferors on or prior to the Closing Date, in which event this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except (i) as otherwise expressly provided in Sections 10, 13 and 18 and (ii) that Acquirer shall be entitled to a return of the Earnest Money (together with all interest accrued thereon, if any).

(c)                                  Notwithstanding anything contained in Section 9.2(b) or elsewhere in this Agreement to the contrary, Acquirer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Transferors or Partnership for damages that Acquirer may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Transferors’ or Partnership’s representations or warranties being untrue, inaccurate or incorrect, if (i) Acquirer has actual knowledge that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and Acquirer nevertheless closes title hereunder, or (ii) Acquirer’s damages as a result of a representation or warranty being untrue, inaccurate or incorrect are less than $250,000.  Acquirer shall be “deemed to have known” that a representation or warranty was untrue, inaccurate or incorrect at the time of the Closing to the extent that any Exhibit attached to this Agreement or document referred to therein or any Lease contains information which is inconsistent with such representation or warranty.

(d)                                 The representations and warranties of Partnership and Transferors set forth in Section 9.1 above shall be true, accurate and correct in all material respects upon the effective date of this Agreement as set forth on the signature page hereof, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date, including the date hereof) and shall survive the Closing for a period of one hundred eighty (180) days following the Closing Date (or such other date as may be expressly provided for herein), except that the representations and warranties set forth in Sections 9.1(a)(i), (ii), (xi) and (xix) and in Section 9.1(b) and 9.1(c) (except for clause (ii)) shall survive the Closing without limitation as to time, and no action or claim based thereon shall be commenced after the applicable period.  In the event Transferors deliver Transferors Certifications pursuant to Section 12.2, such Transferors Certifications shall constitute representations and warranties which shall survive the Closing for a period of five hundred forty (540) days following the Closing Date.  Claims by Acquirer against Partnership and Transferors based on a breach of any such representation or warranty in this Agreement (“Acquirer’s Claims”) shall be made by one or more notices to Partnership and Transferors, which notices shall set forth in reasonable detail the nature and the estimated amount of the claim or claims and the representation and warranty or representations and warranties claimed to be breached.  The initial notice of each Acquirer’s Claim may only be given on or prior to the expiration of the applicable survival period as to which date time shall be of the essence and any Acquirer’s Claim for which notice has not been given by such date and for which reasonable detail regarding the nature and the estimated amount of the claim or claims and the representation and warranty or representations and warranties claimed to be breached has not been given by such date shall be deemed to have been waived and shall lapse and Partnership and Transferors shall have no liability therefor.  The initial notice of each Acquirer’s Claim pertaining to the Transferors Certifications may only be given on or before the date which is five hundred forty (540) days after the closing date as to which date time shall be of the essence and any Acquirer’s Claim relating to Transferors Certifications for which notice has not been given by such date and for which reasonable detail regarding the nature and the estimated amount of time claim or claims and the representation and warranty claimed to be breached has not been given by such date shall be deemed to have been waived and shall lapse and Partnership and Transferors shall have no liability therefor.  Transferor shall have no liability to Acquirer with respect to Acquirer’s Claims pertaining to breaches of representations and warranties of which Acquirer had actual knowledge or was deemed to have known at the time of Closing pursuant to Section 9.2(c).

(e)                                  In the event Transferors shall not deliver Transferors Certifications, notwithstanding anything contained herein to the contrary, the aggregate liability of the Transferors and Partnership arising pursuant to or in connection with the representations and warranties set forth in Section 9.1 of this Agreement shall not exceed $4,000,000.  Transferors shall deposit $4,000,000 with Escrow Agent at the Closing (the “Liability Cap Escrow”), to be held in escrow in accordance with the terms set forth in an escrow agreement to be entered into by the parties at the Closing, which agreement shall be substantially in the form attached hereto as Exhibit V and made a part hereof (the “Liability Cap Escrow Agreement”).  In the event Transferors shall not deliver Transferors Certifications, after the Closing, Acquirer’s sole recourse and Partnership’s and Transferors’ sole liability in the event of an Acquirer’s Claim or in event of a breach of the representations and warranties set forth in this Agreement shall be limited to the Liability Cap Escrow.  All interest on the Liability Cap Escrow shall be the property of Transferors and shall not be subject to Acquirer’s Claim and shall be paid to Transferors, as provided in the Liability Cap Escrow Agreement.  If Transferors shall not deliver Transferors Certifications and Acquirer does not assert a Acquirer’s Claim on or before the date that is one hundred eighty (180) days after the date of Closing, Escrow Agent shall disburse the Liability Cap Escrow, together with all interest thereon, to Transferors.  If Transferors shall not deliver Transferors Certifications and Acquirer makes an Acquirer’s Claim on or before the date that is one hundred eighty (180) days after the date of Closing, Escrow Agent shall disburse the portion of the Liability Cap Escrow in excess of the sum of the aggregate amount of all Acquirer’s Claims to Transferors, and the portion of the Liability Cap Escrow in an amount equal to the aggregate amount of all Acquirer’s Claims shall not be disbursed until final disposition of the breach asserted by such claim notice, upon which Escrow Agent shall disburse the Liability Cap Escrow, together with all interest thereon, in accordance with such final disposition.

(f)                                    In the event Transferors shall deliver Transferors Certifications pursuant to Section 12.2, notwithstanding anything contained herein to the contrary, the aggregate liability of the Transferors and Partnership arising pursuant to or in connection with the representations and warranties set forth in Section 9.1 of this Agreement shall not exceed $4,500,000.  Transferors shall deposit $4,500,000 with Escrow Agent at the Closing (the “Enhanced Liability Cap Escrow”) in lieu of the $4,000,000 in 9.1(e) above, to be held in escrow in accordance with the terms set forth in the Liability Cap Escrow Agreement.  After the Closing, Acquirer’s sole recourse and Partnership’s and Transferor’s sole liability in the event of an Acquirer’s Claim or in event of a breach of the representations and warranties set forth in this Agreement shall be limited to the Enhanced Liability Cap Escrow.  All interest on the Enhanced Liability Cap Escrow shall be the property of Transferors and shall not be subject to Acquirer’s Claim and shall be paid to Transferors, as provided in the Liability Cap Escrow Agreement.  If Acquirer does not assert a Acquirer’s Claim on or before the date that is one hundred eighty

(180) days after the date of Closing, Escrow Agent shall disburse the portion of the Liability Cap Escrow equal to $2,250,000, together with all interest thereon, to Transferors and the balance of the Liability Cap Escrow shall remain in escrow subject to the terms of the Liability Cap Escrow Agreement.  If Acquirer does make an Acquirer’s Claim on or before the date that is one hundred eighty (180) days after the date of Closing, Escrow Agent shall disburse the portion of the Liability Cap Escrow equal to the excess, if any, of $4,500,000 over the sum of $2,250,000 plus the aggregate amount of all Acquirer’s Claims to Transferors, and the portion of the Enhanced Liability Cap Escrow in an amount equal to the aggregate amount of all Acquirer’s Claims plus $2,250,000 shall not be disbursed until final disposition of the breach asserted by such claim notice, upon which Escrow Agent shall disburse the Enhanced Liability Cap Escrow, together with all interest thereon, in accordance with such final disposition.  On the first business day that is five hundred forty (540) days after the date of Closing, Escrow Agent shall disburse the portion of the remaining balance of the Enhanced Liability Cap Escrow in excess of the sum of the aggregate amount of all Acquirer’s Claims to Transferors, and the portion of the remaining balance of the Enhanced Liability Cap Escrow in an amount equal to the aggregate amount of all Acquirer’s Claims shall not be disbursed until final disposition of the breach asserted by such claim notice, upon which Escrow Agent shall disburse the remaining balance of the Enhanced Liability Cap Escrow, together with all interest thereon, in accordance with such final disposition.  The provisions of this Section 9.2 shall survive the Closing.

9.3.                              As a material inducement to Transferors to enter into this Agreement and to consummate the transactions contemplated hereby, Acquirer and SLG, a Maryland corporation (the “REIT”), hereby severally make to Transferors the representations and warranties set forth in this Section 9.3, which representations and warranties shall be true as of the date hereof in all material respects and shall be true on the Closing Date in all material respects.

(a)                                  The Acquirer is duly formed and in good standing as a limited partnership of the State of Delaware.  The REIT is a corporation duly organized in the State of Maryland and is the sole general partner of the Partnership.

(b)                                 The Acquirer has or, as applicable, shall have at the Closing, all requisite partnership power and authority to carry on its business as it is currently being conducted, to accept title to the Membership Interests as herein contemplated and to execute, deliver and perform this Agreement and all documents to be executed and delivered in regard to the consummation of the transactions contemplated hereby and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Acquirer of this Agreement and all documents to be executed and delivered in regard to the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of the Acquirer, and the Transferee shall, upon request of Contributor, deliver evidence of such authority at or prior to the Closing.

(c)                                  This Agreement has been, and all documents to be executed and delivered in regard to the consummation of the transactions contemplated hereby and the Partnership Agreement will be at or prior to Closing, duly executed and delivered by the Acquirer, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and the Partnership Agreement constitute, and all documents to be executed and delivered in regard to the consummation of the transactions contemplated hereby when so executed and delivered will constitute, legal, valid and binding obligations of the Acquirer and the REIT, if a party thereto, enforceable against the Acquirer and the REIT, if a party thereto, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(d)                                 Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof on the part of Acquirer or the REIT as applicable, and consummation of the transactions contemplated hereby, will violate any statute, license, decree, order or regulation of any Governmental Authority, or will, at the Closing Date, breach, conflict with or result in a breach of any of the terms, conditions or provisions of any material agreement or instrument to which Acquirer or the REIT is a party, or by which either of them is or may be bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon, or give to others any interest or rights in, the Units to be issued to Transferors.

(e)                                  Neither Acquirer nor the REIT has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Partnership’s or the REIT’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Partnership’s or the REIT’s assets, (iv) suffered the attachment, or other judicial seizure of all, or substantially all, of Acquirer’s or the REIT’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or compromise to its creditors generally.

(f)                                    The Partnership Agreement of the Acquirer delivered to Transferors is a true and complete copy thereof.

(g)                                 The OP Units to be issued to Transferors hereunder shall be duly authorized for issuance to Contributor and, upon such issuance, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights upon their issuance.

(h)                                 No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any Governmental Authority or any other Person is required to be made, including, but not limited to, any governmental bodies, agencies, tenants, partners or lenders, in connection with the execution, delivery and performance of this Agreement which shall not have been obtained prior to the Closing.

(i)                                     Acquirer qualifies, and covenants that it shall continue to operate its business in a manner to qualify, as a partnership for Federal income tax purposes.

(j)                                     Unless and until the Board of Directors of the REIT determines that it is not in the best interest of the REIT to qualify as a real estate investment trust under the Code, the REIT covenants that it shall continue to operate its business in a manner to qualify as a real estate investment trust under the Code.

(k)                                  There are no actions, suits, proceedings or investigations pending before any court or governmental authority, or, to the best of Acquirer’s knowledge, contemplated or threatened, which would have a material adverse impact on the transaction contemplated hereby.

(l)                                     Acquirer is acquiring the Membership Interests for its own account for purposes of investment and not with view to effecting a public distribution thereof, subject to its rights, if any, to sell or otherwise transfer the Membership Interests pursuant to an exemption from registration under applicable securities laws.

9.4.                              The representations and warranties of Acquirer set forth in this Agreement shall be true, accurate and correct in all material respects upon the effective date of this Agreement as set forth on the signature page hereof, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date) and shall survive the Closing or earlier termination of this Agreement.

Section 10.                                      Disclaimer; As Is.

10.1.                        As a material inducement to Transferors and Partnership to execute this Agreement, Acquirer agrees to accept the Membership Interests and acknowledges that except as otherwise set forth in this Agreement, title to the Property is, on an “AS-IS-WHERE-IS AND WITH ALL FAULTS” basis. This Agreement, as written, contains all the terms of the agreement entered into between the parties as of the date hereof, and Acquirer acknowledges, except as set forth in this Agreement, that neither Partnership, nor Transferors nor any of Transferors’ Affiliates, nor any of their agents or representatives, nor the Broker (as defined below in Section 13.1) has made any representations, or held out any inducements to Acquirer, and Transferors hereby specifically disclaims any representation, oral or written, past, present or future, other than those specifically set forth in this Agreement. Without limiting the generality of the foregoing, Acquirer has not relied on any representations or warranties, and neither Partnership nor Transferors nor Transferors’ Affiliates, nor any of their agents or representatives has or is willing to make any representations or warranties, express or implied, except as expressly set forth in this Agreement, as to (a) the status of title to the Property; (b) the Leases or the Rent Roll, (c) the Contracts or the Schedule of Contracts; (d) any survey of the Property; (e) the current or future real estate tax liability, assessment or valuation of the Property; (f) the potential qualification of the Property for any and all benefits conferred by any laws whether for subsidies, special real estate tax treatment, insurance, mortgages, or any other benefits, whether similar or dissimilar to those enumerated; (g) the compliance of the Property in its current or any future state, with applicable laws, ordinances, orders or requirements, or any violations thereof, including, without limitation, those relating to environmental or zoning matters and the ability to obtain a change in the zoning or a variance in respect to the Property’s non-compliance, if any, with said zoning laws, ordinances, orders or requirements; (h) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Property from any source, including, but not limited to any governmental authority or any lender; (i) the current or future use of the Property, including, but not limited to, the Property’s use for commercial, manufacturing or general office purposes; (j) the present and future condition and operating state of any Personal Property and the present or future structural and physical condition of the Building or their suitability for rehabilitation or renovation, or the need for expenditures for capital improvements, repairs or replacements thereto; (k) Partnership or Transferors’ compliance with any laws, ordinances, orders, environmental permits or requirements of any governmental authority and any Violations thereof; (1) the viability or financial condition of any tenant; (m) the status of the leasing market in which the Property is located; (n) the actual or projected income or operating expenses of the Property; (o) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; (p) the condition of the ground water, surface water or soil of the Property; (q) the existence of any Environmental Hazardous Materials (as defined below in Section 10.3(b)) thereon (including, without limitation, asbestos or asbestos containing materials) or emanating from the Property; or (r) any Environmentally Hazardous Materials generated from the Property and disposed of off-site.

10.2.                        Acquirer intends to make full and complete investigations, examinations and inspections of the Property and all Property Information (as defined below in Section 18.5). Acquirer acknowledges and agrees that, except as expressly provided in this Agreement and without diminishing the representations, if any, of Partnership and Transferors expressly set forth in this Agreement (a) the Property Information made available to Acquirer and Acquirer’s Representatives (as defined below in Section 18.5) by Partnership, Transferors or Transferors’ Affiliates, or any of their agents or representatives may have been prepared by third parties and may not be the work product of Partnership, Transferors and/or any of Transferors’ Affiliates; (b) neither Partnership, nor Transferors nor any of Transferors’ Affiliates has made any independent investigation or verification of, or has any knowledge of, the accuracy or completeness of the Property Information; (c) the Property Information made available to Acquirer and Acquirer’s Representatives is made available to each of them at the request, and for the convenience of, Acquirer; (d) Acquirer is relying solely on its own independent investigations, examinations and inspections of the Property and those of Acquirer’s Representatives and is not relying in any way on the Property Information made available by Partnership, Transferors or any of Transferors’ Affiliates, or any of their agents or representatives; (e) Partnership and Transferors’ disclaim any representations or warranties with respect to the accuracy or completeness of the Property Information and Acquirer releases Partnership, Transferors and Transferors’ Affiliates, and their agents and representatives, from any and all liability with respect thereto; and (f) any further distribution of the Property Information is subject to Section 18. Acquirer has inspected the Property, is thoroughly acquainted with and accepts its condition, and has reviewed, to the extent necessary in its discretion, all the Property Information. Partnership, Transferors and Transferors’ Affiliates shall not be liable or bound in any manner by any oral or written “setups” or information pertaining to the Property or the rents made available by Partnership, Transferors and Transferors’ Affiliates, their agents or representatives, any real estate broker, including, without limitation, the Broker, or other person or entity.

10.3.                        (a)  Acquirer and anyone claiming by, through or under Acquirer, hereby fully releases Partnership, Transferors and Transferors’ Affiliates, and all of their respective employees, officers, directors, representatives, and agents (collectively, the “Releasees”) from any and all claims that it may now have or hereafter acquire against the Releasees for any costs, losses, liabilities, damages, expenses, demands, actions or causes of action, whether foreseen or unforeseen, arising out of or related to (i) any construction defects, errors or omissions on or in the Property, (ii) the past, present, or future presence of Environmentally Hazardous Materials

(as defined below in Section 10.3(b)) on or in the Property, (iii) compliance or non-compliance with any Environmental Laws (as defined below in Section 10.3(b)), (iv) the off-site presence of Environmentally Hazardous Materials generated at the Property or (v) subject to the terms of this Agreement, any other conditions affecting the Property. In furtherance of the foregoing release, Acquirer hereby waives any and all rights and remedies whatsoever, express or implied, Acquirer may have against the Releasees arising out of or resulting from the matters set forth in the foregoing clauses (i) through (v), including, without limitation, the right to rescind this Agreement and seek damages for non-compliance with Environmental Laws, and that in connection with such matters, Acquirer shall look solely to Partnership’s and Transferors’ predecessors or to such contractors and consultants as may have contracted for work in connection with the Property for any redress or relief.  The waivers and releases set forth in this Section 10 shall survive the Closing or earlier termination of this Agreement.

(b)                                 As used herein, the term “Environmentally Hazardous Materials” shall include, without limitation, (i) those substances which are defined as “hazardous substances”, “extremely hazardous substances”, “pollutants”, “contaminants”, “hazardous materials”, “hazardous waste”, “toxic pollutants”, “toxic substances”, “regulated substances”, “restricted or special wastes” or other similar designations, or otherwise are or shall become listed, regulated or addressed, in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.; the Clean Air Act, 42 U.S.C. § 7501, et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Occupational Health and Safety Act, 29 U.S.C. § 655 et seq.; all as amended, or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct for environmental protection (collectively, the “Environmental Laws”), (ii) petroleum or crude oil other than petroleum and petroleum products which are contained within regularly operated motor vehicles, (iii) asbestos or asbestos containing materials and (iv) Environmentally Hazardous Materials present on the Property due to off-site disposal of same whether or not generated at the Property.

Section 11.                                      Conditions to Closing.

11.1.                        Acquirer’s obligation under this Agreement to purchase the Membership Interests is subject to the fulfillment of each of the following conditions, subject, however, to the provisions of Section 11.3:

(a)                                  the representations and warranties of Partnership and Transferors contained herein shall be true and correct in all material respects as of the Closing Date except to the extent they relate only to an earlier date (but shall be true at Closing as to such date);

(b)                                 the state of the title to the Leasehold Estate shall be in accordance with the terms and conditions of this Agreement and Title Company shall be willing to insure Acquirer pursuant to an ALTA 1992 Owner’s Policy at regular rates subject only to the Permitted Exceptions and the standard printed exceptions in such ALTA form of policy, and Transferors shall have delivered all documents (duly executed) which Transferors are required to deliver pursuant to the terms of this Agreement;

(c)                                  the conditions precedent to Closing in respect of Tenant Estoppels (as defined below in Section 12.l(o)) as provided for in Section 12.2 below have been fulfilled;

(d)                                 the Lender’s statement contemplated by Section 12.1(s) herein and the consent by the Lender pursuant to Section 3.1 to the transactions contemplated by this Agreement shall each have been delivered to Acquirer and Acquirer and Lender shall have agreed upon the Assumption Documents subject to Acquirer’s obligations under Section 3.1;

(e)                                  Transferor shall have delivered to Acquirer an estoppel certificate from the lessor under the Ground Lease in the form required therein which does not materially conflict with the accuracy of the representations made by the Partnership in Section 9.1(a)(iii) herein; and

(f)                                    Transferors shall have made all payments and delivered all documents (duly executed) to be made or delivered by Transferors under this Agreement, and otherwise shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by Transferors at or prior to Closing.

11.2.                        Transferors’ obligation under this Agreement to sell the Membership Interests to Acquirer is subject to satisfaction of each of the following conditions:

(a)                                  all representations and warranties of Acquirer contained herein shall be true and correct in all material respects as of the Closing Date, except to the extent they relate only to an earlier date;

(b)                                 Acquirer shall have made all payments and delivered all documents (duly executed) to be made or delivered by Acquirer and SL Green Realty Corp. as set forth in this Agreement, and otherwise shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Acquirer at or prior to Closing;

(c)                                  the consent of the Lender pursuant to Section 3.1 to the transaction contemplated by this Agreement; and

(d)                                 the execution, acknowledgement and delivery by Acquirer and SL Green Realty Corp. of the Gianos Assumption and Indemnity Agreement and the Indemnification Agreement (if the Guarantors are not released by Lender under the Environmental Indemnification and the Guaranty).

11.3.                        If any condition contained in Sections 11.1 and 11.2 is not satisfied, the party entitled to the satisfaction of such condition as a condition to its obligation to consummate the transactions contemplated hereunder shall have as its sole remedy hereunder the right to elect to (a) waive such unsatisfied condition whereupon the sale of the Membership Interests shall close as provided in this Agreement or (b) terminate this Agreement. In the event such party elects to terminate this Agreement, this Agreement shall be terminated and neither party shall have any further rights, obligation or liabilities hereunder, except (i) as otherwise expressly provided in Sections 10, 13 and 18 and except (ii) that Acquirer shall be entitled to a return of the Earnest Money (together with all interest accrued thereon, if any).

Section 12.                                      Documents and Payments to be Delivered at Closing.

12.1.                        At the Closing, Transferors shall deliver the following to Acquirer:

(a)                                  the Certificate of Formation of the Company in the form set forth on Exhibit W attached hereto and made a part hereof duly executed by an authorized person and duly filed with the appropriate governmental authority in its state of incorporation;

(b)                                 the Limited Liability Company Agreement/Operating Agreement of the Company in the form set forth on Exhibit C attached hereto and made a part hereof executed by the Partnership as its sole member and all other documents necessary to effect the Interim Transactions;

(c)                                  evidence that the Company is authorized to do business in New York if Company is organized in a jurisdiction other than New York;

(d)                                 an assignment and assumption of the Ground Lease (the “Assignment and Assumption of Ground Lease”) substantially in the form set forth on Exhibit X attached hereto and made a part hereof executed and acknowledged and in proper form for recording between Partnership, as assignor, and the Company, as assignee, and an original counterpart duly executed and acknowledged shall be delivered to the Title Company for recording and an original counterpart duly executed and acknowledged shall be delivered to the lessor under the Ground Lease in the manner provided in the Ground Lease;

(e)                                  a certified or official bank check to the order of the recording officer of the county in which the Assignment and Assumption of Ground Lease is to be recorded for the amount of the transfer tax, if any, to be paid in accordance with Article 31 of the Tax Law of the State of New York.  At Transferors’ option, Acquirer shall pay all of the same and shall receive a credit for such amount on account of the cash portion of the Consideration due at Closing;

(f)                                    a certified or official bank check to the order of the Finance Administrator of the City of New York for the amount of the Real Property Transfer Tax , if any, imposed by Title II of Chapter 46 of the Administrative Code of The City of New York, together with the return required by the said statute and the regulations issued pursuant to the authority thereof, duly signed and sworn to by Partnership and Company in connection with the Assignment and Assumption of Ground Lease.  At Transferors’ option, Acquirer shall pay all the same and receive a credit for such amount on account of the cash portion of the Consideration due at Closing.  Transferors hereby, jointly and severally, indemnify Acquirer against all claims for Transfer Tax Liabilities (as hereinafter defined).  As used herein, “Transfer Tax Liabilities” means any additional real estate or real property transfer taxes which may be claimed or assessed after the Closing in connection with the transactions contemplated under this Agreement, including, without limitation, by reason of any of the Interim Transactions, in whole or in part, together with all interest and penalties imposed in connection therewith and all damages, losses, liabilities, claims, costs or expenses (including, without limitation, reasonable attorneys’ fees, expenses, disbursements and court costs) suffered or incurred by the Acquirer by reason of such claim or assessment;

(g)                                 Partnership and Company shall execute and deliver all affidavits, statements and returns required to be delivered with respect to the Assignment and Assumption of Ground Lease pursuant to Article 31 of the New York State Tax Law;

(h)                                 an assignment and assumption of Leases (the “Assignment and Assumption of Leases “) substantially in the form set forth on Exhibit Y, attached hereto and made a part hereof, pursuant to which Partnership shall assign to Company, without recourse or warranty whatsoever, except as set forth in this Agreement, and Company shall assume, with respect to events first occurring or conditions first existing after the Closing, all of Partnership’s right, title and interest in and to the Leases and the security deposits thereunder in Partnership’s possession, if any and Company shall duly execute and deliver the Assignment and Assumption of Leases at the Closing;

(i)                                     an assignment and assumption of contracts (“Assignment and Assumption of Contracts”) substantially in the form set forth on Exhibit Z attached hereto and made a part hereof, pursuant to which Partnership shall assign to Company, without recourse and warranty whatsoever, except as set forth in this Agreement, and Company shall assume with respect to events first occurring or conditions first existing after the Closing, all the Partnership’s right, title and interest to the Contracts, including, without limitation, all union contracts (subject to and except as provided in Section 22 herein), and Company shall duly execute and deliver the Assignment and Assumption of Contracts at the Closing;

(j)                                     Partnership’s check payable to Company in an amount equal to the cash security deposits, if any, held by Partnership under the Leases.  Any security deposit in transferable form other than cash shall be transferred to Acquirer, at Transferors’ cost and expense, by way of appropriate instruments of transfer or assignment at Closing; if any such assignment cannot practicably be completed by Closing, then at Closing, Acquirer and Transferors shall cooperate to consummate such transfer after the Closing and Transferors agree, at the written request of Acquirer after the Closing, to “draw down” or cause to be “drawn down” such non-cash security deposit on behalf of Acquirer, provided in each such instance prior to such “draw down” Acquirer enters into an agreement in form reasonably requested by Partnership to indemnify and hold harmless Partnership and Transferors from all liability, loss, cost and expense in connection with such “draw down”;

(k)                                  notices to the tenants of the Building advising the tenants of the Assignment and Assumption of Ground Lease and directing that rents and other payments thereafter be sent to Company, or as Company may direct, and otherwise in form and substance satisfactory to each party hereto and sufficient in the judgment of each party to satisfy all legal requirements, if any, for such notice and to relieve Partnership of all liability relating to the security deposits, if any, held under the Leases;

(l)                                     a bill of sale conveying, transferring and selling to Company, without recourse or warranty whatsoever, all right, title and interest of Partnership in and to all Personal Property.  Company acknowledges that the Personal Property has no value and that said bill of sale is being provided as an accommodation to Company.  Partnership shall prepare and file any required sales tax return in connection with the Personal Property and the Partnership shall pay the sales tax due thereon, if any.  At the Closing, Company shall (i) execute and deliver such bill of sale and sales tax return to Partnership and (ii) deliver to Partnership an unendorsed certified check payable to the order of the appropriate collection officer in the amount of the sales tax due with such return;

(m)                               a non-foreign affidavit stating that Partnership is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “FIRPTA Provisions”);

(n)                                 all Leases (and all lease files) except for the Missing Lease Documents, and, to the extent in Partnership’s or its managing agent’s possession on the Closing Date, Contracts and other documents and records relating to the Property; and

(o)                                 Intentionally Omitted.

(p)                                 an Assignment and Assumption of Membership Interests (the “Assignment and Assumption of Membership Interests”) in the form set forth in Exhibit AA attached hereto and made a part hereof from each Transferor.

(q)                                 the consent of the Lender pursuant to Section 3.1 to the transactions contemplated by this Agreement;

(r)                                    a written statement executed by the landlord under the Ground Lease containing the statements prescribed by Paragraph Twenty-Seventh of the Ground Lease.

(s)                                  a written statement executed by the Lender stating (i) the amount of unpaid principal and interest under the Mortgage Loan, and (ii) that to the knowledge of the Lender, there are no defaults under the Mortgage Loan;

(t)                                    such instruments as are necessary and reasonably required by Acquirer or the Title Company to evidence the authority and good standing of Company, Partnership, Intermediate Entities and such Transferors which are not individual persons to execute the instruments to be executed in connection with the transactions contemplated herein and evidencing that the execution is the official act and deed of the Company, Partnership Intermediate Entity or such Transferors which are not individual persons and the identity of the incumbent officers signing the instruments on behalf of Company, Partnership or Intermediate Entity.

(u)                                 a certified or official bank check to the order of the New York State Department of Taxation and Finance in connection with the Assignment and Assumption of Membership Interests for the amount of the transfer tax to be paid in accordance with Article 31 of the Tax Law of the State of New York.  At Transferors’ option, Acquirer shall pay all of the same and shall receive a credit for such amount on account of the cash portion of the Consideration due at Closing;

(v)                                 a certified or official bank check to the order of the Finance Administrator of the City of New York for the amount of the Real Property Transfer Tax imposed by Title II of Chapter 46 of the Administrative Code of The City of New York, together with the return required by the said statute and the regulations issued pursuant to the authority thereof, duly signed and sworn to by Transferors in connection with the Assignment and Assumption of Membership Interests.  At Transferors’ option, Acquirer shall pay all the same and receive a credit for such amount on account of the cash portion of the Consideration due at Closing;

(w)                               Transferors shall execute and deliver all affidavits, statements and returns required to be delivered with respect to the Assignment and Assumption of Membership Interests pursuant to Article 31 of the New York State Tax Law;

(x)                                   non-foreign affidavits stating that each of Transferors is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “FIRPTA Provisions”);

(y)                                 Intentionally Omitted;

(z)                                   customary title affidavits which may be required by the Title Company (including, without limitation, certificates that the leases and related documents described in Exhibit I, Items 16, 17, 18 and 19 no longer affect the Property);

(aa)                            a termination of all property management agreements and leasing agency agreements;

(bb)                          Contributors shall execute and deliver (a) the Recipient Agreement, (b) two (2) counterparts of the Partnership Agreement (the “Counterpart OP Signature Page”), and (c) all other documents required by the Recipient Agreement;

(cc)                            all other documents Transferors are required to deliver pursuant to the provisions of this Agreement and reasonably required to effectuate the transactions contemplated hereby.

(dd)                          an assignment of all arrears under the lease and other related documents described in Paragraphs X and Y on Exhibit F (the “Related Lease”) in respect of the increase in additional rent payable under the Related Lease as a result of the increase in rent payable under the Ground Lease (the “Related Claim”) pursuant to an assignment agreement in form and substance reasonably satisfactory to Transferors and Acquirer (which assignment agreement shall, in all events, contain Transferors agreement to reasonably cooperate with Acquirer, at no cost or expense to Transferors, in connection with the calculation and collection of such arrearage.

Not earlier than ten (10) days prior to the Closing and in all events prior to the Closing, a written demand in connection with the Related Claim prepared in accordance with the provisions of the Related Lease, duly executed by the Partnership in form and substance reasonably satisfactory to Transferors and Acquirer, which demand shall be made in accordance with the provisions of this Related Lease.

12.2.                        (a)                                  Transferors’ obligation in respect of obtaining Tenant Estoppels shall be to (i) request, and use commercially reasonable efforts to obtain, Tenant Estoppels from all tenants and (ii) use commercial reasonable efforts to obtain Tenant Estoppels (which Tenant Estoppels must be in the form attached hereto as Exhibit BB) from tenants occupying not less than 65% of the rented square footage of the Building which is leased on the date of this Agreement to tenants (the “Required Amount”), which Tenant Estoppels do not materially contradict the information set forth in the representations made by Transferors in Section 9.1 of this Agreement (as applicable to each Lease).  The receipt by Acquirer of the Required Amount of Tenant Estoppels in form and substance required hereby shall be a condition precedent to Acquirer’s obligations to close the transactions contemplated by this Agreement unless Transferors alternatively comply with the provision of Section 12.2(b).  Partnership and Transferors shall deliver all Tenant Estoppels received from tenants to Acquirer promptly upon receipt.

(b)                                 Notwithstanding anything in this Agreement to the contrary, so long as Transferors obtain Tenant Estoppels from tenants occupying not less than 40% of the rented square footage of the Building which is leased on the date of this Agreement to tenants (the “Minimum Amount”), which Tenant Estoppels do not materially contradict information set forth in the representations made by Transferors in Section 9.1 of this Agreement (as applicable to each Lease), then Transferors shall deliver to Acquirer at the Closing in lieu of any Tenant Estoppels which were not obtained from tenants a letter certification to Acquirer setting forth the information required to be set forth in the Tenant Estoppel which information does not materially contradict the information set forth in the representations made by Transferors in Section 9.1 (herein referred to as “Transferors’ Certification”) but only for so many tenants as necessary to cover the difference between clauses (x) and (y) below.  The receipt by Acquirer of the Minimum Amount of Tenant Estoppels in form and substance required hereby together with Transferors’ Certifications in form and substance required hereby for tenants occupying square footage not less than the difference between (x) 65% of the rented square footage of the Building which is leased to tenants on the date of this Agreement, and (y) the percentage of the rented square footage of the Building which is leased to tenants on the date of this Agreement for which Tenant Estoppels which do not materially contradict the information set forth in Section 9.1 of this Agreement (as applicable to each Lease) have been obtained shall be deemed to satisfy the condition precedent to Acquirer’s obligations to close the transactions set forth in Section 12.2.

12.3.                        At the Closing, Acquirer shall execute, acknowledge and/or deliver, as applicable, the following to Transferors:

(a)                                  the Cash Component of the Consideration payable at Closing pursuant to Section 2.1.3, as increased or reduced for closing adjustments, apportionments and credits, if any, as provided in this Agreement;

(b)                                 the Partnership Units constituting the Partnership Component of the Consideration payable at Closing pursuant to Section 2.1.3 and documentation evidencing the issuance of Partnership Units to Contributors, and the admission of Contributors as a partner of Acquirer;

(c)                                  the Assignment and Assumption of Membership Interest executed by Acquirer as set forth in Section 12.1(u) above;

(d)                                 written instructions to Escrow Agent to release the Earnest Money (including interest earned thereon) for disbursement to Transferors;

(e)                                  such instruments as are necessary and reasonably required by Transferors or Title Company to evidence the good standing and authority of Acquirer in disbursing the Consideration and executing the instruments to be executed in connection with the transaction contemplated herein and evidence that the execution of such instruments is the official act and deed of Acquirer, and the identity of the incumbent officers;

(f)                                    such payments and documentation as may be required by the Lender in connection with Lender’s consent to the transactions contemplated by this agreement, the assumption of the Mortgage Loan by the Company and the release of the Guarantors, each as set forth in Section 3.1;

(g)                                 the return required by the Real Property Transfer Tax Imposed by Title II of Chapter 46 of the Administrative Code of The City of New York, and the regulations issued pursuant to the authority thereof, duly signed and sworn to by Acquirer in connection with the Assignment and Assumption of Membership Interest;

(h)                                 Acquirer shall execute and deliver all affidavits, statements and returns required to be delivered with respect to the Assignment and Assumption of Membership Interest pursuant to Article 31 of the New York State Tax Law;

(i)                                     a lease agreement between Company, as landlord, and                  , as tenant (the “Suite 10B Tenant”), for Suite 10B on tenth (10th) floor of Building (the “Suite 10B Lease”) in the form attached as Exhibit L and made a part hereof, if, and only if, the Suite 10B Lease has been executed and delivered by the Suite 10B Tenant, it being acknowledged and agreed that Acquirer’s sole obligation in respect of the Suite 10B Lease, and the sole condition to Transferors’ obligation to sell the Membership Interests to Acquirer in respect of the Suite 10B Lease, shall be for Acquirer to offer to lease Suite 10B to the Suite 10B Tenant in the form set forth on Exhibit L and to execute and deliver the Suite 10B Lease if executed and delivered by the Suite 10B Tenant and it is further acknowledged and agreed that the execution of the Suite 10B Lease is solely at the option of the Suite 10B Tenant and it shall not be a condition to Acquirer’s obligation to buy the Membership Interests from Transferors that the Suite 10B Lease be executed by the Suite 10B Tenant;

(j)                                     each of the agreements contemplated by Section 4.13 of this Agreement, including, without limitation, the Gianos Assumption and Indemnity Agreement which shall also be executed by the Company and SLG;

(k)                                  the Indemnification Agreement, which shall also be executed by the Company and SLG, if Guarantors are not released by Lender under the Environmental Indemnity and Guaranty; and

(l)                                     all other documents required to be delivered by Acquirer pursuant to this Agreement and such other documents as the Transferors or the Title Company deems reasonably required to effectuate the transactions contemplated hereby.

Section 13.                                      Brokers.

13.1.                        Transferors and Acquirer each represent and warrant to the other that it has not dealt with any broker, agent or finder in connection with this Agreement or the transaction described herein, and that it knows of no person or entity who has claimed, may have the right to claim or is entitled to a commission or compensation in connection with this Agreement or the transaction described herein, other than Cushman & Wakefield, Inc. (the “Broker”)

13.2.                        The commission, if any, (the “Commission”) due to Broker in connection with this transaction shall be paid by Acquirer.

13.3.                        Acquirer shall defend, indemnify and hold harmless Transferors and Transferors’ Affiliates, and Transferors and the Partnership shall defend, indemnify and hold harmless Acquirer, from and against any and all claims, demands, causes of action, losses, damages, liabilities (including, without limitation, strict liability), costs and expenses (including, without limitation, attorneys’ fees and disbursements), whether foreseen or unforeseen, asserted against or incurred by the other (in the case of Transferors, incurred by Transferors and/or any Transferors’ Affiliate) in connection with or arising out of (a) any claim or claims by any broker, agent, finder or other person (excluding the Broker with respect to Transferors’ agreement of indemnification, but including, with respect to Acquirer’s agreement of indemnification under this Section 13.3, any claim by Broker for any commission) for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement if such claim or claims are based in whole or in part on dealings or agreements with the indemnifying party or (b) a breach of the representations, warranties or covenants of the indemnifying party contained in this Section 13. The representations, warranties and covenants contained in this Section 13 shall survive the Closing or earlier termination of this Agreement.

Section 14.                                      Assignment.

14.1.                        Except as set forth herein, Acquirer may not assign all or any portion of its rights under this Agreement to any person or entity without the prior written consent of Transferors, which consent may be withheld in Transferors’ sole and absolute discretion.  Notwithstanding anything to the contrary contained in this Section 14, Acquirer may, without the consent of Transferors, assign all or any portion of its rights and delegate all or any portion of its obligations hereunder to one or more Affiliates (as hereinafter defined) of Acquirer, to whom the Membership Interests shall be assigned in accordance with this Agreement (such assignee, a “Designee”).  In connection with any such assignment or designation, such Designee shall assume in writing such of Acquirer’s obligations under this Agreement as has been assigned to such Designee, however, Acquirer shall not be released from any of its obligations imposed upon it hereunder; including, without limitation, that no such assignment shall relieve Acquirer from its obligations (i) to issue to Contributors the OP Units at Closing and (ii) to indemnify Contributors for Income Tax Liability (as hereinafter defined) arising under Section 24.  Designee shall succeed to the rights, remedies and indemnifications to which Acquirer is entitled hereunder, to the extent of the rights, remedies and indemnifications assigned to Designee and to the extent the foregoing survive the Closing.  Acquirer shall advise Lender of the name and organizational structure of any Designee prior to the assignment of this Agreement.  For purposes of this Section 14, the capitalized term “Affiliate” means (a) with respect to the

Membership Interests being transferred by Contributors, any limited liability company or other entity in which Acquirer owns, directly or indirectly (through one or more entities, each of which is a disregarded entity for federal income tax purposes), all of the beneficial interests, and which is a disregarded entity for federal income tax purposes and (b) with respect to the Membership Interests being transferred by the Transferors other than Contributors, any entity in respect of which Acquirer directly or indirectly possesses day-to-day management authority.  No consent given by Transferor to any transfer or assignment of Acquirer’s rights or obligations hereunder, to the extent required hereunder, shall be construed as a consent to any other transfer or assignment of Acquirer’s rights or obligations hereunder.  Any assignment in violation of this Section 14 shall be void and of no force or effect, ipso facto, ab initio.

Section 15.                                      Casualty; Condemnation.

15.1.                        Damage or Destruction:  If a “material” part (as hereinafter defined) of the Property is damaged or destroyed by fire or other casualty, Transferors shall notify Acquirer of such fact and Acquirer shall have the option to terminate this Agreement upon notice to Transferors given not later than fifteen (15) days after receipt of Transferors’ notice.  If this Agreement is so terminated, the provisions of Section 15.3 shall apply. If Acquirer does not elect to terminate this Agreement, or if there is damage to or destruction of an “immaterial” part (“immaterial” is herein deemed to be any damage or destruction which is not “material”, as such term is hereinafter defined) of the Property, Acquirer shall purchase the Membership Interests as provided in this Agreement and, at the Closing, the Partnership shall pay over to the Company the proceeds of any insurance collected by the Partnership and shall assign and transfer to the Company all right, title and interest of the Partnership in and to any uncollected insurance proceeds which the Company may be entitled to receive from such damage or destruction, plus the amount of any deductible under the property insurance policy.  The Partnership’s duties hereunder to transfer the insurance proceeds to the Company and to assign all right, title and interest of the Partnership in and to any uncollected insurance proceeds which the Partnership may be entitled to receive as a result of such damage or destruction are expressly subject and subordinate to the rights of the landlord under the Ground Lease and the Lender under the Mortgage and the rights of such other parties shall not affect the Acquirer’s obligations hereunder.  A “material” part of the Property shall be deemed to have been damaged or destroyed if the cost of repair or replacement shall be $5,000,000 or more as reasonably estimated by an independent architect selected by the Real Estate Board of New York.

15.2.                        Condemnation: If, prior to the Closing Date, all or any “significant” portion (as hereinafter defined) of the Property is taken by eminent domain or condemnation (or is the subject of a pending or contemplated taking which has not been consummated), Transferors’ shall notify Acquirer of such fact and the Acquirer shall have the option to terminate this Agreement upon notice to the Transferors given not later than five (5) days after receipt of the Transferors’ notice. If this Agreement is so terminated, the provisions of Section 15.3 shall apply. If the Acquirer does not elect to terminate this Agreement, or if an “insignificant” portion (“insignificant” is herein deemed to be any taking which is not “significant”, as such term is herein defined) of the Property is taken by eminent domain or condemnation at the Closing, the Partnership shall assign and turnover, and the Company shall be entitled to receive and keep, all awards or other proceeds for such taking by eminent domain or condemnation.  The Partnership’s duties hereunder to assign and turn over all awards or other proceeds for such taking by eminent domain or condemnation are expressly subject and subordinate to the rights of the landlord under the Ground Lease and the Lender under Mortgage and the rights of such parties shall not affect the Acquirer’s obligations hereunder.  A “significant” portion includes any portion of the Building.

15.3.                        If Acquirer elects to terminate this Agreement pursuant to Section 15.1 or 15.2, this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities against or to the other, except (a) as otherwise expressly provided in Sections 10, 13 and 18 and (b) that Acquirer shall be entitled to a return of the Earnest Money (together with all interest accrued thereon, if any).

15.4.                        Transferors’ shall notify Acquirer promptly upon Transferors’ knowledge of the occurrence of any damage, destruction or taking with respect to the Property.

Section 16.                                      Intentionally Omitted.

Section 17.                                      Intentionally Omitted.

Section 18.                                      Property Information and Confidentiality.

18.1.                        Acquirer agrees that, prior to the Closing, all Property Information shall be kept strictly confidential and shall not, without the prior consent of Transferors, be disclosed by Acquirer or Acquirer’s Representatives, in any manner whatsoever, in whole or in part (except to the extent required by law or such information is part of a public record), and will not be used by Acquirer or Acquirer’s Representatives, directly or indirectly, for any purpose other than evaluating the Property.  Prior to the delivery or disclosure of any Property Information to Acquirer’s Representatives at any time prior to the Closing, Acquirer agrees to cause Acquirer’s Representatives to agree to be bound by the terms of this Section 18.  The foregoing shall not prohibit Acquirer (a) from disclosing to, and discussing the Property Information with, its attorneys, accountants, professional consultants or potential lenders or potential financial partners or investors or their respective counsel or other representatives, or (b) from complying with applicable laws or by regulatory or judicial process or pursuant to any regulation promulgated by either the Securities and Exchange Commission, The New York Stock Exchange or any other public securities exchange.

18.2.                        Except as set forth below, Transferors and Acquirer covenant and agree not to communicate the terms or any aspect of this Agreement and the transactions contemplated hereby to any person or entity and to hold, in the strictest confidence, the Property Information which is supplied by Transferor to Acquirer or by Acquirer to Transferor, without the express written consent of the other party; provided, however, that either party may, without consent, disclose the terms hereof and the transactions contemplated hereby to its respective advisors, consultants, officers, directors, principals, potential financial partners or investors or their respective counsel or other representatives, attorneys, accountants and potential lenders (the “Transaction Parties”) so long as any such Transaction Parties to whom disclosure is made shall also agree to keep all such information confidential in accordance with the terms hereof.  The foregoing confidentiality obligations shall not (a) apply to the extent that any such information is a matter of public record or is provided in other sources readily available to the real estate industry other than as a result of disclosure by Transferor or Acquirer, as applicable or (b)

prohibit Acquirer, Partnership or Transferors from complying with applicable laws and/or any regulatory or judicial process or pursuant to any regulation promulgated by either the Securities and Exchange Commission, The New York Stock Exchange or any other public securities exchange.  Notwithstanding the foregoing provisions of this Section 18, at any time after the date hereof, Acquirer may, if Acquirer in its reasonable discretion deems it to be necessary to comply with law, rules or regulations or the requirements of a securities self regulatory organization, issue a press release or other public disclosure acknowledging that Acquirer is under contract to purchase the Property, the anticipated closing date, and containing such other information which Acquirer reasonably believes to be required to be disclosed.

18.3.                        Each party shall indemnify and hold the other harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities (including, without limitation, strict liability), costs and expenses (including, without limitation, attorneys’ fees and disbursements), whether foreseen or unforeseen, suffered or incurred by such other party and arising out of or in connection with a breach by the other party of the provisions of this Section 18.

18.4.                        In the event this Agreement is terminated, Acquirer shall promptly deliver to Transferors all originals and copies of the Property Information in the possession of Acquirer and Acquirer’s Representatives (except for work product if prepared by Acquirer or its representatives).

18.5.                        As used in this Agreement, the term “Property Information” shall mean (i) all information and documents in any way relating to the Property, the operation thereof or the sale thereof (including, without limitation, Leases and Contracts) made available to Acquirer or its directors, officers, employees, affiliates, partners, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, “Acquirer’s Representatives”), by Partnership, Transferors or any of Transferors’ Affiliates, or their representatives, including, without limitation, their agents, contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (ii) all analyses, compilations, data, studies, reports or other information or documents (including, without limitation, Leases and Contracts) prepared or obtained by Acquirer or Acquirer’s Representatives containing or based, in whole or in part, on my such furnished information or the investigations, or otherwise reflecting their review or investigation of the Property.

18.6.                        In addition to any other remedies available to Transferors and Acquirer, Transferors and Acquirer shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance against Acquirer or Acquirer’s Representatives or Partnership or Transferors or Transferors’ Affiliates, as applicable, in order to enforce the provisions of this Section 18.  The provisions of this Section 18 are in addition to, not in limitation of, any other confidentiality agreement Partnership, Transferors and Acquirer or their affiliates may have entered into or may in the future enter into.

18.7.                        The provisions of this Section 18 shall survive the Closing or earlier termination of this Agreement.

Section 19.                                      Remedies.

19.1.                        If the Closing fails to occur by reason of Transferors’ inability (subject to Section 7.3) to perform its obligations hereunder or Transferors’ failure to perform a condition precedent which in either case does not otherwise constitute a default in the performance of their obligations hereunder, then Acquirer, as its sole remedy for such inability, may terminate this Agreement by notice to Transferors. If Acquirer so elects to terminate this Agreement, then this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except (a) as otherwise expressly provided in Sections 10, 13 and 18 and (b) Acquirer shall be entitled to, return of the Earnest Money (together with all interest accrued thereon, if any).  Except as set forth in this Section 19.1, Acquirer hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of Transferors’ inability to perform its obligations hereunder.

19.2.                        In the event of a default hereunder by Acquirer or if the Closing fails to occur solely by reason of Acquirer’s failure or refusal to perform its obligations hereunder, then Transferors sole remedy shall be to terminate this Agreement by notice to Acquirer. If Transferors so elect to terminate this Agreement, then this Agreement shall be terminated and Transferors may retain the Earnest Money (together with all interest accrued thereon, if any) as liquidated damages for all loss, damage and expenses suffered by Transferors, and not as a penalty, it being agreed that Transferors’ damages are impossible to ascertain, and neither party shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided in Sections 10, 13 and 18.  In agreeing to such liquidated damages, Acquirer acknowledges that the amount of Transferors’ actual damages by reason of Acquirer’s default will be substantial and would be difficult, if not impossible, to ascertain, and the amount provided for herein is a reasonable estimate of such damages.  Except as set forth in this Section 19.2 and Section 18.6, Transferors hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of Acquirer’s default hereunder or Acquirer’s failure or refusal to perform its obligations hereunder.

RETENTION OF THE EARNEST MONEY AND ACCRUED INTEREST THEREON BY TRANSFERORS IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT INSTEAD IS INTENDED TO COMPENSATE TRANSFERORS FOR THE DAMAGES IT WILL SUFFER AS A RESULT OF SUCH DEFAULT BY ACQUIRER, WHICH DAMAGES SHALL BE, IN PART, A RESULT OF THE REMOVAL OF THE PROPERTY AND MEMBERSHIP INTERESTS FROM THE MARKET AND THE BUSINESS OPPORTUNITIES LOST THEREBY. IN AGREEING TO SUCH LIQUIDATED DAMAGES, ACQUIRER ACKNOWLEDGES THAT THE AMOUNT OF TRANSFERORS’ ACTUAL DAMAGES BY REASON OF ACQUIRER’S DEFAULT WILL BE SUBSTANTIAL BUT WOULD BE BY DIFFICULT TO ASCERTAIN, AND THE AMOUNT PROVIDED FOR HEREIN IS A REASONABLE ESTIMATE OF SUCH DAMAGES. IN ADDITION, ACQUIRER DESIRES TO HAVE A LIMITATION PUT ON ITS POTENTIAL LIABILITY TO TRANSFERORS IN THE EVENT ACQUIRER SHOULD SO DEFAULT IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER. ACCORDINGLY, IN ORDER TO INDUCE TRANSFERORS TO WAIVE ALL OF THE REMEDIES IT MIGHT OTHERWISE HAVE IN THE EVENT OF A DEFAULT BY ACQUIRER, ACQUIRER HAS PROPOSED, AND TRANSFERORS HAS ACCEPTED, THE CONCEPT OF LIQUIDATED

DAMAGES AS SET FORTH HEREIN, WITH THE AMOUNT THEREOF HAVING BEEN THE SUBJECT OF SPECIFIC AGREEMENT BETWEEN THE PARTIES. NOTWITHSTANDING THE FOREGOING, IF, CONTRARY TO THE AGREEMENT OF ACQUIRER AND TRANSFERORS AS SET FORTH HEREIN, ACQUIRER SHALL CONTEST THIS PROVISION (AS OPPOSED TO CONTESTING WHO IS ENTITLED TO THE EARNEST MONEY) AND ANY COURT OF COMPETENT JURISDICTION SHALL RULE IN AN ACTION BETWEEN ACQUIRER AND TRANSFERORS THAT TRANSFERORS MAY NOT RETAIN THE AFORESAID AMOUNTS AS LIQUIDATED DAMAGES FOR ACQUIRER’S DEFAULT, THEN TRANSFERORS SHALL BE ENTITLED TO SEEK ALL OF ITS RIGHTS AND REMEDIES AVAILABLE AT LAW OR EQUITY.  TRANSFERORS AND ACQUIRER SPECIFICALLY ACKNOWLEDGE THEIR ACCEPTANCE AND APPROVAL OF THE FOREGOING LIQUIDATED DAMAGES PROVISION AND AGREE TO EXECUTE SUCH DOCUMENTS AS THE ESCROW AGENT MAY REQUIRE TO RELEASE THE EARNEST MONEY AND ACCRUED INTEREST THEREON TO TRANSFERORS IN THE EVENT OF A DEFAULT BY ACQUIRER.

19.3.                        As a condition precedent to Acquirer exercising any right it may have to bring an action for specific performance as the result of Transferors’ default, Acquirer must commence such an action within ninety (90) days of the occurrence of such default. Acquirer agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence such an action.

Section 20.                                      Notices.

20.1.                        All notices, elections, consents, approvals, demands, objections, requests or other communications required or desired to be given pursuant to, under or by virtue of this Agreement must be in writing, addressed to the party to be notified at the address set forth below and sent (a) by first class U. S. certified or registered mail, postage prepaid and with return receipt requested or (b) by depositing the same into the custody of a nationally recognized overnight delivery service such as U.S. Express Mail or Federal Express. All such notices, elections, consents, approvals, demands, objections, requests or other communications sent in compliance with the provisions hereof may be given by such party’s attorney and shall be deemed given and received on (i) the second business day following the date it is deposited in the U. S. mail or (ii) the date it is delivered to the other party if sent by U.S. Express Mail, Federal Express or other nationally recognized overnight delivery service.  From time to time either party may designate another address or addresses for all purposes of this Agreement by a notice given to all other parties in accordance with the provisions hereof. For purposes of this Section 20.1, the addresses of the parties shall be as follows:

If to Partnership or Transferors, then to Partnership or Transferors at the following address:

c/o Hon. Steven D. Robinson

9999 Collins Avenue

No. 26B

Bal Harbour, Florida  33154-1839

With a copy to:

c/o Hon. Steven D. Robinson

625 Madison Avenue Associates, L.P.

625 Madison Avenue

Suite 10B

New York, New York  10022

and

Jenkens & Gilchrist Parker Chapin LLP

405 Lexington Avenue

New York, New York 10174

Attention: Joel A. Poretsky, Esq.

If to Acquirer, then to Acquirer at the following address:

c/o SL Green Realty Corp.

420 Lexington Avenue

New York, New York  10170

Attention: Marc Holliday

With a copy to:

SL Green Realty Corp.

420 Lexington Avenue

New York, New York  10170

Attention: Andrew S. Levine, Esq.

and

Solomon and Weinberg LLP

685 Third Avenue

30th Floor

New York, New York 10017

Attention: Craig H. Solomon, Esq.

If to Escrow Agent:

Jenkens & Gilchrist Parker Chapin LLP

405 Lexington Avenue

New York, New York 10174

Attention: Joel A. Poretsky, Esq.

Section 21.                                      Miscellaneous.

(a)                                  All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement between them in connection with this transaction and the Property.

(b)                                 This Agreement shall (i) not be altered, amended, changed, waived, terminated or otherwise modified in any respect unless the same shall be in writing and signed by or on behalf of the party to be charged; (ii) be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and assigns; and (iii) be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against Transferors or the party drafting this Agreement, the respective legal counsel of the parties hereto having reviewed this Agreement.  If there shall be more than one person or entity comprising Acquirer, the obligations of Acquirer hereunder shall be joint and several.

(c)                                  Except for provisions herein stated to survive Closing, all of Partnership and Transferors’ representations, warranties, covenants, indemnities and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing or earlier termination of this Agreement.

(d)                                 Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a material default.

(e)                                  No failure or delay of either party in the exercise of any right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right has expired) shall constitute a waiver of any other or further right nor shall any single or partial exercise of any right preclude other or further exercise thereof or any other right. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

(f)                                    This Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

(g)                                 Each of the exhibits and schedules referred to herein and attached hereto is incorporated herein by this reference. The caption headings in this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

(h)                                 In addition to the acts and deeds recited herein and contemplated to be performed, executed and delivered by each party, each party shall perform, execute and deliver or cause to be performed, executed and delivered at or after the Closing, any and all further acts, deeds and assurances as the other party or the Title Company may reasonably require to consummate the transaction contemplated herein including, without limitation, any filing with or submission to of documents, statements or other submissions in connection with matters relating to the transaction contemplated herein and the Closing (e.g., transfer taxes, environmental clearances, etc.). The provisions of this Section 21.1(h) shall survive the Closing.

(i)                                     This Agreement shall be interpreted and enforced in accordance with the laws of the state in which the Property is situated without reference to principles of conflicts of laws, and Partnership, Transferors and Acquirer hereby agree to submit to personal jurisdiction in such state in any action or proceeding arising out of this Agreement.

(j)                                     PARTNERSHIP, TRANSFERORS AND ACQUIRER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

(k)                                  If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable.

(l)                                     Neither this Agreement, nor the transmittal of this Agreement to Acquirer, is or shall be deemed an offer by Transferors to enter into this Agreement, or binding upon Transferors, unless and until this Agreement is fully executed and delivered by and between all of the parties hereto.

(m)                               By its execution hereof, Partnership, Transferors and Acquirer each acknowledges that this is a legal document and each has obtained the advice of its own legal counsel regarding the transaction contemplated herein, examination of title and all other matters set forth in this Agreement.

(n)                                 If the last day of the period prescribed herein for the giving of any notice, election, consent, approval,  demand, objection or request or the submission of any documents by any party hereunder shall fall on a Saturday, Sunday or any day observed as a public holiday by the federal government or the state in which the Property is situated, then such period shall be deemed to be extended to the immediately following day which is not a Saturday, Sunday or such public holiday.

(o)                                 This Agreement is for the sole benefit of the parties hereto, their respective successors and permitted assigns, and no other person or entity shall be entitled to rely upon or receive any benefit from this Agreement or any term hereof.

Section 22.                                      Union Agreements; Other Employee Matters.  Acquirer shall, to the extent required by law, offer employment to and/or hire so many of the employees described in Exhibit CC (the “Union Employees”) as Acquirer deems necessary to maintain the Building.  Transferors shall, no less than twenty (20) days before the Closing, provide to Acquirer a full and accurate list of the Union Employees covered by the 2002 Commercial Building Agreement between the Realty Advisory Board on Labor Relations Incorporated and Local 32B-32J Service Employees International Union, AFL-CIO, effective January 1, 2002 through December 31, 2004 and the 2004 Engineer Agreement between the Realty Advisory Board on Labor Relations Incorporated and Local 94-94A-94B, International Union of Operating Engineers, AFL-CIO, effective January 1, 2004 through December 31, 2006 (collectively, the “Union Agreements”) as of that date with name, address, date of hire and employment classification.  Transferors shall also (x) post at the Property, and (y) provide a copy to Local 32B-32J Service Employees International Union, AFL-CIO, and Local 94-94A-94B, International Union of Operating Engineers, AFL-CIO, a notice setting forth the Union Employees’ rights under the Displaced Building Service Workers Act, Section 22-505 of the Administrative Code of the City of New York, with the aforementioned list of Union Employees.  Transferors shall pay all termination, severance and accrued vacation payments and all other payments and benefits arising under the Union Agreements, relating to the period before and on the Closing Date due to those Union Employees that Acquirer fails to offer employment to (the “Termination Payments”).  At Closing, Acquirer shall reimburse Transferors for the Termination Payments which can be quantified at Closing and, in furtherance of such obligation, Acquirer shall establish at Closing an escrow account to be held by Escrow Agent pursuant to an escrow agreement in form reasonably acceptable to Acquirer, Transferors and Escrow Agent containing funds equal to the anticipated amount of Termination Payments which can not be quantified at Closing.  Notwithstanding the establishment of such escrow account, Acquirer shall indemnify and hold Transferors harmless from any liability, claims, actions, damages, judgments, penalties, costs and expenses, including reasonable attorneys’ fees, related to the fact that Acquirer has not accepted, adopted or assumed the Union Agreements or that Acquirer has not offered employment to all of the Union Employees.  This Section 22 shall survive the Closing without limitation as to time.

Section 23.                                      Tax Deferred Exchange. Acquirers and its Designee may elect to acquire title to all or a portion of the Membership Interests other than the Contributed Interests (the “Non-Contributed Portion”) as part of a tax deferred exchange (an “Exchange”) pursuant to Section 1031 of the Code, as amended (“Section 1031”), and in connection therewith, Acquirer may assign all or a portion of its rights under this Agreement with respect to the Non-Contributed Portion, and/or cause all or any portion of the Earnest Money or the Cash Component to be paid by a “Qualified Intermediary” (as defined in regulations relating to Section 1031), or may direct that any assignments of such of the Membership Interests which are to be the subject of an Exchange be executed in the name of the party designated as the “exchangeor” thereunder, or take such actions as may be necessary to effectuate an Exchange.  Transferors agree to accept payment by such Qualified Intermediary as a payment by Acquirer, and provided that Transferors incur no material liability, material cost or material obligation as the result of any transaction, document or instrument to be executed and delivered in connection with the Exchange, agree to cooperate, at Acquirer’s sole cost and expense, with such Exchange.

Section 24.                                      No Property Disposition.  Other than pursuant to a Permitted Transfer (as hereinafter defined) or as otherwise set forth below, Acquirer or its Designee covenants that it shall not sell, transfer, distribute or otherwise dispose of the Property in a manner that would cause the recognition of taxable gain allocable to Contributors under Section 704(c) of the Code with respect to the Contributed Interests (“Built-in Gain”) for the period (the “Restricted Period”) beginning immediately after the Closing and expiring seven (7) years after the Closing.  As used herein, “Permitted Transfer” means any one or more of the following:

(a)                                  the execution and delivery of a purchase and sale agreement for all or any portion of (i) the Property or (ii) the Membership Interests, provided that a transfer of federal income tax ownership of the Property or of the Membership Interests does not occur prior to the expiration of the Restricted Period;

(b)                                 a transfer of federal income tax ownership of the Property or of the Membership Interests, including, without limitation, a transfer qualifying as an Exchange under Section 1031 or other tax free exchange permitted under the Code (i) that does not result in the recognition of Built-in Gain by Contributors prior to the expiration of the Restricted Period or (ii) after the expiration of the Restricted Period;

(c)                                  a contested or uncontested foreclosure sale of fee title to the Property, a contested or uncontested sale of fee title to the Property pursuant to any “power of sale” afforded the holder of the Mortgage Loan or any replacement thereof under applicable law or a transfer of fee title in lieu of either of the foregoing, in each case occasioned by the occurrence of one or more bona fide defaults thereunder, which transfer Acquirer or its Designee may, in Acquirer’s or its Designee’s sole and absolute discretion, cause to be made;

(d)                                 a Uniform Commercial Code public or private sale of the Membership Interests by the holder of any mezzanine indebtedness or a transfer of such ownership interests in lieu of such public or private sale, in each case occasioned by the occurrence of one or more bona fide defaults thereunder, which transfer Acquirer or its Designee may, in Acquirer’s or its Designee’s sole and absolute discretion, cause the holder of such Membership Interests to make;

(e)                                  a transfer of federal income tax ownership of all or any portion of the Property and/or the Membership Interests in a voluntary bankruptcy or an involuntary bankruptcy against the owner of the Property or the holder of the Membership Interests, or Acquirer or its Designee, whether pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code, in liquidation pursuant to Chapter 7 of the Bankruptcy Code, a sale pursuant to Section 363 of the Bankruptcy Code, or otherwise;

(f)                                    a casualty or condemnation of all or any portion of the Property;

(g)                                 any termination of the Ground Lease in accordance with the terms thereof; and/or

(h)                                 any of the Interim Transactions or transfers of Membership Interests contemplated by this Agreement.

In addition to Permitted Transfers, prior to expiration of the Restricted Period, Acquirer or its Designee may transfer the Property or the Membership Interests, provided that Acquirer or its Designee pays to Contributors an amount equal to the federal, state and local income tax that would be payable by an individual resident of New York City (or such other city of which any of the Contributors, as applicable, is a resident in the year of such transfer), calculated at the highest effective federal, state and local income tax rates (the “Income Tax Liability”) by reason of recognition of Built-in Gain prior to expiration of the Restricted Period allocated to Contributors under Section 704(c) of the Code (as reduced by any special basis adjustment of a Contributor under Section 743 of the Code relating thereto) upon such disposition in a taxable transaction.  The provisions of this Section 24 shall survive the Closing through the expiration of the Restricted Period or other payment of any Income Tax Liability, if later.

Section 25.                                      Certain Tax Information.

(a)                                  At least fifteen (15) days prior to the Closing, Contributors have delivered to Acquirer schedules showing for each of the Contributors the adjusted tax basis as of December 31, 2003 of the Contributed Interests held by each thereof and its components (including any special basis adjustment of a Contributor under Section 743 of the Code relating thereto), for federal income tax purposes, as well as related schedules of depreciation and depreciation lives and methods (the “Tax Schedules”).  Promptly after they become available, Contributors shall provide revised Tax Schedules updated through the Closing.  The amount of Built-in Gain as of the Closing shall be no greater than $22,000,000.

(b)                                 Contributors acknowledge and agree that Acquirer will rely on the information contained in the Tax Information and other information furnished pursuant to clause (a) in determining the potential amount of Built-in Gain with respect to which Acquirer or its Designee may be liable to pay Income Tax Liability pursuant to Section 24 in the event of a disposition of the Property or the Membership Interests which is not a Permitted Transfer.  The liability of Acquirer or its Designee shall be limited to the amounts calculated pursuant to the Tax Information provided pursuant to this Agreement, notwithstanding that the actual amount of Built-in Gain recognized may be greater than the amount thereof calculated based upon the information so provided.  However, if the amount of actual Built-in Gain recognized is less than the amount so calculated, the liability of Acquirer or its Designee shall be based upon the actual amount thereof.

Section 26.                                      Debt Maintenance.

26.1                           Acquirer covenants that, during the Restricted Period either (a) there shall remain outstanding under the Mortgage Loan (or other nonrecourse indebtedness secured by a mortgage on the Property or nonrecourse indebtedness secured by interests in a Pass-Through Entity (as defined below) that owns the Property) having a principal amount of at least $22,000,000 or (b) Acquirer shall make available to Contributors the opportunity to either (i) provide a “bottom-dollar” guarantee of $22,000,000 in the aggregate (as to all Contributors) of nonrecourse indebtedness encumbering property (including interests in entities) that is owned by Acquirer or by any Pass-Through Entity in which Acquirer owns, directly or indirectly (through one or more Pass-Through Entities), an interest (the choice of such property and any changes in such choice during the Restricted Period, to be at the sole and absolute discretion of

Acquirer), (ii) indemnify Acquirer or SLG on a “bottom-dollar” basis for liability with respect to $22,000,000 in the aggregate (as to all Contributors) of a recourse obligation of Acquirer (the choice of such obligation to be at the sole discretion of Acquirer) or (iii) undertake “deficit restoration obligations” in the amount of $22,000,000 in the aggregate (as to all Contributors) with respect to their interests in Acquirer.  A “Pass-Through Entity” shall mean an entity which either is a disregarded entity or is treated as a partnership for federal income tax purposes.

26.2                           Acquirer shall be entitled to satisfy its obligation under Section 26.1 above through any combination of the alternatives described in clauses (a) and (b) thereof and, in its sole discretion, may vary such alternatives from time to time.  In the case of a guarantee, indemnity or deficit restoration obligation pursuant to clause (b) of Section 26.1, (i) Acquirer shall have the right to require that such guarantee, indemnity or deficit restoration obligation terminate at the end of the Restricted Period or at any time thereafter either automatically or upon the taking of action by Acquirer to cause such termination and (ii) each Contributor shall have the right to terminate such guarantee, indemnity or deficit restoration obligation upon expiration of the Restricted Period, death or other adjustment to tax basis of his Partnership Units.

26.3                           If (a) Acquirer shall violate the terms of Section 26.1 such that, during the Restricted Period, the sum of (i) the amount of outstanding debt described in Section 26.1(a) and (ii) any guarantees, indemnities and deficit restoration obligation made available pursuant to Section 26.1(b) shall be less than $22,000,000, and (b) as a result Contributors shall recognize gain under Section 731(a) of the Code during the Restricted Period due to a deemed distribution under Section 752(b) of the Code (“Deemed Distribution Gain”)(other than in connection with a Permitted Transfer, except for a Permitted Transfer described in Section 24(b)(i) above), then Acquirer or its Designee shall pay to Contributors an amount equal to their respective Income Tax Liability by reason of the recognition of such gain.

26.4                           Notwithstanding anything to the contrary contained herein, Acquirer and its Designee shall be considered to have satisfied the covenant under Section 26.1 to the extent that Acquirer makes available to Contributors the opportunity to enter into a guarantee, indemnity or deficit restoration obligation pursuant to Section 26.1(b) if Contributors fail to enter into or effectuate the same within ten (10) days of the presentation of such opportunity.  In addition, Acquirer and its Designee shall not have any liability under this Section 26.4 if the IRS successfully asserts that any guarantee, indemnity or deficit restoration obligation made available pursuant to Section 26.1(b) is not effective to allocate to Contributors debt under Treasury Regulation Section 1.752-2.

26.5                           The provisions of this Section 26 shall survive the Closing through the expiration of the Restricted Period or the payment of any Income Tax Liability, if later.

Section 27.                                      Call Option and Redemption Right.

27.1                           Hortense Ginsberg, Rona F. Jaffe and Sylvia G. Kaplan each by their execution of this Agreement hereby grant to Acquirer or its Designee the unconditional, irrevocable and indefeasible right and option to acquire from the estate of such natural person (such natural person, a “Holder”), upon the death of such Holder, the entire legal and beneficial interest of such Holder in the OP Units allocated thereto on the Closing Date pursuant to Section

2.1.3 (the “Optioned Interests”) for the Option Price (as defined below) and on the terms and conditions hereinafter set forth, if and on the condition that the estates of such Contributors would be entitled to receive a step-up to fair market value, for federal income tax purposes, in their respective bases in their OP Units without the requirement of any recognition of taxable gain (the “Call Option”).  The Consideration for the Optioned Interests (the “Option Price”) shall be equal to the product of (a) the number of OP Units constituting the Optioned Interests being acquired by Acquirer or its Designee and (b) the average daily closing price on the New York Stock Exchange of the common stock of SLG for the twenty (20) Trading Days immediately preceding the second (2nd) Business Day immediately prior to the date on which Acquirer or its Designee gives the Call Notice (as hereinafter defined).  The Option Price shall be payable in immediately available funds to the estate of the Holder upon the consummation of the closing under the Call Option.  The Call Option shall be exercisable upon Acquirer’s or its Designee’s written notice of exercise to the Holder’s estate within one (1) year after Acquirer or its Designee receives written notice of the death of a Holder (the “Call Notice”), which Call Notice shall set forth a date for the closing of the Call Option and contain a calculation of the Option Price.  At the closing of the Call Option, the Optioned Interests shall be assigned by Holder to Acquirer or its Designee, free and clear of all claims, liens and encumbrances.  Acquirer or its Designee shall be responsible for the payment of any stamp taxes, transfer taxes or similar taxes imposed by any state or local governmental authority which may be due and payable upon the assignment of the Optioned Interests to Acquirer or its Designee, free and clear of all claims, liens and encumbrances.  Acquirer or its Designee shall not be responsible for the payment of any federal, state or local income, gift, estate or similar taxes imposed in connection with the consummation of the Call Option.  In order to give full effect to the intention of the parties with respect to the consummation of the Call Option, the Holder hereby grants to SLG an irrevocable power of attorney, which is coupled with an interest, to execute and deliver, on behalf of such Holder any and all documents reasonably required by Acquirer or its Designee to consummate the closing under the Call Option.  Any transfer made by such Holder of all or any portion of the Optioned Interests, whether or not such transfer is permitted under the Partnership Agreement, will be and remain subject to the Call Option.

27.2                           With respect to the Contributors, the reference in the first sentence of Section 8.6(a)(i) of the Partnership Agreement to “two (2) years” and to “two-year period” shall be amended to be “one (1) year” and “one-year period,” respectively.

27.3                           The provisions of this Section 27 shall survive the Closing for so long as the Contributors own the OP Units.

Section 28.                                      Interpretation of Assignment and Assumption of Ground Lease.

28.1                           Notwithstanding anything to the contrary contained in the Assignment and Assumption of Ground Lease, the form of which is attached hereto as Exhibit X and is intended to be delivered upon Closing, Transferors unconditionally and irrevocably acknowledge and agree that Acquirer’s assumption of Partnership’s obligations under the Ground Lease shall be limited to, and shall for all purposes of the transactions contemplated hereby be construed and interpreted solely to apply to, obligations of the tenant under the Ground Lease first accruing after the effective date of such Assignment and Assumption of Ground Lease.  In the event that (a) Partnership shall obtain, for itself, a release from the landlord under the Ground Lease of the tenant’s obligations under the Ground Lease notwithstanding Acquirer’s agreement to assume the obligations of the tenant only to the extent such obligations accrue after the date of Closing, Acquirer, Partnership and Transferors agree that the Assignment and Assumption of Ground Lease required to be delivered at Closing shall (i) include all references to the bracketed words “after the date of delivery of this assignment” and (ii) exclude the reference to the bracketed words “originating before and” or (b) Partnership shall not obtain such release, Acquirer, Partnership and Transferors agree that, at Transferors’ sole election, the Assignment and Assumption of Ground Lease required to be delivered at Closing shall, provided and on the express condition that the estoppel certificate delivered by the landlord under the Ground Lease at Closing confirms that to the landlord’s knowledge there exist no defaults under the Ground Lease, (i) exclude all references to the bracketed words “after the date of delivery of this assignment” and (ii) include the reference to the bracketed words “originating before and”.  In the event that and only in the event that Transferors make the election pursuant to clause (b) above to alter the form of the Assignment and Assumption of Ground Lease as provided in clauses (b)(i) and (b)(ii) above, Partnership and Transferors shall indemnify and hold harmless Acquirer from and against all loss, liability, cost and expense arising out of, relating to, or in connection with any claims asserted against Acquirer by the landlord under the Ground Lease with respect to periods prior to the date of Closing; provided, however, that each Transferor’s liability under such indemnification obligation shall be limited to its pro rata share of Acquirer’s claim for indemnification (as measured by such Transferor’s percentage ownership of the Company as of the date of Closing.)  The provisions of this Section 28.1 shall survive the Closing without limitation as to time.

Section 29.                                      Non-Assumed Liabilities.

29.1                           Sellers and Contributors acknowledge and agree that Acquirer is not assuming any liabilities of any of the Sellers and Contributors other than (a) as expressly provided in this Agreement and (b) as provided in connection with the apportionment of those items set forth in Section 4.1 (collectively, the “Assumed Liabilities”).  Sellers and Contributors hereby jointly and severally indemnify and hold harmless Acquirer from and against any and all loss, liability, cost or expense incurred by Acquirer arising out of, relating to or in connection with the assertion against Acquirer of any claim on account of any liability of Sellers and Contributors or any of the Intermediate Entities that is not one of the Assumed Liabilities as a result of the occurrence of the Interim Transactions.  The provisions of this Section 29.1 shall survive the Closing without limitation as to time.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of August __, 2004.

[The next pages are the signature pages]

PURCHASE, SALE AND CONTRIBUTION AGREEMENT

Dated as of August     , 2004

SIGNATURE PAGE

625 MADISON AVENUE ASSOCIATES, L.P. a New York limited partnership

By:	Six Madison, L.P. its sole General Partner

	By:	Six Associates GP Co. LLC, its sole General Partner

By:
Steven D. Robinson
Manager

THE RELATED COMPANIES, L.P. AS SUCCESSOR-IN-INTEREST TO RELATED MADISON ASSOCIATES LIMITED PARTNERSHIP

By:
PETER D. CUMMINGS, Authorized Signature As President of JRH&W 19 Corporation, Corporate General Partner of Fisher – NYC Limited Partnership, a Michigan limited partnership

LAURIE G. RUDEY, individually

TRUST F/B/O LAURIE G. RUDEY U/W OF ROBERT L. GINSBERG DTD. 5/31/84

By:
Laurie G. Rudey, Trustee

And

By:
John M. Rudey, Trustee

TRUST F/B/O DAVID A. SNIDER, RACHEL P. SNIDER, SARAH L. SNIDER and JESSICA P. GINSBERG u/w of MORRIS GINSBERG

By:
James M. Snider, M.D., Trustee

And

By:
Susan Ginsberg Snider, Trustee

EXEMPT TRUST f/b/o SUSAN G. SNIDER u/w MORRIS GINSBERG

By:
James M. Snider, M.D., Trustee

And

By:
Louise K Weinberg, Trustee

FUND A TRUST u/w of DANIEL R. GINSBERG

By:
David Katsky, Trustee

And

By:
Karyn Ginsberg, Trustee

SUSAN G. SNIDER, individually

RONA F. JAFFE, individually

DEBORAH S. WILLIAMS, individually

LOUISE K. WEINBERG, individually

STEVEN D. ROBINSON REVOCABLE TRUST DATED AUGUST 18, 1992

By:
Name:
Title:

JM SNIDER IRREVOCABLE INSURANCE TRUST

By:
Louise Weinberg, Trustee

By:
David A. Snider, Trustee

HORTENSE GINSBERG, individually

SYLVIA G. KAPLAN, individually

TRUST U/W of ELSIE G. ROBINSON

By:	SunTrust Bank, Trustee

By:

By:
Steven D. Robinson, Trustee

And

By:
Louise K. Weinberg, Trustee

THE RELATED COMPANIES, L.P. AS SUCCESSOR-IN-INTEREST TO RELATED MADISON ASSOCIATES LIMITED PARTNERSHIP

By:
Authorized Signatory

ACQUIRER:

SL GREEN OPERATING PARTNERSHIP, L.P. a Delaware limited partnership;

By:	SL Green Realty Corp. its sole General Partner

By:
Marc Holliday
Chief Executive Officer

ESCROW AGENT:

Earnest Money received, subject to collection, and Section 2.3 escrow conditions accepted.

JENKENS & GILCHRIST PARKER CHAPIN LLP

By:
Name:
Title:

Schedule 1

A.                                   For purposes of calculating Acquirer’s liability for commissions under Section 4.13 in respect of the brokerage agreements set forth in Exhibit H-1, the following shall be excluded from fixed rent:

a) charges, if any, for electric and steam to be supplied to a tenant;

b) any payments to be made by a tenant on account of increases in real estate taxes, labor costs or expenses of maintaining and operating the Property, CPI or other escalation provisions, overcharge rents, percentage increases in fixed rent paid in lieu of any of the foregoing, and any other payments made by a tenant during the term of the related lease which shall be considered to be “additional rent”; and

c) any payments to be made by a tenant on account of work, labor and materials to be furnished by the landlord excluding initial alteration work performed by landlord at its expense.

d) any moving costs of a tenant paid by the landlord; any lease takeover payments made by the landlord or costs and expenses assumed by landlord in connection with a tenant’s lease obligations for space previously rented by it in premises other than the Property net of any income derived therefrom;

e) rent concessions or other rent credits or payments granted or paid to a tenant; such concessions or rent credits shall be prorated without an interest factor over the term of the lease for the purpose of computing the commission due hereunder; and

c) any rent paid or credited to a tenant by reason of landlord’s retaining, as subtenant or otherwise, any portion of the demised premises.

B.                                     Commissions shall be calculated using the following rate schedule:

First full year	5%

Second year	4%

Third year	3.5%

Fourth year	3.5%

Fifth year	3.5%

Sixth year through and including tenth year	2.5%

Eleventh year through and including twentieth year	2%

Twenty-first year and beyond	4%

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EXHIBIT A

(Description of Land)

All that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of Madison Avenue with the northerly side of 58th Street; and

RUNNING THENCE easterly along the northerly side of 58th Street, one hundred fifty (l50) feet;

THENCE northerly parallel with Madison Avenue, one hundred (l00) feet five (5) inches;

THENCE easterly and parallel with 58th Street, fifty (50) feet;

THENCE northerly and parallel with Madison Avenue, one hundred (l00) feet five (5) inches to the southerly side of 59th Street;

THENCE westerly along the southerly side of 59th Street, two hundred (200) feet to a point formed by the intersection of the easterly side of Madison Avenue and the southerly side of 59th Street; and

THENCE southerly along the easterly side of Madison Avenue two hundred (200) feet ten (l0) inches to the point or place of BEGINNING.

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EXHIBIT B

(Description of Ground Lease)

Lease, made as of July 1, 1980, between Mary Hitchcock Childs and Thomas Parsons, III, as Trustees under the Last Will and Testament of Constance C. Childs, deceased, Robert Crimmins, William Ewing, Jr. and Henry S. Patterson, II, as Trustees, under Agreement dated December 22, 1969, and Grace S. Jennings, as lessor, and 625 Madison Avenue Associates (which subsequently changed its name to 625 Madison Avenue Associates, L.P.), as lessee, and recorded March 24, 1986 in the Office of the City Register, New York County, New York in Reel 1041 Page 1282 as modified by that certain First Amendment of Lease, made as of April 18, 2001, between 625 Management Committee, as lessor, and Assignor, as lessee, and recorded April 29, 2002 in the Office of the City Register, New York County, New York in Reel 3500 Page 1093 and as further modified by that certain Second Amendment of Lease, made as of October 10, 2003, between 625 Management Committee, as lessor, and Assignor, as lessee, recorded February 3, 2004 in the Office of the City Register, New York County, New York under CAFN 2004000064361.

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EXHIBIT C

(Operating Agreement of Green 625 Lessee, LLC)

To be in a form mutually satisfactory to Transferors, Partnership and Acquirer in their reasonable discretion.

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EXHIBIT D

(OP Unit Recipient Agreement)

OP UNIT RECIPIENT AGREEMENT

THIS OP UNIT RECIPIENT AGREEMENT (this “Agreement”), made as of                         , 2004, by and between SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an office at 420 Lexington Avenue, New York, New York 10170 (the “Partnership”) and                                             , a[n]                                 , having an office [residing] at                                              (“OP Unit Recipient”), which [who] is contributing its membership interests in and to                                 , a                  limited liability company (the “Company”), the owner of certain real property located at 625 Madison Avenue, New York, New York (the “Contributed Assets”) to                                         , a Delaware limited liability company, as designee of the Partnership (the “Acquirer”) in exchange for the issuance by the Partnership of units of limited partner interests (the “Partnership Interests” or “OP Units”) in the Partnership to OP Unit Recipient, pursuant to that certain Purchase, Sale and Contribution Agreement, dated as of                       , 2004, by and between various parties and the Partnership (the “Contribution Agreement”).

In consideration of the Partnership’s agreement to offer and issue Partnership Interests to OP Unit Recipient (the “Offering”), as contemplated by the Contribution Agreement OP Unit Recipient agrees and represents to the Partnership as follows:

Section 1.                                          Acceptance of Partnership Agreement.

(a)                                  OP Unit Recipient hereby agrees to receive from the Partnership the number of OP Units indicated on the counterpart signature page hereof.  In respect of this Agreement, OP Unit Recipient herewith delivers to the Partnership (i) two executed original signature pages of this Agreement, and (ii) a fully completed Investor Information Sheet, Account Information Sheet and Accredited Investor Questionnaire, attached hereto as Exhibits A, B and C, respectively, and made a part hereof.

(b)                                 OP Unit Recipient acknowledges that the OP Units will be issued to OP Unit Recipient (although the OP Units will not be certificated).

(c)                                  OP Unit Recipient agrees that, by OP Unit Recipient’s execution hereof and delivery of the documents described in Section 1(a) above, OP Unit Recipient accepts all of the terms and conditions of the Partnership Agreement (as defined in the Contribution Agreement), as amended from time to time, including, without limitation, the power of attorney granted in Section 15.11 thereof, and upon receipt of and for so long as it is the holder of OP Units, OP Unit Recipient will continue to be bound by the terms and conditions of the Partnership Agreement, as amended from time to time.

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Section 2.                                          Investor Representations and Warranties.

OP Unit Recipient hereby acknowledges, represents and warrants to, and agrees with the Partnership as follows, which acknowledgments will be true and correct as of the closing of the transaction whereby the Contributed Assets are contributed to Acquirer (the “Closing Date”):

(a)                                  Authorization.  This Agreement has been duly executed and delivered by OP Unit Recipient and constitutes a legal, valid and binding agreement of OP Unit Recipient, enforceable in accordance with its terms.  OP Unit Recipient represents that it has full power and authority to enter into this Agreement.

(b)                                 Intentionally Omitted.

(c)                                  Investor Information.  All information which OP Unit Recipient has heretofore furnished and furnishes herewith to the Partnership, including, without limitation, the Investor Questionnaire and the certification as to OP Unit Recipient’s status as an Accredited Investor, and any other information with respect to OP Unit Recipient and OP Unit Recipient’s financial position and business experience is true, correct and complete as of the date of this Agreement in all material respects, and shall be true, correct and complete in all material respects as of the date of the acceptance hereof by the Partnership and the acquisition of the OP Units by OP Unit Recipient, and if there should be any material change in such information prior to the acquisition of the OP Units by OP Unit Recipient, OP Unit Recipient will promptly furnish such revised or corrected information to the Partnership.

(c)                                  Accredited Investor.  OP Unit Recipient is an Accredited Investor, as such term is defined in Regulation D promulgated under the Securities Act.

(d)                                 Investment Experience.  OP Unit Recipient represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating alone, or together with its purchaser representative or personal advisor, the merits and risks of an investment in the Partnership Interests.  OP Unit Recipient acknowledges that OP Unit Recipient has the financial ability to bear the economic risk of its investment in the Partnership (including its possible loss), has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to the investment in the Partnership.

(e)                                  Purchase Entirely for Own Account.  This Agreement is made with OP Unit Recipient in reliance upon its representation to the Partnership, which by OP Unit Recipient’s execution of this Agreement it hereby confirms, that the Partnership Interests to be received by OP Unit Recipient will be acquired for investment for OP Unit Recipient’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act (as defined below), and that it has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, OP Unit Recipient further represents that it does not have any contract, undertaking,

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agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Partnership Interests.

(f)                                    Disclosure of Information.  OP Unit Recipient and/or OP Unit Recipient’s purchaser representative or personal advisor, as the case may be:

(i)                                     has received a copy of the Contribution Agreement, the Partnership Agreement and the Articles of Incorporation and Bylaws of SL Green Realty Corp., a Maryland corporation (the “Company”);

(ii)                                  has received and read the following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (a) the Company’s Annual Report on Form 10-K for its fiscal years ended December 31, 2000 and December 31, 2001; (b) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 and September 30, 2002 and (c) the Company’s Current Reports on Form 8-K and 8-K/A filed March 27, 2002, April 24, 2002, May 16, 2002, July 15, 2002, July 25, 2002, August 12, 2002, October 23, 2002, December 13, 2002 and January 13, 2003 [SLG TO UPDATE];

(iii)                               has been provided an opportunity to obtain any additional information requested concerning the Partnership Interests, the Partnership and the Company;

(iv)                              has been provided, by the Company and the Partnership, with all documents that it has requested relating to an investment in the OP Units, has been given the opportunity to ask questions of, and receive answers from, the Company and the Partnership concerning the terms and conditions of this Agreement, the Partnership Agreement and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information provided in order to allow it to evaluate the merits and risks of an investment in the Partnership to the extent the Company or the Partnership possesses such information, and has not been furnished with or relied upon any representations or other information (whether oral or written) other than as set forth in this Agreement, the Contribution Agreement, or as contained in any documents or answers to questions furnished to OP Unit Recipient by the Company or the Partnership; and

(v)                                 has evaluated the risks of an investment in the Partnership Interests and has determined that such investment is suitable for it and that at this time it can bear the economic risk of the investment.

(h)                                 Restrictions on Transfer.

(i)                                     OP Unit Recipient understands and acknowledges that the Partnership Interests have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions thereof which exemption depends upon, among other things, the bona fide nature of the investment intent of

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OP Unit Recipient as expressed herein and the other representations of OP Unit Recipient set forth herein.

(ii)                                  OP Unit Recipient understands and acknowledges that none of the Partnership Interests have been registered under the Securities Act or registered or qualified under the securities laws of any state and none may be sold, transferred, assigned, pledged or hypothecated absent an effective registration thereof under such Securities Act or an opinion of counsel, which opinion is reasonably satisfactory in form and substance to the Partnership and its counsel, to the effect that such registration is not required under said Securities Act or such states’ securities laws or that such transaction complies with the rules promulgated by the Commission under said Securities Act or such states.  OP Unit Recipient understands and acknowledges that OP Unit Recipient must bear the economic risks of this investment resulting from such limitations.

(iii)                               OP Unit Recipient understands and acknowledges that the sale, transfer or other disposition of the Partnership Interests is restricted by the provisions of the Partnership Agreement and may only be effectuated in compliance with the terms and conditions thereof.

(i)                                     Intentionally Omitted.

(j)                                     Investor Awareness.  OP Unit Recipient acknowledges, agrees and is aware that:

(i)                                     no federal or state agency has passed upon the Partnership Interests or made any finding or determination as to the fairness of this investment nor any recommendation or endorsement of the investment;

(ii)                                  there are substantial risks of loss of investment incidental to the purchase of the Partnership Interests;

(iii)                               except as provided in the Partnership Agreement, as amended from time to time, the investment in the Partnership is an illiquid investment and OP Unit Recipient must bear the economic risk of investment in the OP Units for an indefinite period of time;

(iv)                              the Contribution Agreement and the Partnership Agreement contains restrictions on transferability of the Partnership Interests;

(v)                                 neither the Company, the Partnership, nor any of their affiliates or representatives has provided OP Unit Recipient with any investment, tax, legal, regulatory or accounting advice with respect to the investment in or ownership of Partnership Interests;

(vi)                              the representations, warranties, agreements, undertakings and acknowledgments made by OP Unit Recipient in this Agreement (including, without limitation, the exhibits hereto) are made with the intent that they be relied upon by the Partnership and the

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Company in determining OP Unit Recipient’s suitability as a purchaser of the Partnership Interests; and

(vii)                           this Agreement may not be cancelled, revoked or withdrawn by OP Unit Recipient, and this Agreement and the documents submitted herewith shall survive (A) changes in the transaction, documents and instruments described in the Contribution Agreement that are not material; and (B) the death, disability or dissolution of OP Unit Recipient.

(k)                                  Intentionally Omitted.

(l)                                     Authority.

(i)                                     OP Unit Recipient has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, suffered the attachment or other judicial seizure of all, or substantially all, of its assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

(ii)                                  Neither the execution and delivery of this Agreement by OP Unit Recipient nor the performance by OP Unit Recipient of the transactions contemplated hereby will: (a) violate or conflict with any of the provisions of the partnership agreement or certificate of limited partnership (or similar organizational and governing documents), if any, of OP Unit Recipient; (b) violate, result in a breach of, conflict with, result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation arising out of any agreement binding on OP Unit Recipient, or result in the creation or imposition of any lien, encumbrance, pledge, claim, security interest, demand, easement, covenant, condition, restriction and encroachment of any kind or nature (collectively, “Liens”) in or upon any of OP Unit Recipient’s OP Units or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any mortgage, indenture, deed of trust, lease, contract, loan or credit agreement, license or other instrument to which OP Unit Recipient is a party or by which it or any of its assets may be bound or affected; or (c) violate or conflict with any provision of any statute, law, rule, regulation, code or ordinance or any judgment, decree, order, writ, permit or license applicable to OP Unit Recipient or the Contributed Assets.  Other than those which have been obtained or made prior to the date hereof, no consent or approval or action of, filing with or notice to any governmental agency or authority, any creditor, investor, member, partner, shareholder, or tenant-in-common of OP Unit Recipient is necessary or required for the execution, delivery and performance by OP Unit Recipient of this Agreement, or the consummation of the transactions contemplated hereby.

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Section 3.                                          Miscellaneous.

(a)                                  Modification.  Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

(b)                                 Notices.  Except as otherwise provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (for the purposes of this Section collectively referred to as “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement, in order to constitute effective notice to the other party, shall be in writing and shall be deemed to have been given when (a) personally delivered with signed delivery receipt obtained prior to 4 p.m., (b) upon receipt, when sent by prepaid reputable overnight courier or (c) three (3) days after the date so mailed if sent postage prepaid by registered or certified mail, return receipt requested, in each case addressed as follows:

If to OP Unit Recipient, to:

Attention:

Facsimile:

with a copy to:

Attention:

Facsimile:

If to the Partnership, to:

420 Lexington Avenue

New York, New York 10170

Attention:  Marc Holliday

Andrew S. Levine

Facsimile:  (212) 216-1785

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with a copy to:

Solomon and Weinberg LLP

685 Third Avenue

New York, New York 10017

Attention:  Craig H. Solomon, Esq.

Facsimile:  (212) 605-0999

(c)                                  Binding Effect.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.  If OP Unit Recipient is more than one person, the obligation of OP Unit Recipient shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and its heirs, executors, administrators and successors.

(d)                                 Third-Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

(e)                                  Entire Agreement.  This Agreement, the Contribution Agreement and the Partnership Agreement contain the entire agreement of the parties with respect to this subscription, and there are no representations, covenants or other agreements except as stated or referred to herein or therein.

(f)                                    Assignability.  This Agreement is not transferable or assignable by OP Unit Recipient and any attempted transfer or assignment shall be void and of no force or effect.

(g)                                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law principles thereof.

(h)                                 Gender.  All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

(i)                                     Counterparts.  This Agreement may be executed through the use of separate signature pages or in counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on the parties hereto, notwithstanding that the parties hereto are not signatories to the same counterpart.

(j)                                     Inconsistent Agreements.  In the case of any conflict or inconsistency between this Agreement and the Contribution Agreement, the Contribution Agreement shall be deemed controlling.

10

SL GREEN OPERATING PARTNERSHIP, L.P.

OP UNIT RECIPIENT AGREEMENT

COUNTERPART SIGNATURE PAGE

OP Unit Recipient, desiring to enter into this OP Unit Recipient Agreement for the subscription of the number of OP Units indicated below, hereby agrees to all of the terms and provisions of this OP Unit Recipient Agreement and agrees to be bound by all such terms and provisions.

OP Unit Recipient has executed this OP Unit Recipient Agreement as of                   .
Number of OP Units:

Name of individual or entity:

By:
(Signature)

Name:
(Print or Type)

Title:
(Print or Type)

Agreed and Accepted this        day of                           , 2004:

SL GREEN OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	SL Green Realty Corp., a Maryland corporation

By:
Name:
Title:

11

EXHIBIT A

INVESTOR INFORMATION SHEET

Instructions:  Please Print or Type and Complete Fully.  If additional space is needed for the response to any Item, attach a rider identifying the Item to which the response is being made.

GENERAL INFORMATION

Name of Purchaser	Name of spouse (if married)

Tax I.D. Number (if an entity)	Social Security Number (if an individual)

Date of Formation of Entity	State of Formation

Telephone Number (Daytime)

Telephone Number (Evening)

Principal Business Address:

(P.O. Boxes CANNOT Be Accepted) (Street)

(P.O. Boxes CANNOT Be Accepted) (Street)

(City)	(State)	(Zip)

Mailing Address (if different):

(P.O. Boxes CANNOT Be Accepted) (Street)

(City)	(State)	(Zip)

12

EXHIBIT B

ACCOUNT INFORMATION

To the extent that you are not acting solely for your own account complete the following:

You are acting as Agent, Trustee, Partner, Joint Tenant, Tenant in Common or otherwise (circle appropriate answer).  The names, addresses and telephone numbers of all other persons that you represent are:

NOTE:  Upon request of the Company you will be required to provide evidence of your authority to represent the person(s) named above (i.e., Partnership Agreement, Trust Agreement, Corporate Resolution, etc.) and if the proposed purchaser is a corporation, partnership, trust, or other entity, attach evidence that the proposed investment in the Partnership has been authorized by such entity (i.e., minutes of meeting, corporate resolution, provisions of partnership agreement or trust agreement, etc.).

13

EXHIBIT C

ACCREDITED INVESTOR QUESTIONNAIRE

OP Unit Recipient is an “Accredited Investor,” based upon the following (check all that apply):

1.                                                  he is a natural person whose individual net worth, or joint net worth with his or her spouse, at the time of purchase exceeds $1,000,000; or

2.                                                  he is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year; or

3.                                                  it is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940; or

4.                                                  it is either (a) a bank as defined in section 3(a)(2) of the Securities Act of 1933 (the “Securities Act”), or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; (b) a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; (c) an insurance company as defined in Section 2(13) of the Securities Act, (d) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; (e) a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301 (c) or (d) of the Small Business Investment Act of 1958; (f) a plan established and maintained by a state, its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or (g) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors; or

5.                                                  it is any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

6.                                                  it is any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act; or

7.                                                  it is a trust with respect to which the grantor(s) has retained absolute power in his or her sole discretion to amend or revoke the trust at any time and such grantor(s) is an accredited investor as indicated in items 1 or 2 above; or

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8.                                                  it is an entity in which all of its equity owners meet one or more of the standards set forth in the preceding paragraph numbers 1-6, based upon the questionnaires delivered by such equity owners.

OP Unit Recipient agrees that the Company’s counsel, Clifford Chance US LLP (“CC”) and the Company’s transfer agent,                          (“Transfer Agent”) may rely on the representations set forth in this letter to the same extent as if such letter had been addressed to each of them and hereby indemnifies CC and Transfer Agent (collectively, the “Indemnities”) and holds each of the Indemnities harmless from and against any and all damages suffered and liabilities incurred by any of the Indemnities (including costs of investigation and defense and reasonable attorneys fees) arising out of any material breach of this agreement or material inaccuracy in the representations which OP Unit Recipient has made herein.

Dated:	Signature:
Printed Name:

15

EXHIBIT E

(Indemnification Agreement)

ASSUMPTION AND INDEMNIFICATION AGREEMENT

This ASSUMPTION AND INDEMNIFICATION AGREEMENT (this “Assumption and Indemnification”) is made as of the        day of           , 2004 by GREEN 625 LESSEE LLC (“Green 625”), a Delaware limited liability company, having an office at 420 Lexington Avenue, New York, New York 10170, SL GREEN REALTY CORP. (“SLGRC”), a Maryland corporation, having an office at 420 Lexington Avenue, New York, New York, 10170 and SL GREEN OPERATING PARTNERSHIP, L.P. (“SLGOP”), a Delaware limited partnership, having an office at 420 Lexington Avenue, New York, New York, 10170 (each an “Indemnitor”, collectively, the “Indemnitors”) to and for the benefit of 625 MADISON AVENUE ASSOCIATES, L.P. (“625 Madison”), a New York limited partnership, having an office at 625 Madison Avenue, Suite 10B, New York, New York 10022, SIX MADISON, L.P. (“Six Madison”), a New York limited partnership, having an office at 625 Madison Avenue, Suite 10B, New York, New York 10022 and STEVEN D. ROBINSON (“Robinson”), an individual, residing at 9999 Collins Avenue, No. 26B, Bal Harbour, Florida 33154-1839, (each an “Indemnitee”, collectively, the “Indemnitees”).

AGREEMENT

WHEREAS, 625 Madison is the owner of the leasehold interest in and to certain property located in the City, County, and State of New York, having an address of 625 Madison Avenue, and more particularly described in the Mortgage (as hereinafter defined) (the “Mortgaged Property”);

WHEREAS, SLGOP, of which SLGRC is the sole general partner, has agreed to indirectly acquire (the “Transfer”), the leasehold interest in the Mortgaged Property pursuant to that certain Purchase, Sale and Contribution Agreement (the “Contract”), dated as of August     , 2004, among 625 Madison, certain beneficial owners of 625 Madison (the “Transferors”) and SLGOP;

WHEREAS, pursuant to the Contract and such other documents and instruments as being entered into as of the date hereof in connection with the closing contemplated by the Contract (such documents and instruments together with the Contract are collectively, the “Purchase Documents”), the Transfer is being effectuated by the contribution of the Mortgaged Property by 625 Madison to Green 625 in return for all the membership interests (the “Membership Interests”) in Green 625, immediately subsequent to which the Membership Interests are being distributed by 625 Madison to the Transferors and immediately subsequent to which the Membership Interests are being transferred by the Transferors to SLGOP or its designee;

16

WHEREAS, Six Madison is the sole general partner of 625 Madison;

WHEREAS, Robinson is the manager of Six Associates G.P. Co., LLC, which is the sole general partner of Six Madison;

WHEREAS, 625 Madison obtained a Loan in the principal amount of One Hundred Two Million Dollars ($102,000,000.00) (as the same may have been modified from time to time, the “Loan”) from the New York State Teachers’ Retirement System (the “Lender”), evidenced by a Note Consolidation, Modification and Extension Agreement, dated as of October 10, 2003, between 625 Madison and Lender (as the same may have been modified from time to time, the “Note”), secured by a Consolidation, Modification and Extension of Leasehold Mortgage and Security Agreement and Fixture Filing, dated as of October 10, 2003, between 625 Madison and Lender (as the same may have been modified from time to time, the “Mortgage”) and evidenced and secured by additional documents and instruments (all the documents and instruments (including, without limitation, the Note and the Mortgage) defined as the “Loan Documents” in the Mortgage, are collectively, the “Loan Documents”);

WHEREAS, in order to induce the Lender to make the Loan, 625 Madison, Six Madison and Robinson executed and delivered to the Lender an Environmental Indemnification Agreement (the “Environmental Indemnity”), dated as of October 10, 2003, and an Indemnification and Guaranty Agreement (the “Guaranty”), dated as of October 10, 2003;

WHEREAS, each of the Indemnitors acknowledges that it has received and reviewed copies of each of the Environmental Indemnity, the Guaranty, the Loan Documents, and the Purchase Documents;

WHEREAS, in connection with the Transfer, Green 625 will assume the Loan and Loan Documents, however, 625 Madison is not being released by Lender from its obligations under the Loan and Loan Documents and Indemnitees are not being released from their obligations under the Environmental Indemnity and the Guaranty; and

WHEREAS, to induce 625 Madison and Transferors to enter into the Purchase Documents and to effectuate the Transfer and to allow Green 625 to assume the Loan without the release of the Indemnitees, the Indemnitors have agreed to execute and deliver this Assumption and Indemnification to the Indemnitees.

NOW, THEREFORE, in order to induce 625 Madison and the Transferors to effectuate the Transfer, and to induce the Indemnitees to allow the assumption of the Loan by Green 625 without the release of Indemnitees under the Environmental Indemnity and the Guaranty and other Loan Documents, and in consideration of the matters described in the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitors do hereby agree as follows:

17

1.                                       Assumption.  The Indemnitors hereby collectively accept and assume and agree to perform, observe and be bound by all of the obligations, terms, covenants and conditions contained in the Environmental Indemnity and the Guaranty to be performed or observed on the part of any Indemnitee as if each Indemnitor was a signatory thereto, provided, however, that notwithstanding the foregoing, Indemnitors shall have no liability whatever under this Assumption and Indemnification in respect of any claim asserted against Indemnitors under the Environment Indemnity or the Guaranty based upon arising out of, relating to or otherwise in respect of, and the acts or omissions of any of the Indemnitees between October 10, 2003 and the date hereof (the “Excluded Conduct”).

2.                                       Indemnification.  (a)                                      The Indemnitors shall jointly and severally indemnify, defend and hold harmless the Indemnitees from and against any and all losses, damages, liabilities, claims, demands, actions, suits, investigations, proceedings, settlements, judgments, awards, arbitrations, fines, penalties, taxes, fees, charges, costs or expenses, including, without limitation, attorneys’ fees, disbursements and other expenses and any costs of investigation, and whether direct or indirect, consequential, incidental, or otherwise (collectively, “Damages”), which any or all of the Indemnitees incur, or to which any or all of the Indemnitees become subject, based upon, arising out of, relating to or otherwise in respect of the Environmental Indemnity and/or the Guaranty; provided, however, that notwithstanding the foregoing, Indemnitees shall not be indemnified against Damages and Indemnitors shall not be required to provide indemnification in respect of any Claim under the Environmental Indemnity or the Guaranty arising out of, relating to or otherwise in respect of, the Excluded Conduct.

(b)                                 Except as set forth in the proviso in Section 2 above, the Indemnitors, at their sole cost and expense, will jointly and severally defend Indemnitors from all Damages and assume the defense with counsel selected by Indemnitees, which counsel shall be reasonably satisfactory to Indemnitors.  Indemnitors shall be required to give prior written notice to Indemnitees prior to the consent to the entry of any judgment or entering into any settlement.

3.                                       No Waiver, Etc.  Each of the Indemnitors covenants and agrees that his covenants and agreements under this Assumption and Indemnification shall remain and continue in full force and effect without regard (i) to any waiver, consent, supplement, modification, amendment or restatement of any term or provision of the Environmental Indemnity, the Guaranty, any other indemnity or contribution agreement, the Loan Documents and the Purchase Documents, or (ii) to any full, partial or non-exercise of any of Indemnitee’s rights, powers, privileges, remedies and interests under this Assumption and Indemnification or any of the Purchase Documents or (iii) the existence of any other indemnity or contribution agreement.

4.                                       Authority.  Each of the Indemnitors represents, warrants and covenants to the Indemnitees that: (a) each of the Indemnitors is a duly formed and validly existing entity organized and in good standing under the laws of the state of its formation, (b) the execution and delivery of this Assumption and Indemnification by each Indemnitor has been in all respects authorized and approved by such Indemnitor, to the extent that such authorization and approval

18

is required, and each Indemnitor has the full power and authority to execute and deliver this Assumption and Indemnification and to assume all liability hereunder, and (c) this Assumption and Indemnification has been duly and validly executed and delivered by, and constitutes a valid and legally binding agreement of each of the Indemnitors, enforceable against each of the Indemnitors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors’ rights and by limitations on the availability of equitable remedies.

5.                                       Captions.  All section titles or captions contained in this Assumption and Indemnification are for convenience only, shall not be deemed a part of this Assumption and Indemnification and shall not affect the meaning or interpretation of this Assumption and Indemnification.  All references herein to Sections shall be deemed references to such parts of this Assumption and Indemnification, unless the context shall otherwise require.

6.                                       Notices.  All notices, consents, approvals, demand, objections, requests or other communication required or desired to be given hereunder shall be in writing and given in the manner, and to the addresses, set forth in Section 20 of the Contract, the terms and provisions of which, together with the lost full sentence of Section 9.2(a), are by such references thereto hereby incorporated herein, mutatis mutandis.

19

IN WITNESS WHEREOF, each of the Indemnitors has signed this Assumption and Indemnification Agreement as of the date first above written.

INDEMNITORS:

GREEN 625 LESSEE LLC,
a Delaware limited liability company

By:
Name:
Title:

SL GREEN REALTY CORP.,
a Maryland corporation

By:
Name:
Title:

SL GREEN OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	SL GREEN REALTY CORP., a Maryland corporation

By:
Name:
Title:

20

EXHIBIT F

(Schedule of Leases)

A.                                   BASCOME, L.L.C.

1.                                       Lease, dated April 25, 1996.

2.                                       Guaranty, dated April 25, 1996.

3.                                       Amendment to Guaranty, dated November 30, 2000.

4.                                       Holdover Guaranty, dated April 25, 1996.

5.                                       Amendment to Holdover Guaranty, dated November 30, 2000.

6.                                       Amendment of Lease, dated November 30, 2000.

7.                                       Letter, dated June 27, 2003 from Tenant to Landlord re: request to pay June 2003 rent in July 2003.

8.                                       Side Letter, dated as of April 25, 1996 between Landlord and Tenant re: initial alterations.

B.                                     CAXTON ASSOCIATES, L.L.C.

1.                                       Lease, dated April 12, 2001.

2.                                       Nondisturbance Agreement, dated April 12, 2001 between Revlon Consumer Products Corporation and Caxton Associates, L.L.C.

3.                                       Agreement of Sublease, dated August 24, 2000 between Landlord and Revlon Consumer Products Corporation.

4.                                       Nondisturbance Agreement, dated April 12, 2001 between Landlord and Tenant.

5.                                       SNDA, dated April 12, 2001 between Tenant, New York Life Insurance Company and Landlord.

6.                                       Letter, dated April 12, 2001 from Landlord’s attorney to Tenants attorney re: rentable square feet for Tenant’s Share and Tenant’s Tax Share.

7.                                       Proposal to amend Lease by Tenant, dated May 16, 2002.

21

8.                                       Alternative Proposal (with 2 different scenarios) to amend Lease by Landlord, dated May 23, 2002.

9.                                       Letter Agreement, dated December 20, 2001 between Landlord and Tenant (unsigned) [Unable to Find].

C.                                     ERES, LIMITED

1.                                       Lease, dated April 27, 2000.

2.                                       Letter, dated June 28, 2000 from Landlord to Tenant re: commencement date.

D.                                    FIRMENICH INCORPORATED

1.                                       Lease, dated March 1, 2001.

2.                                       Guaranty, dated March 1, 2001.

3.                                       Nondisturbance Agreement, dated March 1, 2001 between Tenant and Revlon Consumer Products Corporation.

4.                                       SNDA, dated March 1, 2001 between Tenant, Landlord and New York Life Insurance Company.

5.                                       Nondisturbance Agreement, dated March 1, 2001 between Landlord and Tenant.

E.                                      STEPHEN KNOLL LTD.

1.                                       Lease, dated June 5, 1991.

2.                                       First Amendment of Lease, dated as of September, 2000.

3.                                       Letter Agreement, dated April 15, 2003.

4.                                       Letter, dated May 13, 1996 from Landlord to Tenant reducing security deposit from $50,000 to $30,000 per Article 31 of Lease.

5.                                       Tenant Estoppel Letter, dated                                            to New York Life Insurance Company.

6.                                       Letter, dated October 3, 1991 from Landlord to Tenant re: alteration fee.

7.                                       SNDA, dated July 18, 1991 between Landlord, Tenant and New York Life Insurance Company.

22

8.                                       Letter Agreement, dated June 14, 1991 between Landlord and Tenant re: $225,000 Deposit in lieu of completion bond referred to in §3.1(B)(1)(ii) of lease (not signed by 625 Investment Associates).

9.                                       Letter Agreement, dated June 6, 1991 between Landlord and Tenant re: approval of alterations to premises (not signed by Tenant).

10.                                 Letter, dated May 25, 2000 from Related Management Co., LP to Tenant re: election to renew.

F.                                      LVMH FASHION GROUP AMERICAS INC.

1.                                       Lease, dated February 15, 2001.

2.                                       First Amendment of Lease, dated April 19, 2001.

3.                                       Second Amendment of Lease, dated April 16, 2002.

4.                                       Letter, dated January 28, 2002 from Tenant to Landlord, re: Landlord’s contribution to Tenant’s construction costs in the amount of $914,360.00.

5.                                       Letter Agreement, dated February 11, 2002.

6.                                       SNDA, dated February 15, 2001 between Landlord, Tenant and New York Life Insurance Company.

7.                                       Nondisturbance Agreement, dated February 15, 2001 between Tenant and Landlord.

8.                                       Nondisturbance Agreement, dated February 15, 2001 between Tenant and Revlon Consumer Products Corporation.

9.                                       Letter, dated June 26, 2001 from Landlord to Tenant re: renovations to bathrooms/lobby satisfactory per paragraph 1&2 of Exhibit H of Lease.

10.                                 Letter, dated April 22, 2003 from Tenant to Landlord requesting Landlord’s contribution.

11.                                 Letter, dated May 23, 2001 from Landlord to Tenant re: permanent riser.

G.                                     THE NEIMAN MARCUS GROUP INC.

1.                                       Lease, dated January 27, 2003.

23

2.                                       Nondisturbance Agreement, dated January 27, 2003 between Landlord and Tenant.

3.                                       Nondisturbance Agreement, dated January 27, 2003 between Tenant and Revlon Consumer Products Corporation.

4.                                       Letter Agreement, dated February 5, 2003 between Landlord and Tenant.

H.                                    POLO RALPH LAUREN CORP.

1.                                       License Agreement, dated July 1, 2003.

2.                                       Letter Agreement, dated July 11, 2003.

I.                                         PAGE & SMITH

1.                                       Lease, dated June 12, 1984.

2.                                       Letter Agreement, dated June 26, 1986.

3.                                       Assignment and Assumption of Lease, dated June 26, 1986.

4.                                       Letter Agreement, dated March 31, 1987.

5.                                       Third Amendment, dated September 30, 1987.

6.                                       Fourth Amendment, dated February 14, 1992.

7.                                       Fifth Amendment, dated December 9, 2003.

8.                                       Consent to Assignment, dated January 14, 1999.

9.                                       Consent to Assignment of Tenant, dated June 27, 1986 by New York Life Insurance Company

10.                                 Letter Agreement, dated February 25, 1992 between Tenant and Landlord re: effective date of Fourth Amendment.

11.                                 Consent to the Assignment of Stock of Tenant between Landlord and Tenant, dated                , 1998 (Not Signed or Dated) [Unable to Find].

12.                                 Memo, dated February 12, 1996 from Andrew O’Brien to Gianos & Brodsky re: IRS seizure of premises.

13.                                 Five Day Demand for Rent, dated February 9, 1996.

24

14.                                 Five Day Demand for Rent, dated May 2, 1995.

15.                                 Letter, dated March 1, 1995 from Szold & Brahdren PC demanding rent from Tenant.

16.                                 Affidavit of Default, dated August 4, 1995.

17.                                 Stipulation of Settlement, dated August 17, 1995.

J.                                        GRANDMELA (PAPER MOON RESTAURANT)

1.                                       Lease, dated September 5, 1988.

2.                                       Amendment of Lease, dated September 5, 1988.

3.                                       Second Amendment, dated March 18, 1991.

4.                                       Third Amendment, dated January 1, 1993.

5.                                       Fourth Amendment, dated March 30, 1995.

6.                                       Fifth Amendment, dated February 1, 1997.

7.                                       Sixth Amendment, dated June 18, 2003.

8.                                       Seventh Amendment, dated June 14, 2004.

9.                                       Letter Agreement, dated January 1, 1993 between Tenant and Landlord re: amending House Account.

10.                                 Letter Agreement, dated December 1, 1994 between Tenant and Landlord re: amending House Account Letter Agreement.

11.                                 Management Agreement, dated February 1, 1997 between Tenant and Franco P. Lattanzi.

12.                                 Letter, dated October 28, 1991 by Banco Bilbao Vizcaya to Landlord amending the date of the Letter of Credit from October 3, 1989 to June 30, 1992.

13.                                 Tenant Estoppel, dated                          to New York Life Insurance Company.

14.                                 Letter, dated October 31, 1989 from Related Management Corp. to Utilities Research Associates, Inc. re: separate electric bills.

15.                                 Letter Agreement, dated August 3, 1989 re: construction work (not signed by Tenant).

25

16.                                 Cancellation Letter of Letter of Credit, dated June 18, 2003 to Banco Bilbao.

17.                                 Letter, dated March 19, 1997 from Frendel Brown & Weissman to Andrew O’Brien re: financial statements.

18.                                 Letter from Tenant, dated January 10, 1989 re: rent commencement date.

19.                                 Approval Letter, dated January 18, 1989 from Landlord to Tenant.

20.                                 Letter, dated November 28, 1988 from Related Management Corp. re: occupancy date.

21.                                 Letter dated, October 7, 1991 between Landlord & Tenant approving alteration of Restaurant.

K.                                    PAPER MOON EXPRESS

1.                                       Lease, dated February 1, 1997.

2.                                       Guaranty, dated February 1, 1997.

3.                                       Assignment and Assumption of Lease, dated May 14, 1997.

4.                                       Consent to Sublease, dated November 13, 2002.

5.                                       Amendment of Lease, dated November 12, 2002.

6.                                       Second Amendment of Lease, dated June 14, 2004.

7.                                       Management Agreement, dated February 1, 1997 between PMX Products, Inc. and Franco P. Lattanzi.

8.                                       Sublease, dated November 12, 2002 between PMX Products, Inc. and Vaghi, L.L.C.

9.                                       Letter, dated September 13, 2002 from PMX Products, Inc. to Landlord re: Sublease.

10.                                 Letter dated, August 21, 1997 from Landlord to Paolo Lantanzi re: Consent to Assignment and Assumption of lease.

11.                                 Default Notice, dated June 4, 2003.

L.                                      STUART WEITZMAN RETAIL, INC.

1.                                       Lease, dated January 6, 1995.

26

2.                                       Guaranty, dated January 6, 1995.

3.                                       Letter Agreement, dated February 17, 1995.

4.                                       Alterations Guaranty, dated April 7, 1995.

5.                                       Letter Agreement, dated June 17, 1996.

6.                                       First Amendment of Lease, dated November     , 2003.

7.                                       Letter Agreement, dated December 26, 2003.

8.                                       Violation Notice, dated July 11, 2003.

9.                                       Memo, dated February 6, 1998 re: revisions to lease terms due to tenant exercising “Accelerated Fixed Expiration Date” option.

10.                                 Letter, dated June 17, 1996 from Tenant to Landlord exercising Fixed Expiration Date.

11.                                 Letter, dated September 18, 1995 re: cancellation of workers compensation insurance.

12.                                 Letter, dated July 17, 1995 from Citibank, N.A. re: amended letter of credit.

13.                                 Default Notice, dated July 19, 1995 re: hole in store front.

14.                                 Letter, dated February 8, 1995 from Proskauer Rose LLP to Landlord stating Lender (New York Life Insurance Company) will not enter into SNDA with Tenant.

15.                                 Letter, dated February 3, 1995 re: occupancy.

16.                                 Memo, dated August 2, 1995 from Andy O’Brien to Kathy re: submeter change.

M.                                 SYNERGY HOUSE, L.L.C. (SWAROVSKI LANDLORD MADISON, LLC)

1.                                       Lease, dated October 31, 2003.

2.                                       Guaranty, dated October 31, 2003.

N.                                    ALES GROUP USA, INC.

1.                                       Lease, dated May 2, 1989.

2.                                       Amendment of Lease, dated June 30, 1995.

27

3.                                       Tenant Acceptance Letter, dated August 6, 1992.

4.                                       Tenant Estoppel Certificate, dated            executed by Ales Group USA, Inc.

O.                                    VERY LTD (AU BAR)

1.                                       Lease, dated May 11, 1987.

2.                                       First Amendment of Lease, dated November 16, 1987.

3.                                       Second Amendment, dated December 18, 1987.

4.                                       Third Amendment, dated January 6, 1988.

5.                                       Fourth Amendment, dated April 19, 1988.

6.                                       Fifth Amendment, dated January 1, 1993.

7.                                       Sixth Amendment, dated January 13, 1996.

8.                                       Seventh Amendment, dated April 15, 1998.

9.                                       Eighth Amendment, dated April 14, 2003.

10.                                 Ninth Amendment, dated February 2, 2004.

11.                                 Agreement, dated March 23, 1987 re: designer agreement (interior).

12.                                 Letter, dated February 9, 1998 from Tenant re: proposed rent extension.

13.                                 Letter, dated November 28, 1994 from Related Management Corp. to Very, LTD re: rejection of conversion of Au Bar to a topless club.

14.                                 First Amendment to Consulting Agreement and Second Amendment Security Deposit and Escrow Agreement, dated April 19, 1988.

15.                                 Consulting Agreement, dated May 11, 1987.

16.                                 Security Deposit and Escrow Agreement, dated May 11, 1987.

17.                                 First Amendment to Security Deposit and Escrow Agreement, dated November 16, 1987.

18.                                 Amendment of Lease, dated June 1, 1992 [Unable to Find].

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P.                                      DUANE READE CORP.

1.                                       Lease, dated March 8, 1988.

2.                                       First Amendment of Lease, dated October 31, 1996.

3.                                       Landlord Estoppel Certificate (unsigned).

4.                                       20 day Notice to Cure, dated January 19, 1999.

5.                                       Letter, dated May 23, 1994 re: electricity charge increased to $3,062.93.

6.                                       Letters, dated March 31, 1989 and June 30, 1992 re: consent of transfer of Duane Reade interest.

7.                                       First Amendment to Lease, dated October 31, 1987.

Q.                                    COOPER, BROWN & BEHRLE, P.C.

1.                                       Lease, dated April 9, 2003.

2.                                       Guaranty, dated April 9, 2003.

R.                                     DAVIES WARD PHILLIPS & VINEBERG

1.                                       Lease, dated May 17, 2001.

2.                                       Guaranty, dated May 17, 2001.

3.                                       Amendment of Lease, dated January 3, 2003.

4.                                       Second Amendment, dated March 17, 2003.

5.                                       Third Amendment, dated January 1, 2004.

6.                                       Amendment of Guaranty, dated January 1, 2004.

7.                                       SNDA, dated May 17, 2001 between Landlord, Tenant and New York Life Insurance Company.

8.                                       SNDA, dated March 24, 2004 between Landlord, Tenant and New York State Teacher’s Retirement System.

9.                                       Amendment of SNDA, dated May     , 2003 between Landlord, Tenant and New York Life Insurance Company.

29

10.                                 Letter, dated September 10, 2002 from Tenant to Landlord re: expansion of premises proposal.

11.                                 Non Disturbance Agreement, dated May 17, 2001 by Revlon Consumer Products Corporation.

12.                                 Agreement of Sublease, May 17, 2001 between Revlon Consumer Products Corporation and 625 Madison Avenue Associates.

13.                                 Partial Surrender & Modification of Sublease Agreement, dated May 17, 2001, between Revlon Consumer Products Corporation & For Television Sales.

14.                                 Fifth Amendment to Lease, dated May 17, 2001, between 625 Madison Avenue, Associates and Revlon Consumer Products Corporation.

S.                                      FRATELLI ROSSETTI 625, INC.

1.                                       Lease, dated December 31, 1995.

2.                                       Guaranty, dated December 31, 1995.

3.                                       Amendment of Lease, dated November 1, 1998.

4.                                       Second Amendment, dated April 20, 2001.

5.                                       Letter Agreement, dated September 25, 1995.

6.                                       Letter Agreement, dated July 24, 1998.

7.                                       Letter Agreement, dated February 24, 1999.

8.                                       Assignment & Assumption of Lease, dated February 24, 1999 from Fratelli Rossetti 625 Inc. to Fratelli Rossetti New York, Ltd.

9.                                       SDNA, dated November 30, 1996 between Landlord, Tenant and New York Life Insurance Company [Unable to Find].

10.                                 Letter Agreement, dated March     , 1998 Landlord to Tenant re: Lease Agreement (unsigned).

11.                                 Mechanics Lien by Allran Electric, dated August 26, 1999 in the amount of $18,166.80.

12.                                 Letter Agreement, dated March 30, 2000 from Tenant to Landlord re: Mechanic’s lien (Peter Marino Architect).

30

13.                                 Stipulation of Settlement, dated May 4, 1998 issued by Civil Court of New York County.

T.                                     THE MOUNT SINAI HOSPITAL

1.                                       Lease, dated May 31, 1991.

2.                                       Letter Agreement, dated March 16, 1992.

3.                                       Default Notice, dated November 16, 2001 re: rent.

4.                                       Memorandum re: Lease Renewal, dated March 11, 1999 extending the term for 5 years as per Lease.

5.                                       Letter, dated October 14, 1991 from Tenant to Landlord re: Initial Alterations to be completed.

6.                                       SNDA, dated May 31, 1991 between Landlord, Tenant and New York Life Insurance Company.

7.                                       Letter, dated October 7, 1991 from Tenant to Related Management Corp. re: completion bond for alteration waived.

8.                                       Letter, dated March 28, 1991, from Duane Reade to Landlord and Tenant re: no competition with Tenant.

9.                                       Letter, dated June 30, 1999 from Tenant to Landlord re: exercise renewal option.

U.                                    PIERRE DEUX

1.                                       Lease, dated April 1, 2002.

2.                                       Guaranty, dated April 1, 2002.

3.                                       SNDA, dated April 1, 2002 between Landlord, Tenant and New York Life Insurance Company.

4.                                       Mechanics Lien, dated October 14, 2003, by Independent Commercial Flooring Systems, Inc. in the amount of $4,642.84.

V.                                     PILOT GROUP GP LLC

1.                                       License Agreement, dated April 25, 2003.

2.                                       Guaranty, dated April 25, 2003.

31

W.                                WACHOVIA SECURITIES, LLC

1.                                       Lease, dated June     , 1986.

2.                                       Amendment of Lease, dated December 29, 1994.

3.                                       Consent to Sublease, dated August 8, 1992.

4.                                       Assignment and Assumption of Lease between Prudential Securities Incorporated (“Assignor”) and Wachovia Securities, LLC, (“Assignee”), dated July 1, 2003.

5.                                       Consent to Assignment, dated July 1, 2003.

6.                                       Letter, dated January 22, 1998 from Landlord to Tenant allowing Tenant to install one antennae on roof and increasing additional rent by $1,000.

7.                                       Letter, dated May 4, 2001 from Tenant to Landlord re: change of notice address for Tenant.

8.                                       Letter, dated October 27, 1995 from Landlord to Tenant allowing Tenant to use $25,000 contribution for construction related items.

X.                                    RELATED PARTNERS 5TH & 9TH FLOOR

1.                                       Lease, dated December 31, 1995.

2.                                       First Amendment of Lease, dated June 12, 1997.

3.                                       Second Amendment, May 18, 2001.

4.                                       Guaranty, dated December 31, 1995.

5.                                       SNDA, dated March 19, 1986 between Landlord, Tenant and New York Life Insurance Company.

6.                                       Second Amendment to Lease, dated July 22, 1988.

7.                                       Third Amendment to Lease, dated June 1, 1989.

8.                                       First Amendment to Lease, dated February 24, 1988.

9.                                       Lease, dated January 1, 1986.

10.                                 License Agreement, dated January 1, 1995 re: Second Floor usage.

11.                                 License Agreement, dated March 31, 1993 re: Basement Area.

32

12.                                 Letter, dated October 4, 2001 from Landlord to Tenant re: termination of Lease for Space A (Basement).

Y.                                     RELATED 12TH FLOOR

1.                                       License Agreement, dated October 10, 2002.

2.                                       Amendment to License Agreement, dated May 27, 2004.

Z.                                     SCOTTS HALLMARK

1.                                       Lease, dated March 1, 1995.

2.                                       Guaranty, dated March 1, 1995.

AA.                         SPRINT SPECTRUM L.P.

1.                                       License Agreement, dated January 24, 2000.

2.                                       Amendment to PCS Site Agreement, dated July     , 2000.

BB.                             STUDIO 59

1.                                       Lease, dated April 27, 1984.

2.                                       Letter Agreement, dated October 2, 1984.

3.                                       Second Amendment, dated September     , 1987.

4.                                       Third Amendment, dated April 1, 1992.

5.                                       Fourth Amendment, dated May 1, 1993.

6.                                       Fifth Amendment, dated November 19, 1993.

7.                                       Sixth Amendment, dated October 1, 2001.

8.                                       Assignment and Assumption of Lease, dated October 1, 2001.

9.                                       Guaranty, dated October 1, 2001.

10.                                 Letter, dated March 18, 1992 re: change of notice address for 625 Madison Ave. Associates.

11.                                 Letter, dated June 29, 1992 from Landlord to Tenant re: electrical violation to be cured.

33

12.                                 Memo, dated February 12, 1992 from Related Management Corp. re: temporary rent reduction from 5,000 to 4,500 for one year.

13.                                 Letter, dated December 14, 2000 re: Proposed Surrender Agreement.

14.                                 Proposed Surrender Agreement, dated December     , 2000 between Landlord and Tenant.

CC.                             MCI METRO ACCESS TRANSMISSION SERVICES, INC.

1.                                       Equipment Placement Agreement, dated July 31, 1995.

2.                                       First Amendment of Equipment Placement Agreement, dated December 15, 2000.

3.                                       Order Fixing date and time for MCI to reject or assume leases issued by U.S. Bankruptcy Court Southern District of N.Y. — date extended through 9/22/03.

4.                                       Letter, dated November 2, 1995 from Landlord to Tenant re: additional rent charge of $19.67/month for exhaust fan.

DD.                           625 PARTNERS, L.P.

1.                                       Lease, dated February 24, 1988.

2.                                       First Amendment, dated March 1, 1988.

3.                                       Second Amendment, dated July 22, 1988.

4.                                       Third Amendment, dated December     , 1995.

EE.                               NORTH AMERICA WATCH CORP.

1.                                       Lease, dated December     , 1995.

2.                                       Sublease, dated April 15, 2002.

3.                                       Guaranty, dated April 15, 2002.

4.                                       Letter, dated July 10, 2002 from Tenant to Landlord re: change of address for notice.

5.                                       Consent to Sublease, dated April 15, 2002, between 625 Madison Avenue Associates, Movado Group and Related Management Corp.

6.                                       Agreement of Lease (Ground Floor and Basement), dated August 8, 1988 between 625 Madison Avenue Associates and Movado Museum Designs.

34

7.                                       SNDA, dated March     , 1989 between New York Life Insurance Company and Movado Museum Design International Ltd.

8.                                       Letter, dated December 20, 1994, from Tenant to Related Management Corp. re: Tenant will vacate premises January 7, 1995.

9.                                       Letter Agreement, dated November 1, 1994 from 625 Madison Avenue Associates to Tenant.

10.                                 Letter Agreement, dated February 24, 1995 from 625 Madison Avenue Associates to Tenant.

11.                                 Letter, dated October 18, 1994 from North American Watch to Related Management Corp. re: term of License extended to 5 p.m. on January 8, 1995.

12.                                 Agreement of Guarantee, dated August 8, 1988 between Landlord and Tenant.

13.                                 License Agreement, dated July 9, 1994 between Tenant and Landlord.

14.                                 Tenant Acceptance, dated May 22, 1989 from Movado Museum Designs International Ltd.

15.                                 Letter, dated November 30, 1988 from Related Management Corp. to Museum Designs International Ltd. re: receipt of Performance Bond.

FF.                               AJILON LLC

1.                                       Lease, dated January 13, 2003.

2.                                       Nondisturbance Agreement, dated January 13, 2003 between Revlon Consumer Products Corporation, as Superior Lessor, and Ajilon, as Tenant.

GG.                             BACCARAT, INC.

1.                                       Lease, dated September 1, 2003.

2.                                       Amendment of Lease, dated April 1, 1995.

3.                                       Letter Agreement, dated April 1, 1995 between Baccarat, Inc. and 625 Madison Avenue Associates giving 20% discount to Landlord and warranty that no brokerage commission payable to original lease broker.

4.                                       Letters, dated April, 6, 1995, March 29, 1995, March 24, 1995 and March 23, 1995 and concerning real estate representation agreement.

35

5.                                       Default Notice, dated December 3, 2001.

6.                                       Default Notice, dated January 15, 2002.

7.                                       Letter, dated January 19, 1996, authorizing placement of planters in front of Tenants space.

8.                                       SNDA, dated September 1, 1993, between Tenant and New York Life Insurance Company.

9.                                       Letter, dated January 14, 1992 discussing terms of lease re: percentage rent between 1993 and 2001.

10.                                 Consent to Sublease (Ines de la Fressange USA as Subtenant), dated May     , 1996.

HH.                           JIM’S SHOE REPAIR

1.                                       Lease, dated April 17, 1984.

2.                                       Amendment of Lease Letter Agreement, dated October 1, 1984.

3.                                       Second Amendment, dated November 30, 1984.

4.                                       Third Amendment, dated October 30, 1987.

5.                                       Fourth Amendment, dated February 27, 1992.

6.                                       Fifth Amendment, dated April 1, 1992.

7.                                       Sixth Amendment, dated March 1, 1993.

8.                                       Seventh Amendment, dated March 1, 1994.

9.                                       Eighth Amendment, dated March 1, 1995.

10.                                 Ninth Amendment, dated March 1, 1996.

11.                                 Tenth Amendment, dated September 1, 1997.

12.                                 Eleventh Amendment, dated February 28, 2002.

13.                                 Letter, dated January 22, 1986 re: increase in rent due to porters’ wages.

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II.                                     R. M. WILLIAMS PTY. LTD.

1.                                       Lease, dated September 1, 1999.

2.                                       Letter Agreement, dated July 21, 2000.

3.                                       Letter, dated October 14, 2003 re: change of ownership of RM Williams Holding Corp. (an Australian entity).

JJ.                                   OREN’S DAILY ROAST

1.                                       Lease, dated February 28, 1992.

2.                                       Guarantee, dated February 28, 1992.

3.                                       Letter Agreement, dated March 10, 1992.

4.                                       Tenant Acceptance Letter, dated August 4, 1992 by Percival Coffee Company, Inc.

5.                                       Letter, dated June 26, 1992 re: Initial Alterations between Percival Coffee Company, Inc. and 625 Madison Avenue Associates.

KK.                           GLOPAM, INC. (DR. GARY OSTROW)

1.                                       Lease, dated June 1, 1992.

2.                                       Letter Agreement, dated September 30, 1992.

3.                                       Amendment of Lease, dated August 22, 2002.

4.                                       Amendment to Insurance Policy, dated August 18, 2000.

5.                                       Letter, dated July 27, 2000 from Related Management Co. to Dr. Ostrow re: reduction of policy.

6.                                       Reduction of Life Insurance Policy, dated July 24, 1996.

7.                                       Reduction of Life Insurance Policy, dated April 20, 1995.

8.                                       Assignment of Business Overhead Expense Policy as Collateral, dated September 24, 1992 from Tenant to Landlord.

9.                                       Assignment of Life Insurance Policy as collateral, dated September 25, 1992 from Tenant to Landlord.

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10.                                 Letter Agreement, dated June 1, 1992 re: Lease.

11.                                 Assignment of Life Insurance Policy as collateral, dated August 13, 1992.

12.                                 Assignment of Business Overhead Expense Policy as collateral, dated August 13, 1992.

13.                                 Letter, dated October 29, 1992 re: Alteration fee for Account discussed in 9/30/92 letter.

14.                                 Letter Agreement, dated June 1, 1992 re: initial alterations.

LL.                               SOLERA CAPITAL LLC

1.                                       Lease, dated October 10, 2002.

2.                                       Letter Agreement, dated October 23, 2002.

MM.                     SWAROVSKI 625 MADISON, LLC

1.                                       Lease, dated September 25, 2001.

2.                                       Guaranty, dated September 25, 2001.

3.                                       Letter, dated October 30, 2001 between Landlord and Tenant re: commencement date.

NN.                           WOLFORD BOUTIQUE

1.                                       Lease, dated July 28, 1992.

2.                                       Letter Agreement, dated December 29, 1998.

3.                                       Letter Agreement, dated December 29, 1998.

4.                                       Assignment & Assumption Agreement, dated February 18, 1999.

5.                                       Consent to Assignment, dated February     , 1999.

6.                                       Letter Agreement, dated February 16, 1999.

7.                                       Letter Agreement, dated February 19, 1999.

8.                                       First Amendment of Lease, dated May 1, 2000.

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9.                                       Letter, dated January 22, 1996 from Related Management Corp. stating that tenant is in default.

10.                                 Tenant Acceptance Letter, dated August 10, 1992, by Dina Realty Corp. d/b/a Wolford Boutique.

11.                                 Letter, dated July 28, 1992 from Landlord to Dina Realty Corp.

12.                                 Certification, dated February 16, 1999 that no payments to be received by tenant.

OO.                           SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENTS MADE BETWEEN THE NEW YORK STATE TEACHERS’ RETIREMENT SYSTEM AND THE FOLLOWING TENANTS:

1.                                       Ajilon, LLC

2.                                       Baccarat, Inc.

3.                                       Caxton Associates, L.L.C.

4.                                       Glopam Too, Inc.

5.                                       Eres, Limited

6.                                       Firmenich Incorporated

7.                                       Grandemela Corp.

8.                                       Joseph Rocco and John Rocco, d/b/a/ Jim’s Shoe Repair

9.                                       Percival Coffee Co., Inc.

10.                                 PMX Products, Inc.

11.                                 Arts De Provinces Des France, Inc., d/b/a Pierre Deux

12.                                 Related Partners, Inc.

13.                                 SHS Corp., d/b/a Scott’s Hallmark

14.                                 Solera Capital, LLC

15.                                 Stephen Knoll Ltd.

16.                                 Stuart Weitzman Retail, Inc.

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17.                                 Rosario Italia (d/b/a Rosario Italia Barber Shop)

18.                                 Very Ltd.

19.                                 Wolford Boutiques, LLC

20.                                 The Neiman Marcus Group Inc.

21.                                 Swarovski 625 Madison, LLC

22.                                 The Mount Sinai Hospital

PP.                               LEASE ESTOPPEL CERTIFICATES DELIVERED TO THE NEW YORK STATE             TEACHERS’ RETIREMENT SYSTEM BY THE FOLLOWING TENANTS:

1.                                       Ajilon, L.L.C.

2.                                       Ales Group U.S.A., Inc.

3.                                       Baccarat, Inc.

4.                                       Bascome, L.L.C.

5.                                       Caxton Associates, L.L.C.

6.                                       Cooper Brown & Behrle, P.C.

7.                                       Davies, Ward Phillips & Vineberg, Inc.

8.                                       Glopam Too, Inc.

9.                                       Duane Reade

10.                                 Eres, Limited

11.                                 Firmenich Incorporated

12.                                 Fratelli Rossetti 625, Inc.

13.                                 Grandemela Corp.

14.                                 Joseph Rocco and John Rocco, d/b/a Jim’s Shoe Repair

15.                                 LVMH Fashion Group Americas Inc., f/k/a Louis Vuitton N.A., Inc.

16.                                 The Mount Sinai Hospital

17.                                 The Neiman Marcus Group, Inc.

18.                                 Movado Group, Inc., f/k/a North American Watch Corporation

19.                                 Percival Coffee Co, Inc.

20.                                 Page & Smith Eyeware, Inc. (not executed)

40

21.                                 PMX Products, Inc.

22.                                 Arts des Provinces de France, Inc., d/b/a Pierre Deux

23.                                 The Pilot Group GP, L.L.C.

24.                                 Polo Ralph Lauren

25.                                 Wachovia Securities, L.L.C.

26.                                 R.M. Williams Pty. Ltd.

27.                                 Related Partners, Inc.

28.                                 SHS Corp., d/b/a Scott’s Hallmark

29.                                 Solera Capital, L.L.C.

30.                                 Sprint Spectrum L.P.

31.                                 Stephen Knoll Ltd.

32.                                 Stuart Weitzman Retail, Inc.

33.                                 Rosario Italia (d/b/a Rosario Italia Barber Shop)

34.                                 Swarovski 625 Madison, LLC

35.                                 Very, Ltd.

36.                                 Wolford Boutiques, LLC

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EXHIBIT G

(Schedule of Contracts)

1.                                       Package Intercept Agreement, dated as of September 16, 2002, between Archer Management Services, Inc. and Partnership, as modified by Amendment #1, effective as of September 16, 2002, between Archer Management Services, Inc. and Partnership, as further modified by Amendment #2, dated September 24, 2003, effective as of September 16, 2003, between Archer Management Services, Inc. and Partnership, as further modified by Amendment #3, effective November 1, 2003, between Archer Management Services, Inc. and Partnership, as further modified by Letter, dated December 3, 2003, from Oce’ Business Services, Inc. to Partnership.

2.                                       Elevator Preventative Maintenance Agreement, dated February 4, 2000, between New York Elevator Company and Related Management Co.

3.                                       Preventative Maintenance Agreement, dated March 14, 2002, effective April 1, 2002, between Matrix Mechanical Corp. and Partnership, as modified by Letter, dated May 25, 2004, from Matrix Mechanical Corp. to Partnership.

4.                                       Planned Maintenance Agreement, dated March 4, 2004, effective March 1, 2004, between Cummins Metropower, Inc. and Partnership.

5.                                       Equipment Lease, dated as of April 1, 1997, between Sirina Fire Protection Corp. and Related Management.

6.                                       Letter Agreement, dated March 13, 2002 and April 29, 2002, effective June 1, 2002, between Signature Metal and Marble Maintenance, L.L.C. and Partnership.

7.                                       Service Contract, dated December 9, 2003, between Nationwide Maintenance, Inc. and Partnership.

8.                                       Rental Service Agreement, dated March 16, 1998, between W.H. Christian & Sons, Inc. and Related Management Company.

9.                                       Participating Agreement concerning Central Pension Fund at the International Union of Operating Engineers and Participating Employers, (undated) effective January 1, 2004, between Partnership and Local 94 (which did not sign).

10.                                 2004 R.A.B. Engineer Agreement Assent, dated February 18, 2004, effective as of January 1, 2004, between the Partnership and International Union of Operating Engineers, AFL-CIO to Master Agreement between Realty Advisory Board on Labor Relations, Inc. and Local 94-94A, International Union of Operating Engineers, AFL-CIO generally known as 2004 Engineer Agreement.

42

11.                                 Letter, dated March 3, 2004, from Andrew O’Brien on behalf of Partnership to International Union of Operating Engineers Local Union No. 94, 94A, 94B setting forth the employees covered under the 2004 R.A.B. Agreements and their then hourly rates.

12.                                 Electricity Sale Agreement, executed June 18, 2004, between Partnership and Con Edison Solutions.

13.                                 Articles of Agreement, dated October 1, 1996, between Partnership and Pritchard Industries, Inc.

14.                                 Exterior Scaffold Maintenance Agreement, dated December 8, 2003, between R&R Scaffolding, Ltd. and 625 Madison Associates, L.P.

15.                                 Central Station Service Contract, dated December 6, 1990, between AFA Protective Systems, Inc. and Related Management Corp.

43

EXHIBIT H

(Brokerage Agreements)

1.                                       September 24, 2001 Agreement between Cushman & Wakefield, Inc. and 625 Madison Avenue Associates, L.P. re: Pea in the Pod retail premises (Swarovksi)

2.                                       January 10, 1995 Agreement between David M. Tofsky and 625 Madison Avenue Associates re: Scott’s Hallmark

3.                                       May 12, 1992 Agreement between Edward S. Gordon Company, Inc. and 625 Madison Avenue Associates re: Dr. Gary Ostrow

4.                                       October 27, 1995 Agreement between Edward S. Gordon Company, Inc. and 625 Madison Avenue Associates re: Fratelli Rossetti

5.                                       December 26, 1990 Agreement between Edward S. Gordon Company, Inc. and 625 Madison Avenue Associates re: The Mount Sinai Hospital

6.                                       May 6, 1992 Agreement between Harper-Lawrence, Inc. and 625 Madison Avenue Associates, re: Dr. Gary Ostrow

7.                                       March 12, 2001 Agreement between Helmsley-Spear, Inc. and Insignia/ESG, Inc. re: Firmenich, Incorporated, with March 20, 2001 cover letter from Insignia/ESG, Inc. to The Related Companies

8.                                       August 1988 Agreement between Inter-Realty, Ltd. and 625 Madison Avenue Associates re: Grandemela

9.                                       October 14, 1994 Agreement between Joseph Hilton & Associates Incorporated and 625 Madison Avenue Associates re: Prudential Securities

10.                                 March 18, 1991 Agreement between Judson Realty, Inc. and 625 Madison Avenue Associates re: Stephen Knoll, Inc.

11.                                 December 1, 1994 Agreement between Judson Realty, Inc. and 625 Madison Avenue Associates re: Stuart Weitzman, Inc.

12.                                 June 29, 1993 Agreement between Koeppel Tener Riguardi, Inc. and 625 Madison Avenue Associates re: Baccarat, Inc.

13.                                 June 18, 1992 Agreement between The Lansco Corporation and 625 Madison Avenue Associates re: Wolford Hosiery

14.                                 November 19, 1991 Agreement between Marshall E. Felenstein and 625 Madison Avenue Associates re: Alan J. Bloostein and/or Oren Bloostein (Oren’s Daily Roast)

15.                                 January 30, 1989 Agreement between Okada International Corporation and 625 Madison Avenue Associates re: The Ales Group

16.                                 May 25, 1989 Invoice from Peter R. Friedman, Ltd. for services rendered re: The Ales Group

17.                                 October 9, 1995 Agreement between Wilrock Management & Consulting, Inc. and 625 Madison Avenue Associates, dated October 9, 1995

18.                                 January 11, 2001 Agreement between Cushman & Wakefield, Inc. and 625 Madison Avenue Associates re: Episode Store retail space (Pierre Deux), with June 9, 2001 Letter Agreement and January 9, 2002 Letter Agreement

1

EXHIBIT H-1

(Missing Brokerage Agreements)

1.                                       Calvin J. Kinzelberg: Pierre Deux Lease

2.                                       C.B. Shaw, Inc. Corporate Real Estate: Davies, Ward, Phillips & Vineberg, Inc. Lease

3.                                       Colliers-ABR, Inc.: LVMH 1st Amendment

4.                                       Collins-Tuttle and Company: Jim’s Shoe Repair Lease, Page & Smith Lease,
Studio 59 Lease

5.                                       Equis Corporation: Ajilon, LLC Lease

6.                                       Felenstein, Koniver & Associates, Inc.: Wolford Boutique, LLC 1st Amendment

7.                                       The Georgetown Company:  Solera Capital, LLC Lease

8.                                       Harper-Lawrence, Inc.:  Bascome, LLC Lease, The Mount Sinai Hospital Lease

9.                                       Insignia/Esg., Inc. (and Edward S. Gordon Company): Caxton Associate LLC Lease, Davies, Ward, Phillips & Vineberg, Inc. Lease, Glopam, Inc 1st Amendment, Eres, Limited Lease, LVMH 1st Amendment, The Neiman Marcus Group Lease,
Baccarat 1st Amendment

10.                                 Julien J. Studley, Inc.: Caxton Associates, LLC Lease, Pilot Group GP, LLC License

11.                                 Newmark & Company Real Estate: Davies, Ward, Phillips & Vineberg, Inc. 3rd Amendment

12.                                 Oltreoceano Corporation: Grandemela Lease

13.                                 PBS Realty Advisors: North American Watch Corp. Sublease

14.                                 Peter R. Friedman, Ltd.: Grandemela Lease, Prudential Securities Lease

15.                                 Ripco Real Estate: Swarovski 625 Madison, LLC Lease

16.                                 USI Real Estate Advisors, LLC: Cooper, Brown & Behrle, P.C. Lease

2

EXHIBIT I

(Permitted Exceptions)

Purchaser shall take title to the Property subject to:

1.                                       Present and future laws, ordinances, codes, resolutions, requirements, orders and regulations of all municipal, county, state or federal governments having jurisdiction over the Property and the use of improvements thereof, including without limitation, if applicable, rights of governmental authorities to require the removal of any vaults, vault spaces, areas, chutes or other spaces or projections beyond the building lines or of any curb cut.

2.                                       Encroachments and/or projections of stoops, stoop areas, cellar steps, window trims, vent pipes, cellar doors, door, door caps, hedges, railings, steps, columns and column bases, flue pipes, signs, piers, lintels, window sills, fire escapes, ledges, fences, coping, trim and cornices, if any, upon, under or above any street or highway, the Property or any adjoining premises.

3.                                       The rights, if any, of any utility company to maintain lines, pipes, wires, cables, poles and distribution boxes and equipment in, under, over and upon the Property provided that the same do not materially interfere with the use of, or materially adversely affect the value of the Property.

4.                                       Any state of facts in addition to or subsequent to the state of facts disclosed by the Survey (hereinafter defined), which an accurate survey of the Property would disclose if such additional or subsequent state of facts do not adversely affect (in other than a de minimis respect) the continued use of the Property as an office building with ground floor retail, provided, however, if such survey shows encroachments by (a) improvements from the Land onto adjoining property, the street, an easement area, or a restrictive setback area, then such encroachment shall not be deemed an objection to title if the Title Company will insure that such encroachment may remain undisturbed so long as the improvement shall stand or (b) improvements or structures from adjoining property, the street or easement area, or a restrictive setback area onto the Land, then such encroachment shall not be deemed an objection to title if it does not adversely affect (in other than a de minimis respect) the continued use of the Property as an office building with ground floor retail.

5.                                       Rights of tenants (as tenants only) pursuant to leases set forth on Exhibit F attached to this Agreement to which this Exhibit I is attached and those New Leases entered into by Partnership in accordance with Section 6 of this Agreement.

6.                                       Any liens, encumbrance, charge or other matter (including, without limitation, violations of federal, state or municipal laws, ordinances or requirements), which any tenant under any of the Leases is by the terms of its lease or occupancy agreement required to discharge, remove or comply with.

3

7.                                       Covenants, restrictions, reservations, easements and agreements of record in addition to those specifically set forth in this Exhibit I provided the same are not violated by the structure or structures presently on the Property do not interfere (in other than a de minimis respect) with the continued use thereof.

8.                                       Consents of record, if any, by Partnership or any former owner of the Property for the erection of any structure or structures on, under or above any street or streets on which the Property may abut.

9.                                       Any financing statements or chattel mortgages entered into by, or arising from, the acts of any tenant under a Lease and any financing statements or chattel mortgages filed against property no longer on the Property.

10.                                 Such state of facts as are shown by a survey prepared by Earl B. Lovell — S.P. Belcher, Inc. dated 11/17/1955 and most recently updated by visual inspection on 9/26/2003 by Joseph Nicoletti, Professional Land Surveyor, P.C. (the “Survey”) including, without limitation:

a.                                       Stone, metal and glass fronts, added to six to sixteen story building on Property, not located, may encroach/project over 58th and 59th Streets, Madison Avenue and/or premises adjoining on the south.

b.                                      Southerly marble covered columns have been covered with stainless steel (not located).

c.                                       Encroachments on and projections over East 59th Street:

Grated area                                    4 feet 0 inches

Iron cellar doors         4 feet 2 inches

d.                                      Stand pipes project up to 0 feet 9 inches over East 59th Street.

e.                                       37 to 39 story building, one story brick extension and six-story brick building added to premises adjoining on the east, not located, may encroach on and/or project over the Property.

f.                                         Old southerly independent wall of five story building on the Property encroaches up to 0 feet ½ of an inch on premises adjoining on the south.

g.                                      Air conditioners of 19 story building on premises adjoining on the southeast project up to 1 foot 2 inches over the Property.

h.                                      Stone fence wall of premises adjoining on the southeast encroaches up to 0 feet ½ of an inch on the Property.

i.                                          Present cat walk at roof projects 4 feet more or less over premises to the east.

4

j.                                          Projection over East 58th Street:

Awning                                                   2 feet more or less

11.                                 The liens of assessments, real estate taxes, water meter charges, water frontage charges, sewer taxes, rent and charges provided the same are apportioned at Closing as herein provided.

12.                                 Possible lack of right in Partnership to maintain vaults, vault lights, coal chutes or excavations beyond any building lines, whether above or below the sidewalk, any licensing statute, ordinance or regulation and the terms of any license pertaining thereto.

13.                                 Variations between the location and dimensions of Property as shown in the public records as shown on the tax map of the City of New York, if any.

14.                                 Terms, Covenants and Conditions set forth in Distinctive Street Improvement Maintenance Declaration made by 625 Madison Avenue Associates dated 5/28/1987 and recorded on 4/28/1988 in Reel 1395 Page 1158.

15.                                 Easements and Conditions set forth in Liber 4084 Cp 185 and Liber 4084 Cp 197.

16.                                 Terms, covenants, conditions, agreements and provisions of a Lease by and between John D. Crimmins and Walter J. Salomon dated 8/5/07 recorded 9/16/07 in Section 5 Liber 142 Cp. 125.

With Regard Thereto:

a.                                       Assignment of Lease by Walter J. Salomon to Fifty-Ninth Street Madison Avenue Co. dated 8/11/08 and recorded 8/29/08 in Section 5 Liber 142 Cp. 164.

b.                                      Assignment of Lease by Fifty-Ninth Street Madison Avenue Co. to Meyac Realty Corporation recorded 6/17/25 in Liber 3482 Cp 305.

c.                                       Terms, covenants, conditions, agreements and provisions of a Renewal Lease by Mary C. Crimmins and Constance C. Childs, Trustee under Paragraph 13 of Last Will and Testament of John D. Crimmins, deceased to Meyac Realty Corporation dated 2/28/29 and recorded 3/5/29 in Liber 3702 Cp 195.

d.                                      Assignment of Lease by Meyac Realty Corporation to 1929 Holding Corporation dated 2/28/29 recorded 3/5/29 in Liber 3702 Cp 193.

e.                                       Assignment of Lease by 1929 Holding Corporation to Madis Realty Corporation dated 2/28/29 and recorded 3/5/29 in Liber 3702 Cp 194.

f.                                         Order directing Assignment of Lease dated 7/14/38 recorded 7/27/38 in Liber 3989 Cp 94.

5

g.                                      Assignment of Lease by Archie F. Winter, as and only as Trustee in Proceedings under Section 77B of Bankruptcy Act for Reorganization of Madis Realty Corporation, debtor to 625 Madison Avenue Corporation, dated 7/26/38 and recorded 7/27/38 in Liber 3989 Cp. 88.

17.                                 Terms, Covenants, Conditions, Agreements and Provisions of Lease by and between Barclay-Arrow Holding Corporation to Madis Realty Corporation dated 2/26/29 and recorded on 3/5/29 in Liber 3702 Cp 209.

With Regard Thereto:

a.                                       Order directing Assignment of Lease dated 7/14/38 and recorded 7/27/38 in Liber 3989 Cp 94.

b.                                      Assignment of Lease by Archie F. Winter, as and only as Trustee in Proceedings under Section 77B of the Bankruptcy Act for the Reorganization of Madis Realty Corporation, debtor, to 625 Madison Avenue Corporation, dated 7/26/38 and recorded 7/27/38 in Liber 3989 Cp 87.

c.                                       Agreement Consolidating and Extending Leases recorded in Liber 3702 Cp 195 and Liber 3702 Cp 209 by and between Mary C. Crimmins, Constance C. Childs, Trustees under Paragraph 13 of the Last Will and Testament of John C. Crimmins, deceased; Mary C. Crimmins, Constance C. Childs, Mercedes Challinor and Evelyn Patterson, lessors, and 625 Madison Avenue Corporation, lessee, dated 7/26/38 and recorded on 7/27/38 in Liber 3989 Cp 100.

d.                                      Assignment of Lease by 625 Madison Avenue Corporation to Calmon J. Ginsberg and Morris Ginsberg dated 10/1/50 and recorded 10/5/50 in Liber 4694 Cp 301.

e.                                       Modification Agreement by and between Mary C. Crimmins, Constance C. Childs, Trustee under Paragraph 13 of the Last Will and Testament of John D. Crimmins, deceased, and Calmon J. Ginsberg and Morris Ginsberg dated 10/2/50 and recorded on 10/5/50 in Liber 4694 Cp 313.

f.                                         Assignment of Lease by Calmon J. Ginsberg and Morris Ginsberg to Calmon J. Ginsberg, Morris Ginsberg, Yvette Rosenson, Diana G. Jaffe, Elsie G. Robinson and Sylvia G. Kaplan dated 10/2/50 and recorded 10/13/50 in Liber 4695 Cp 486.

g.                                      Assignment of Lease by Calmon J. Ginsberg, Morris Ginsberg, Yvette Robinson, Diana G. Jaffe, Elsie G. Robinson and Sylvia G. Kaplan to Madison-59th Street Corp. dated 6/17/52 and recorded 6/18/52 in Liber 4787 Cp 564.

h.                                      Modification Agreement by and among Mary C. Crimmins, Constance C. Childs, Trustees under Paragraph 13 of the Last Will and Testament of John D. Crimmins, deceased, Madison-59th Street Corp. and Calmon J. Ginsberg and Morris Ginsberg dated 6/14/55 and recorded 6/15/55 in Liber 4927 Cp 5.

6

i.                                          Assignment of Lease by Madison-59th Street Corp. to 625 Madison Avenue Associates dated 9/22/78 and recorded 10/18/78 in Reel 457 Page 58.

j.                                          Lease Agreement made by and between Mary Hitchcock Childs and Thomas Parsons III, as trustees under the Last Will and Testament of Constance Childs, deceased, Robert Crimmins, William Ewing Jr. and Henry S. Patterson II, as Trustees under Agreement dated 12/22/69 and Grace S. Jennings with 625 Madison Avenue Associates dated as of 7/1/80 and recorded on 3/24/1986 in Reel 1041 Page 1282.

k.                                       First Amendment of Lease dated as of 4/18/2001 between 625 Management Committee, lessor, and 625 Madison Avenue Associates, L.P., lessee, recorded on 4/29/2002 in Reel 3500 Page 1093.

l.                                          Second Amendment of Lease dated as of 10/10/03 by and between 625 Management Committee, lessor, and 625 Madison Avenue Associates, L.P., lessee, and recorded on 2/3/04 CRFN 2004000064361 in the Office of the Register of the City of New York, County of New York.

18.                                 Terms, covenants, conditions, agreements and provisions of a sub-lease by and between Madison-59th Street Corp. and Standard Brands Incorporated dated 4/2/56 recorded 8/13/56 in Liber 4974 Cp 27.

With Respect Thereto:

a.                                       Non-Disturbance, Subordination and Attornment Agreement by and between New York Life Insurance Company and Standard Brands Incorporated dated as of 7/20/56 recorded 8/16/56 in Liber 4974 Cp 571.

b.                                      Unrecorded Amendment and Supplement dated 6/1/57.

c.                                       Unrecorded Amendment and Supplement dated 1/1/59.

d.                                      Unrecorded Amendment and Supplement dated 6/6/72.

e.                                       Modification Lease by and between Madison-59th Street Corp. and Standard Brands Incorporated, a memo of which was dated 9/26/77 and recorded 10/3/77 in Reel 412 Page 1857.

19.                                 Terms, covenants, conditions, agreements and provisions of an unrecorded sub-lease by and between Madison-59th Street Corp. and Standard Brands Incorporated.

With Respect Thereto:

a.                                       Modification of Lease by and between Madison-59th Street Corp. and Standard Brands Incorporated a memo of which was dated 9/26/77 recorded 10/3/77 in Reel 412 Page 1860.

7

20.                                 Subordination, Non-Disturbance and Recognition agreement by and between New York Life Company and The Related Companies Inc. dated as of 3/19/86, recorded 3/24/86 in Reel 1041 Page 1423; and by reference herein, the unrecorded space lease between said parties.

21.                                 Subordination, Non-Disturbance and Recognition agreement by and between New York Life Insurance Company and The Mount Sinai Hospital dated as of 5/31/91, recorded 7/31/91 in Reel 1800 Page 2309; and by reference herein, the unrecorded space lease between said parties.

22.                                 UCC Financing Statement No. 200311101835658

Secured Party:	New York State Teachers’ Retirement System
Debtor:	625 Madison Avenue Associates, L.P.
Filing Date:	11/10/2003

23.                                 UCC Financing Statement No. 200311101835660

Secured Party:	New York State Teachers’ Retirement System
Debtor:	625 Madison Avenue Associates, L.P.
Filing Date:	11/10/2003

24.                                 UCC Financing Statement No. (CRFN) 2003000460417

Secured Party:	New York State Teachers’ Retirement System
Debtor:	625 Madison Avenue Associates, L.P.
Filing Date:	11/18/2003

25.                                 Assignment of Leases and Rents dated as of 10/10/03 and recorded on 2/3/2004 under CRFN 2004000064364 made between 625 Madison Avenue Associates L.P. and New York State Teachers’ Retirement System.  (Relates to mortgages #1 through #10, as consolidated listed on Exhibit J attached hereto)

26.                                 Subordination, Non-Disturbance and Attornment Agreements made between the New York State Teachers’ Retirement System and the following tenants:

a.                                       Ajilon, LLC

b.                                      Baccarat, Inc.

c.                                       Caxton Associates, L.L.C.

d.                                      Glopam Too, Inc.

e.                                       Eres, Limited

f.                                         Firmenich Incorporated

g.                                      Grandemela Corp.

8

h.                                      Joseph Rocco and John Rocco, d/b/a/ Jim’s Shoe Repair

i.                                          Percival Coffee Co., Inc.

j.                                          PMX Products, Inc.

k.                                       Arts De Provinces Des France, Inc., d/b/a Pierre Deux

l.                                          Related Partners, Inc.

m.                                    SHS Corp., d/b/a Scott’s Hallmark

n.                                      Solera Capital, LLC

o.                                      Stephen Knoll Ltd.

p.                                      Stuart Weitzman Retail, Inc.

q.                                      Rosario Italia (d/b/a Rosario Italia Barber Shop)

r.                                         Very Ltd.

s.                                       Wolford Boutiques, LLC

t.                                         The Neiman Marcus Group Inc.

u.                                      Swarovski 625 Madison, LLC

v.                                      The Mount Sinai Hospital

9

EXHIBIT J

(Schedule of Loan Documents)

a.               Consolidation, Modification and Extension of Leasehold Mortgage and Security Agreement and Fixture Filing made between 625 Madison Avenue Associates, L.P. and New York State Teachers’ Retirement System, dated as of 10/10/03 and recorded on 2/3/04 under CRFN 2004000064363.

b.              Note Consolidation, Modification and Extension Agreement, dated as of October 10, 2003, between 625 Madison Avenue Associates, L.P. and New York State Teachers’ Retirement System.

c.               Assignment of Leases and Rents made by 625 Madison Avenue Associates, L.P. for the benefit of New York State Teachers’ Retirement System, dated as of 10/10/03 and recorded on 2/3/04 under CRFN 2004000064364.

d.              UCC Financing Statement No. 200311101835658

Secured Party:	New York State Teachers’ Retirement System
Debtor:	625 Madison Avenue Associates, L.P.
Filing Date:	11/10/2003

e.               UCC Financing Statement No. 200311101835660

Secured Party:	New York State Teachers’ Retirement System
Debtor:	625 Madison Avenue Associates, L.P.
Filing Date:	11/10/2003

f.                 UCC Financing Statement No. (CRFN) 2003000460417

Secured Party:	New York State Teachers’ Retirement System
Debtor:	625 Madison Avenue Associates, L.P.
Filing Date:	11/18/2003

g.              Environmental Indemnification Agreement by 625 Madison Avenue Associates, L.P., Steven D. Robinson and Six Madison, L.P. for the benefit of New York State Teachers’ Retirement System, dated as of 10/10/03.

h.              Indemnification and Guaranty Agreement by 625 Madison Avenue Associates, L.P., Steven D. Robinson and Six Madison, L.P. for the benefit of New York State Teachers’ Retirement System, dated as of 10/10/03.

i.                  Collateral Trust Agreement, Security Agreement and Control Agreement (Tax Escrow Agreement) among 625 Madison Avenue Associates, L.P., New York State Teachers’ Retirement System and L.J. Melody & Company of Texas, L.P., dated as of 10/10/03.

10

j.                  Collateral Trust Agreement, Security Agreement and Control Agreement (Revlon Reserve Fund) among 625 Madison Avenue Associates, L.P., New York State Teachers’ Retirement System and L.J. Melody & Company of Texas, L.P., dated as of 10/10/03.

k.               Collateral Trust Agreement, Security Agreement and Control Agreement (Anticipated TI Reserve Fund) among 625 Madison Avenue Associates, L.P., New York State Teachers’ Retirement System and L.J. Melody & Company of Texas, L.P., dated as of 10/10/03.

l.                  Collateral Trust Agreement, Security Agreement and Control Agreement (Base Building Work Reserve Fund) among 625 Madison Avenue Associates, L.P., New York State Teachers’ Retirement System and L.J. Melody & Company of Texas, L.P., dated as of 10/10/03.

m.            Multi-Party Blocked Account Agreement among New York State Teachers’ Retirement System, L.J. Melody & Company of Texas, L.P., individual and as agent and Banc One, N.A., dated as of 10/10/03.

n.              Borrower’s Closing Certificate by 625 Madison Avenue Associates, L.P., to New York State Teachers’ Retirement System, dated as of 10/10/03.

o.              Letter of Subordination by H.B. Gianos to New York State Teachers’ Retirement System, dated as of 10/10/03.

p.              Letter of Subordination of Fee by Six Madison, L.P. to New York State Teachers’ Retirement System, dated 10/10/03.

q.              Letter of Subordination of Fee by MAD-59 Management, LLC to New York State Teachers’ Retirement System, dated 10/10/03.

r.                 Letter Agreement between New York State Teachers’ Retirement System and 625 Madison Avenue Associates, dated 9/24/03.

s.               Letter Agreement between 625 Madison Avenue Associates, L.P. and New York State Teachers’ Retirement System re: (i) Waiver of Insurance Escrow and (ii) payment of Neiman Marcus Tenant Improvement Allowance, dated 10/10/03.

t.                 Letter Agreement between 625 Madison Avenue Associates, L.P. and New York State Teachers’ Retirement System, dated as of 10/10/03 re:  Removal of Violations.

11

EXHIBIT K

(Lender Escrow Schedule)

Reserve Balance by Type

Other Escrow:	$144,511.45

Other Escrow:	$13,510,058.43

Tax Escrow Interest Account:	$2,170,104.88

Total:	$15,824,674.76

12

EXHIBIT L

(Lease Agreement)

13

EXHIBIT M

(Pending Arrearages)

(Arrearages under Leases as of August       , 2004)

See attached printout.

14

EXHIBIT N

(Prepaid Rent Under Leases in Excess of One Month)

None.

15

EXHIBIT O

(Written Default Notices Given by Seller to Tenants Under Leases Which Remain Uncured)

None.

16

EXHIBIT P

(August     , 2004 Rent Roll)

See attached printout.

17

EXHIBIT Q

(Employees)

Andrew O’Brien – Building Manager – Covered by Union Local 94 for Benefits Only

Patricia Chennouf – Building Accountant

Denise Jacquet – Receptionist and Assistant to Building Manager

All Maintenance Employees set forth below are union employees and are in Local 94)

Martin Mulligan – Chief Engineer (Local 94)

Sean Leonard – Engineer (Local 94)

Leo Reynolds – Engineer (Local 94)

Mohammed Zaker – Engineer (Local 94)

William Howell – Helper (Local 94)

18

EXHIBIT R

(Unpaid Brokerage Commissions)

TENANT	BROKER	AMOUNT

PAGE & SMITH	H.B. GIANOS	$6,807.00

STUART WEITZMAN	H.B. GIANOS	105,104.00

19

EXHIBIT S

(Insurance Certificates)

20

EXHIBIT T

(List of Interests of Transferors)

625 Madison Avenue Associates, L.P.

Partners

Six Madison, L.P.

625 Partners, L.P.

The Related Companies, L.P., as successor-in-interest to Related Madison Associates Limited Partnership

Six Madison L.P.

Partners

Six Associates GP Co., LLC.

Hortense Ginsberg

Laurie G. Rudey

Trust f/b/o Laurie G. Rudey u/w of Robert L. Ginsberg dtd 5/31/84

Trust f/b/o David A. Snider, Rachel P. Snider, Sarah L. Snider and Jessica P. Ginsberg u/w of Morris Ginsberg

Fund A Trust u/w of Daniel R. Ginsberg

Susan Snider

Rona F. Jaffe

Trust u/w of Elsie Robinson

Deborah S. Williams

Louise Weinberg

JM Snider Irrevocable Insurance Trust

21

625 Partners L.P.

Partners

Six GP, L.P.

Hortense Ginsberg

Laurie G. Rudey

Trust f/b/o Laurie G. Rudey u/w of Robert L. Ginsberg dtd 5/31/84

Trust f/b/o David A. Snider, Rachel P. Snider, Sarah L. Snider and Jessica P. Ginsberg u/w of Morris Ginsberg

Exempt Trust f/b/o Susan G. Snider u/w of Morris Ginsberg

Fund A Trust u/w of Daniel R. Ginsberg

Susan Snider

Rona F. Jaffe

Trust u/w of Elsie Robinson

Deborah S. Williams

Louise Weinberg

Steven D. Robinson Revocable Trust dated August 18, 1992

Sylvia G. Kaplan

22

Six Associates G.P. Co., LLC

Members

Hortense Ginsberg

Laurie G. Rudey

Trust f/b/o Laurie G. Rudey u/w of Robert L. Ginsberg dtd 5/31/84

Trust f/b/o David A. Snider, Rachel P. Snider, Sarah L. Snider and Jessica P. Ginsberg u/w of Morris Ginsberg

Fund A Trust u/w of Daniel R. Ginsberg

Susan Snider

Rona F. Jaffe

Trust u/w of Elsie Robinson

Deborah S. Williams

Louise Weinberg

JM Snider Irrevocable Insurance Trust

625 GP, L.P.

Partners

625 GP, Inc.

Trust u/w of Elsie Robinson

625 GP, Inc.

Shareholder

Steven D. Robinson Revocable Trust dated August 18, 1992

23

EXHIBIT U

ASSUMPTION AND INDEMNIFICATION AGREEMENT

This ASSUMPTION AND INDEMNIFICATION AGREEMENT (this “Assumption and Indemnification”) is made as of the     day of             , 2004 by GREEN 625 LESSEE LLC (“Green 625”), a Delaware limited liability company, having an office at 420 Lexington Avenue, New York, New York 10170, SL GREEN REALTY CORP. (“SLGRC”), a Maryland corporation, having an office at 420 Lexington Avenue, New York, New York, 10170 and SL GREEN OPERATING PARTNERSHIP, L.P. (“SLGOP”), a Delaware limited partnership, having an office at 420 Lexington Avenue, New York, New York, 10170 (each an “Indemnitor”, collectively, the “Indemnitors”) to and for the benefit of 625 MADISON AVENUE ASSOCIATES, L.P. (“625 Madison”), a New York limited partnership, having an office at 625 Madison Avenue, Suite 10B, New York, New York 10022, LAURIE G. RUDEY, having an address at 1030 Fifth Avenue, New York, New York 10021, TRUST F/B/O LAURIE G. RUDEY U/W OF ROBERT L. GINSBERG DTD 5/31/84, having an address at 1030 Fifth Avenue, New York, New York 10021, TRUST F/B/O DAVID A. SNIDER, RACHEL P. SNIDER, SARAH L. SNIDER AND JESSICA P. GINSBERG U/W OF MORRIS GINSBERG, having an address at 69 Baxter Road, Brookline, Massachusetts 02146, EXEMPT TRUST F/B/O SUSAN G. SNIDER U/W OF MORRIS GINSBERG, having an address at 69 Baxter Road, Brookline, Massachusetts 02146, FUND A TRUST U/W OF DANIEL R. GINSBERG, having an address at c/o David L. Katsky, Esq., Esanu, Katsky, Korins & Siger, 605 Third Avenue, New York, New York 10158, SUSAN G. SNIDER, having an address at 69 Baxter Road, Brookline, Massachusetts 02146, RONA F. JAFFE, having an address at 201 East 62nd Street, New York, New York 10021, DEBORAH S. WILLIAMS, having an address at 304 Creekshire Drive, Signal Mountain, Tennessee 37377, LOUISE WEINBERG, having an address at 208 Eliot Street, Chestnut Hill, Massachusetts 02167, STEVEN D. ROBINSON REVOCABLE TRUST DATED AUGUST 18, 1992, having an address at 9999 Collins Avenue, No. 26B, Bal Harbour, Florida 33154-1839, and JM SNIDER IRREVOCABLE INSURANCE TRUST, having an address at 69 Baxter Road, Brookline, Massachusetts 02146 and HORTENSE GINSBERG, having an address at 1100 Park Avenue New York, New York 10128, SYLVIA G. KAPLAN, having an address at 1130 Park Avenue, New York, New York 10128, TRUST U/W OF ELSIE ROBINSON, having an address at c/o Sun Bank/Miami N.A., 201 Alhambra Circle, 14th Floor, Coral Gables, Florida 33134, RELATED-MADISON ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, having an address c/o The Related Companies, L.P., 625 Madison Avenue, New York, New York 10022 (each individually a “Transferor” and collectively the “Transferors”; 625 Madison and Transferors are each individually an “Indemnitor” and collectively the “Indemnitees”).

24

AGREEMENT

WHEREAS, 625 Madison is the owner of the leasehold interest in and to certain property located in the City, County, and State of New York, having an address of 625 Madison Avenue, and more particularly described in the Contract (as hereinafter defined) (the “Property”);

WHEREAS, SLGOP, of which SLGRC is the sole general partner, has agreed to indirectly acquire (the “Transfer”), the leasehold interest in the Property pursuant to that certain Purchase, Sale and Contribution Agreement (the “Contract”), dated as of August     , 2004, among 625 Madison (the “Transferors”) and SLGOP;

WHEREAS, pursuant to the Contract and such other documents and instruments as being entered into as of the date hereof in connection with the closing contemplated by the Contract (such documents and instruments together with the Contract are collectively, the “Purchase Documents”), the Transfer is being effectuated by the contribution of the Property by 625 Madison to Green 625 in return for all the membership interests (the “Membership Interests”) in Green 625, immediately subsequent to which the Membership Interests are being distributed by 625 Madison to the Transferors and immediately subsequent to which the Membership Interests are being transferred by the Transferors to SLGOP or its designee;

WHEREAS, pursuant to that certain Agreement (the “Gianos Leasing Agreement”), dated May 17, 2001, between 625 Madison and H.B. Gianos (“Gianos”), 625 Madison appointed Gianos as its agent in connection with the leasing of the Property (it should be noted the Gianos Leasing Agreement is the single spaced agreement between the parties);

WHEREAS, each of the Indemnitors acknowledges that it has received and reviewed copies of the Gianos Leasing Agreement;

WHEREAS, 625 Madison is terminating (the “Termination”) the Gianos Leasing Agreement on the date hereof; however, certain obligations under the Gianos Leasing Agreement survive the Termination; and

WHEREAS, to induce Indemnitees to enter into the Purchase Documents and to effectuate the Transfer, the Indemnitors have agreed to execute and deliver this Assumption and Indemnification to the Indemnitees.

NOW, THEREFORE, in order to induce Indemnitees to effectuate the Transfer, and in consideration of the matters described in the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitors do hereby agree as follows:

1.                                       Assumption.  The Indemnitors hereby collectively accept and assume and agree to perform, observe and be bound by all of the obligations, terms, covenants and conditions

25

contained in the Gianos Leasing Agreement to be performed or observed on the part of 625 Madison as if each Indemnitor was a signatory thereto with respect to the payment of all so-called “unearned” commissions (i.e. commissions which are contingent upon the happening of a future event, such as, for example, the exercise of a renewal option) due and payable after the Termination (the “Assumed Obligations”).

2.                                       Indemnification.  (a)  The Indemnitors shall jointly and severally indemnify, defend and hold harmless the Indemnitees from and against any and all losses, damages, liabilities, claims, demands, actions, suits, investigations, proceedings, settlements, judgments, awards, arbitrations, fines, penalties, taxes, fees, charges, costs or expenses, including, without limitation, attorneys’ fees, disbursements and other expenses and any costs of investigation, and whether direct or indirect, consequential, incidental, or otherwise (collectively, “Damages”), which any or all of the Indemnitees incur, or to which any or all of the Indemnitees become subject, based upon, arising out of, relating to or otherwise in respect of the Assumed Obligations.

(b)                                 Indemnitors, at their sole cost and expense, will jointly and severally defend Indemnitors from all Damages and assume the defense with counsel selected by Indemnitees, which counsel shall be reasonably satisfactory to Indemnitors.  Indemnitees, shall be required to give prior written notice to Indemnitors prior to the consent to the entry of any judgment or entering into any settlement.

3.                                       No Waiver, Etc.  Each of the Indemnitors covenants and agrees that his covenants and agreements under this Assumption and Indemnification shall remain and continue in full force and effect without regard (i) to any waiver, consent, supplement, modification, amendment or restatement of any term or provision of the Purchase Documents, or (ii) to any full, partial or non-exercise of any of Indemnitee’s rights, powers, privileges, remedies and interests under this Assumption and Indemnification or any of the Purchase Documents.

4.                                       Authority.  Each of the Indemnitors represents, warrants and covenants to the Indemnitees that: (a) each of the Indemnitors is a duly formed and validly existing entity organized and in good standing under the laws of the state of its formation, (b) the execution and delivery of this Assumption and Indemnification by each Indemnitor has been in all respects authorized and approved by such Indemnitor, to the extent that such authorization and approval is required, and each Indemnitor has the full power and authority to execute and deliver this Assumption and Indemnification and to assume all liability hereunder, and (c) this Assumption and Indemnification has been duly and validly executed and delivered by, and constitutes a valid and legally binding agreement of each of the Indemnitors, enforceable against each of the Indemnitors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors’ rights and by limitations on the availability of equitable remedies.

5.                                       Captions.  All section titles or captions contained in this Assumption and Indemnification are for convenience only, shall not be deemed a part of this Assumption and

26

Indemnification and shall not affect the meaning or interpretation of this Assumption and Indemnification.  All references herein to Sections shall be deemed references to such parts of this Assumption and Indemnification, unless the context shall otherwise require.

6.                                       Notices.  All notices, consents, approvals, demand, objections, requests or other communication required or desired to be given hereunder shall be in writing and given in the manner, and to the addresses, set forth in Section 20 of the Contract, the terms and provisions of which, together with all the last full sentence of Section 9.2(a), are by such references thereto hereby incorporated herein, mutatis mutandis.

27

IN WITNESS WHEREOF, each of the Indemnitors has signed this Assumption and Indemnification Agreement as of the date first above written.

INDEMNITORS:

GREEN 625 LESSEE LLC,
a Delaware limited liability company

By:
Name:
Title:

SL GREEN REALTY CORP.,
a Maryland corporation

By:
Name:
Title:

SL GREEN OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	SL GREEN REALTY CORP., a Maryland corporation

By:
Name:
Title:

28

EXHIBIT V

(Liability Cap Escrow Agreement)

THIS AGREEMENT (this “Agreement”) is made and entered into as of July     , 2004, by and among JENKENS & GILCHRIST PARKER CHAPIN LLP (“Escrow Agent”),                                                    (collectively, “Seller”), and                                                                          (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Purchase, Sale and Contribution Agreement, dated as of July     , 2004 (the “Sale Agreement”); and

WHEREAS, pursuant to the Sale Agreement, Seller agreed in accordance with Section 9.2(e) of the Sale Agreement to deposit a sum (the “Funds”) equal to the Liability Cap Escrow (as defined in Section 9.2(e) of the Sale Agreement) in escrow with Escrow Agent, all in accordance with the terms and provisions of the Sale Agreement; and

WHEREAS, Escrow Agent is willing to hold the Funds in escrow on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Sale Agreement.

2.                                       Escrow Agent hereby acknowledges receipt of the Funds to be held in escrow in accordance with the terms and conditions of this Agreement.  Escrow Agent shall hold the Funds, together with all interest earned thereon, in its interest bearing escrow account, in accordance with the following:

(a)                                  Escrow Agent shall hold the Funds, together with all interest earned thereon, in Escrow Agent’s escrow account at                         . or, alternatively, invest the Funds in U.S. treasury obligations, and to the extent the Funds are held at                           , shall cause the Funds to earn interest at                                 ’s then prevailing insured money market rates on deposits of similar size.  Escrow Agent shall have no liability for any fluctuations in the interest rate paid by                                on the Funds, and is not a guarantor thereof.

(b)                                 The Funds shall be held subject to and in accordance with the terms and conditions of the Sale Agreement, and delivered by Escrow Agent, together with the interest earned thereon, as determined in accordance with the Sale Agreement.  If Escrow Agent receives

29

a written notice signed by both Seller and Purchaser that this Agreement has been terminated or canceled, Escrow Agent shall deliver the Funds as directed therein.

(c)                                  If Escrow Agent receives (i) a written request signed by Seller or Purchaser (the “Noticing Party”) stating that the Noticing Party is entitled to the Funds or (ii) a written request signed by Purchaser stating that it is entitled to the Funds or any portion thereof pursuant to the terms and conditions of the Sale Agreement, Escrow Agent shall mail (by certified mail, return receipt requested) a copy of such request to the other party hereto (the “Non-Noticing Party”).  The Non-Noticing Party shall have the right to object to such request for the Funds by written notice of objection delivered to and received by Escrow Agent ten (10) Business Days after the date of Escrow Agent’s mailing of such copy to the Non-Noticing Party, but not thereafter.  If Escrow Agent shall not have so received a written notice of objection from the Non-Noticing Party, Escrow Agent shall deliver the Funds to the Noticing Party.  If Escrow Agent shall have received a written notice of objection within the time herein prescribed, Escrow Agent shall refuse to comply with any requests or demands on it and shall continue to hold the Funds, together with any interest earned thereon, until Escrow Agent receives either (A) a written notice signed by both Seller and Purchaser stating who is entitled to the Funds, (B) a final determination or award in any arbitration proceeding conducted pursuant to the Agreement directing disbursement of the Funds in a specific manner, or (C) a final order of a court of competent jurisdiction directing disbursement of the Funds in a specific manner, in either of which events Escrow Agent shall then disburse the Funds in accordance with such notice or order.  Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with any such requests or demands until and unless it has received a direction of the nature described in clauses (A) (B) and (C) immediately above.

(d)                                 Any notice to Escrow Agent shall be sufficient only if received by Escrow Agent within the applicable time period set forth herein.  All mailings and notices from Escrow Agent to Seller and/or Purchaser, or from Seller and/or Purchaser to Escrow Agent, provided for in this Agreement shall be addressed to the party to receive such notice at its notice address set forth in Section 3 hereof (with copies to be similarly sent to the additional parties therein indicated).

(e)                                  Notwithstanding the foregoing, if Escrow Agent shall have received a written notice of objection as provided for in subparagraph 2(c) above within the time therein prescribed, or shall have received at any time before actual disbursement of the Funds, a written notice signed by either Seller or Purchaser disputing entitlement to the Funds, or shall otherwise believe in good faith at any time that a disagreement or dispute has arisen between the parties hereto over entitlement to the Funds (whether or not litigation has been instituted), Escrow Agent shall have the right, upon written notice to both Seller and Purchaser, (i) to deposit the Funds with the Clerk of the Court in which any litigation is pending and/or (ii) to take such reasonable affirmative steps as it may, at its option, elect in order to terminate its duties as Escrow Agent, including, without limitation, the depositing of the Funds with a court of competent jurisdiction and the commencement of an action for interpleader, the costs thereof to be borne by whichever

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of Seller or Purchaser is the losing party, and thereupon Escrow Agent shall be released of and from all liability hereunder except for any previous gross negligence or willful misconduct.

(f)                                    Escrow Agent is acting hereunder without charge as an accommodation to Seller and Purchaser, it being understood and agreed that Escrow Agent shall not be liable for any error in judgment or any act done or omitted by it in good faith or pursuant to court order, or for any mistake of fact or law.  Escrow Agent shall not incur any liability in acting upon any document or instrument believed thereby to be genuine.  Escrow Agent is hereby released and exculpated from all liability hereunder, except only for willful misconduct or gross negligence.  Escrow Agent may assume that any person purporting to give it any notice on behalf of any party has been authorized to do so.  Escrow Agent shall not be liable for, and Seller and Purchaser hereby jointly and severally agree to indemnify Escrow Agent against, any loss, liability or expense, including reasonable attorney’s fees (either paid to retained attorneys or representing the fair value of legal services rendered by Escrow Agent to itself), arising out of any dispute under this Agreement, including the cost and expense of defending itself against any claim arising hereunder.  Notwithstanding anything to the contrary herein contained, Purchaser agrees that Jenkens & Gilchrist Parker Chapin LLP may represent Seller as Seller’s counsel in any action, suit or other proceeding between Seller and Purchaser or in which Seller and Purchaser may be involved.

3.                                       All notices, certificates and other communications permitted hereunder shall be in writing and may be served and given personally or by recognized overnight mail carrier, addressed as follows and shall be deemed delivered as set forth in the Sale Agreement:

If to Seller, to:

Attention:
Telecopier No.:

With a copy to:

Attention:
Telecopier No.:

If to Purchaser, to:

Attention:
Telecopier No.:

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With a copy to:

Attention:
Telecopier No.:

If to Escrow Agent:

Attention:
Telecopier No.:

Each party may, by notice as aforesaid, designate such other person or persons and/or such other address or addresses for the receipt of notices.  Except as specified in Section 2 hereof, copies of all notices, certificates or other communications relating to this Agreement in respect to which Escrow Agent is not the addressee or sender shall be sent to Escrow Agent in the manner hereinabove set forth.

4.                                       This Agreement shall be binding on and inure to the benefit of all parties hereto and their respective successors and permitted assigns and may not be modified or amended orally, but only in writing signed by all parties hereto.  Neither Seller nor Purchaser may assign its rights or obligations under this Agreement to any party other than a party to whom Seller or Purchaser, as applicable, assigns its right, title and interest in, to and under the Sale Agreement to the extent permitted thereunder and no permitted assignment by Seller or Purchaser shall be effective unless and until such party shall have delivered to Escrow Agent (i) written notice of such assignment and (ii) an assumption agreement with respect to all of the obligations of the assigning party hereunder.

5.                                       The undersigned hereby submit to personal jurisdiction in the State of New York for all matters, if any, which shall arise with respect to this Agreement, and waive any and all rights under the law of any other state or country to object to jurisdiction within the State of New York or to institute a claim of forum non conveniens with respect to any court in the State of New York for the purposes of litigation with respect to this Agreement.

6.                                       Each part of this Agreement is intended to be severable.  If any term, covenant, condition or provision of this Agreement is held to be unlawful, invalid or unenforceable by a court of competent jurisdiction, to the extent permitted by law, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the parties.

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7.                                       This Agreement may be executed in any number of counterparts, each counterpart for all purposes being deemed an original, and all such counterparts shall together constitute only one and the same agreement.

8.                                       If Purchaser does not make a claim under the Sale Agreement on or prior to 5:00 PM Eastern Standard Time on the date that is one hundred eighty (180) days after the date of Closing, Escrow Agent shall disburse the Funds, together with all interest thereon, to Seller or as Seller shall direct.  If Purchaser makes a claim in accordance with the Sale Agreement on or prior to 5:00 PM Eastern Standard time on the date that is one hundred eighty (180) days after the date of Closing, the Funds shall not be disbursed until final disposition of the breach asserted in such claim, upon which Escrow Agent shall disburse the Funds together with all interest earned thereon, in accordance with such final disposition.

9.                                       Nothing herein is intended to modify or amend the provisions of the Sale Agreement, and in the event of a conflict between the provisions hereof and the provisions of the Sale Agreement as to rights or obligations of Purchaser and Seller, the provisions of the Sale Agreement shall govern.  Seller and Purchaser each agrees that it will not give any notice or require or make any demands or objections in respect of the Funds or any part thereof which is contrary to or inconsistent with the provisions of the Sale Agreement, and the Escrow Agent shall disburse the Funds in accordance with the provisions of the Sale Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the day and year first written above.

SELLER:

PURCHASER:

ACKNOWLEDGED AND AGREED:

as Escrow Agent

By:
Name:
Title:

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EXHIBIT W

(Certificate of Formation of the Company)

35

EXHIBIT X

(Assignment and Assumption of Ground Lease)

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

KNOW ALL MEN BY THESE PRESENTS, that 625 MADISON AVENUE ASSOCIATES, L.P., a New York limited partnership, having an office at 625 Madison Avenue, Suite 10B, New York, New York 10022 (the “Assignor”), for good and valuable consideration the receipt and sufficiency whereof are hereby acknowledged by the parties hereto, hereby assigns, transfers, delivers, grants, releases and sets over to GREEN 625 LESSEE LLC, a Delaware limited liability company, having an office at 420 Lexington Avenue, New York, New York 10170 (the “Assignee”) the leasehold estate created by that certain Lease, made as of July 1, 1980, between Mary Hitchcock Childs and Thomas Parsons, III as Trustees under the Last Will and Testament of Constance C. Childs, deceased, Robert Crimmins, William Ewing, Jr. and Henry S. Patterson, II, as Trustees, under Agreement dated December 22, 1969, and Grace S. Jennings, as lessor, and 625 Madison Avenue Associates (which subsequently changed its name to 625 Madison Avenue Associates, L.P.), as lessee, and recorded March 24, 1986 in the Office of the City Register, New York County, New York in Reel 1041 Page 1282 as modified by that certain First Amendment of Lease, made as of April 18, 2001, between 625 Management Committee, as lessor, and Assignor, as lessee, and recorded April 29, 2002 in the Office of the City Register, New York County, New York in Reel 3500 Page 1093 and as further modified by that certain Second Amendment of Lease, made as of October 10, 2003, between 625 Management Committee, as lessor, and Assignor, as lessee, recorded February 3, 2004 in the Office of the City Register, New York County, New York under CAFN 2004000064361 (as so modified and amended, the “Ground Lease”).  The Ground Lease covers all that certain lot, piece or parcel of land described in on Exhibit A attached hereto and made a part hereof together with the building and improvements thereon more commonly known as 625 Madison Avenue, New York, New York.

TO HAVE AND TO HOLD the same unto the Assignee, its legal representatives and successors and assigns, from and after the date hereof for all the rest of the term of the Ground Lease, subject to the rents, terms, covenants, conditions and provisions of the Ground Lease.

The Assignee hereby accepts and assumes all right, title and interest of Assignor, to and under the Ground Lease, and the Assignee, for the benefit of the Assignor and the lessor under the Ground Lease, assumes and covenants and agrees to perform and observe, on behalf of the Assignee, the legal representatives and the successors and assigns of the Assignee, all the terms, covenants and conditions of the Ground Lease to be performed and observed by the lessee under the Ground Lease [after the date of delivery of this assignment] and to be bound by all the other provisions of the Ground Lease [after the date of delivery of this assignment], including all accrued liabilities and obligations of the Assignor under the Ground Lease and including all liabilities and obligations of the Assignor [originating before and] accruing after the effective date of this assignment.

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Assignee hereby unconditionally, absolutely and irrevocably agrees to indemnify and hold Assignor harmless of, from and against any and all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses, including, without limitation, attorneys’ fees, arising out of, in connection with or accruing under the Ground Lease on and after the date hereof.

The covenants and agreements herein contained of the Assignee shall be binding upon the Assignee, its legal representatives, successors and assigns.

Assignor, in compliance with Section 13 of the New York Lien Law, covenants that it will receive the consideration for this assignment and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of improvement and will apply the same first to the payment of the cost of the improvement before using any part of the same for any other purpose.  Except as provided in this paragraph and except as set forth in that certain Purchase, Sale and Contribution Agreement (the “Contract”), dated as of August       , 2004 among Assignor, certain beneficial owners of Assignor (“Transferors”) and SL Green Operating Partnership, L.P. (a beneficial owner of Assignee), this assignment is made without recourse against Assignor or Transferor and without any covenants, representations or warranties, express or implied, by Assignor or Transferors of any kind or nature whatsoever.

IN WITNESS WHEREOF, the Assignor and the Assignee have duly executed this instrument as of the          day of                   , 2004.

ASSIGNOR:

625 MADISON AVENUE ASSOCIATES, L.P.
a New York limited partnership

By:	Six Madison, L.P. its sole General Partner

By:	Six Associates GP Co. LLC,
its sole General Partner

By:
Steven D. Robinson
Manager

ASSIGNEE:

GREEN 625 LESSEE, LLC
a Delaware limited liability company

By:
Name:
Title:

37

STATE OF NEW YORK            )

: ss.

COUNTY OF NEW YORK        )

On the          day of                     , 2004, before me, the undersigned, personally appeared                                           , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF NEW YORK            )

: ss.

COUNTY OF NEW YORK        )

On the          day of                     , 2004, before me, the undersigned, personally appeared                                           , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

38

EXHIBIT A

All that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of Madison Avenue with the northerly side of 58th Street; and

RUNNING THENCE easterly along the northerly side of 58th Street, one hundred fifty (l50) feet;

THENCE northerly parallel with Madison Avenue, one hundred (l00) feet five (5) inches;

THENCE easterly and parallel with 58th Street, fifty (50) feet;

THENCE northerly and parallel with Madison Avenue, one hundred (l00) feet five (5) inches to the southerly side of 59th Street;

THENCE westerly along the southerly side of 59th Street, two hundred (200) feet to a point formed by the intersection of the easterly side of Madison Avenue and the southerly side of 59th Street; and

THENCE southerly along the easterly side of Madison Avenue two hundred (200) feet ten (l0) inches to the point or place of BEGINNING.

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EXHIBIT Y

(Assignment and Assumption of Leases)

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

KNOW THAT 625 MADISON AVENUE ASSOCIATES, L.P., a New York limited partnership, having an address at 625 Madison Avenue, Suite 10B, New York, New York 10022 (“Assignor”), in consideration of the sum of TEN ($10.00) DOLLARS and other good and valuable consideration in hand paid by GREEN 625 LESSEE LLC, a Delaware limited liability company, having an address at 420 Lexington Avenue, New York, New York 10170 (“Assignee”), the receipt and sufficiency whereof is hereby acknowledged, does hereby convey, grant, transfer, set over and assign to Assignee all right, title and interest of Assignor in and to:

19.                                 Except as to the claims and rights expressly reserved to Assignor and Transferors (as hereinafter defined) under Section      of that certain Purchase, Sale and Contribution Agreement (the “Contract”), dated as of August     , 2004, among Assignor, certain beneficial owners of Assignor (“Transferors”) and SL Green Operating Partnership, L.P. (a beneficial owner of Assignee), the leases (the “Leases”) set forth on Exhibit A annexed hereto and made a part hereof with regard to the premises located in the City of New York, County of New York and State of New York, known as 625 Madison Avenue, New York, New York (collectively, the “Premises”);

20.                                 In accordance with Section 12.1(j) of the Contract, all tenant security deposits (collectively, the “Security Deposits”) held by Assignor or its agents under the Leases; and

21.                                 The collateral guarantees (the “Guarantees”), with respect to the performance of the tenants’ obligations under the respective Leases, which Guarantees are more particularly described on Exhibit A annexed hereto and made a part hereof.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from the date hereof, subject to the terms, conditions and provisions of the Leases.  This assignment is made without recourse against Assignor or Transferors of any kind or nature whatsoever, except as provided in the Contract.

The conveyance herein is made subject to the Loan Documents (as defined in the Contract).

This Assignment and Assumption is made without covenants, warranty or representation, express or implied, by Assignor or Transferors of any kind or nature whatsoever, except as provided in the Contract.

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Assignee hereby assumes and will perform and observe all of the terms, covenants and conditions contained in the Leases on the landlord’s part to be performed and observed arising on or after the date hereof.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed and delivered this Assignment and Assumption as of this            day of                 , 2004.

ASSIGNOR

625 MADISON AVENUE ASSOCIATES, L.P.
a New York limited partnership

By:	Six Madison, L.P. its sole General Partner

By:	Six Associates GP Co. LLC,
its sole General Partner

By:
Steven D. Robinson
Manager

ASSIGNEE

GREEN 625 LESSEE, LLC
a Delaware limited liability company

By:
Name:
Title:

41

STATE OF NEW YORK            )

: ss.

COUNTY OF NEW YORK        )

On the          day of                     , 2004, before me, the undersigned, personally appeared                                           , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF NEW YORK            )

: ss.

COUNTY OF NEW YORK        )

On the          day of                     , 2004, before me, the undersigned, personally appeared                                           , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

42

EXHIBIT A

TO ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT

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EXHIBIT Z

(Assignment and Assumption of Services Contracts)

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

KNOW THAT 625 MADISON AVENUE ASSOCIATES, L.P., a New York limited partnership, having an address at 625 Madison Avenue, Suite 10B, New York, New York 10022 (“Assignor”), in consideration of the sum of TEN ($10.00) DOLLARS and other good and valuable consideration in hand paid by GREEN 625 LESSEE LLC, a Delaware limited liability company, having an address at 420 Lexington Avenue, New York, New York 10170 (“Assignee”), the receipt and sufficiency whereof is hereby acknowledged, does hereby convey, grant, transfer, set over and assign to Assignee all right, title and interest of Assignor in and to:

1.                                       The Service Contracts (the “Service Contracts”) set forth on Exhibit A annexed hereto and made a part hereof with regard to the premises located in the City of New York, County of New York and State of New York, known as 625 Madison Avenue, New York, New York (collectively, the “Premises”);

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from the date hereof, subject to the terms, conditions and provisions of the Contracts.  This assignment is made without recourse against Assignor or Transferors (as defined in that certain Purchase, Sale and Contribution Agreement (the “Contract”), dated as of August     , 2004, among Assignor, certain beneficial owners of Assignor (“Transferors”) and SL Green Operating Partnership, L.P. (a beneficial owner of Assignee)) of any kind or nature whatsoever, except as provided in the Contract.

This Assignment and Assumption is made without covenants, warranty or representation, express or implied, by Assignor or Transferors of any kind or nature whatsoever, except as provided in the Contract.

Assignee hereby assumes and will perform and observe all of the terms, covenants and conditions contained in the Service Contracts on the Assignor’s part to be performed and observed arising on or after the date hereof,

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EXHIBIT AA

(Assignment and Assumption of Membership Interests)

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS

KNOW ALL MEN BY THESE PRESENTS, that                                                        (the “Assignor”), in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration in hand paid by SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 420 Lexington Avenue, New York, New York 10170 (“Assignee”), the receipt and sufficiency whereof is hereby acknowledged, does hereby convey, grant, transfer, set over and assign to Assignee all of Assignor’s legal and beneficial ownership interest in       % of the membership interests (the “Membership Interests”) in GREEN 625 LESSEE LLC, a Delaware limited liability company (the “Company”, including, without limitation, all of [his, her or its] right, title and interest in the assets, capital, profits, losses, gains, credits, deductions and other allocations, cash flow, and other distributions (ordinary and extraordinary) of the Company in respect of all periods on and after the date hereof.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof. This assignment is made without representation, warranty, covenant or recourse against Assignor of any kind or nature except as provided in that certain Purchase, Sale and Contribution Agreement dated as of August     , 2004, among Assignor, certain other beneficial owners of the Company or their predecessors-in-interest, 625 Madison Avenue Associates, L.P., a New York limited partnership, and Assignee.

The Assignee hereby accepts the Membership Interest and assumes and covenants and agrees to perform and observe, on behalf of the Assignee, the legal representatives and the successors and assigns of the Assignee, all of the terms, covenants and conditions of the Limited Liability Company Operating Agreement of the Company dated as of the date hereof first arising on or after the date hereof.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed and delivered this Assignment and Assumption of Membership Interests as of this      day of                         , 2004.

ASSIGNOR:

ASSIGNEE:
SL GREEN OPERATING PARTNERSHIP, L.P.
By:

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EXHIBIT BB

(Tenant Estoppel Certificate)

LEASE ESTOPPEL CERTIFICATE

TO:                            625 Madison Avenue Associates, L.P.
625 Madison Avenue
Suite 10B
New York, New York  10022

SL Green Operating Partnership, L.P.
420 Lexington Avenue
New York, New York  10170

                                     (“Tenant”) hereby certifies as follows:

1.                                       The undersigned is the Tenant under that certain Lease, dated as of                  (the “Lease”), executed by 625 Madison Avenue Associates, L.P. (“Landlord”), as landlord, and the undersigned, as tenant, which Lease is in full force and effect and has not been (further) modified.

2.                                       Tenant has paid all Fixed Rent (as defined in the Lease), additional rent and other items of Rental (as defined in the Lease) through                       .

3.                                       To the best knowledge of Tenant, Landlord is not in default under the Lease.

Dated:  As of                     , 2004

TENANT:

By:
Name:
Title:

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EXHIBIT CC

(Union Employees)

All Maintenance Employees set forth below are union employees and are in Local 94):

Martin Mulligan – Chief Engineer (Local 94)

Sean Leonard – Engineer (Local 94)

Leo Reynolds – Engineer (Local 94)

Mohammed Zaker – Engineer (Local 94)

William Howell – Helper (Local 94)

47